SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WELLS FARGO & COMPANY

March 14, 2013

Dear Stockholder:

The 2013 annual meeting of stockholders of Wells Fargo & Company will be held on April 23, 2013 at 8:30 a.m., Mountain time, in The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah. Please read the notice of meeting and proxy statement accompanying this letter carefully so that you will know what you are being asked to vote on at the meeting and what you will need to do if you want to attend the meeting in person.

Our proxy materials are available over the internet, and most of our stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice.

Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. The notice and the proxy statement contain instructions on how you can vote your shares over the internet, by telephone, or by mail. If you need help at the meeting because of a disability, please call us at 1-866-878-5865, at least one week in advance of the meeting.

Thank you for your interest in Wells Fargo.

Sincerely,

John G. Stumpf Chairman, President and Chief Executive Officer

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Tuesday, April 23, 2013, at 8:30 a.m., Mountain time

PLACE:	The Grand America Hotel 555 South Main Street Salt Lake City, Utah 84111

ITEMS OF BUSINESS:	(1) Elect as directors the 14 nominees named in the accompanying proxy statement;

(2) Vote on an advisory resolution to approve executive compensation;

(3) Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan;

(4) Ratify the appointment of the Company’s independent registered public accounting firm for 2013;

(5) Vote on a stockholder proposal to adopt a policy requiring an independent chairman, if properly presented;

(6) Vote on a stockholder proposal to provide a report on the Company’s lobbying policies and practices, if properly presented;

(7) Vote on a stockholder proposal to review and report on internal controls over the Company’s mortgage servicing and foreclosure practices, if properly presented; and

(8) Consider any other business properly brought before the meeting.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on February 26, 2013.

VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares over the internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see the information beginning on page 5 of the proxy statement. Please call us at 1-866-878-5865, if you need directions to attend the meeting and vote in person.

MEETING ADMISSION:	You may attend the meeting only if you owned shares of our common stock at the close of business on February 26, 2013. If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described beginning on page 7 of the proxy statement. If you do not comply with these procedures, you will not be admitted to the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2013. Wells Fargo’s 2013 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2012 are available at: www.ematerials.com/wfc.

By Order of the Board of Directors,

Anthony R. Augliera Corporate Secretary

This notice and the accompanying proxy statement, 2012 annual report, and proxy card or voting instruction form were first made available to stockholders beginning on or about March 14, 2013.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time:	Tuesday, April 23, 2013 at 8:30 a.m., Mountain time
Place:	The Grand America Hotel 555 South Main Street Salt Lake City, Utah 84111
Record Date and Voting:	Only common stockholders as of the record date, February 26, 2013, are entitled to vote
Meeting Admission Requirements:	Only common stockholders and their duly appointed legal proxies who present the required identification and proof of stock ownership as of the record date will be admitted to the meeting.

Items of Business and Voting Recommendations

Items for Vote	Board Recommendation
1. Elect 14 directors	FOR all nominees
2. Advisory resolution to approve executive compensation (say-on-pay)	FOR
3. Approve the Amended and Restated Long-Term Incentive Compensation Plan	FOR
4. Ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2013	FOR
5-7. Three stockholder proposals	AGAINST all proposals

Election of Directors (Item 1)

The following table provides summary information about each director nominee for election at the annual meeting.

Nominee	Age	Director Since	Independent	Principal Occupation or Affiliation	Committees
John D. Baker II	64	2009	Yes	Executive Chairman and Director, Patriot Transportation Holding, Inc., Jacksonville, Florida (motor carrier and real estate company)	Audit and Examination; Corporate Responsibility; Credit
Elaine L. Chao	59	2011	Yes	Distinguished Fellow, Heritage Foundation, Washington, D.C. (educational and research organization)	Credit; Finance
John S. Chen	57	2006	Yes	Retired Chairman and Chief Executive Officer, Sybase, Inc., Dublin, California (computer software)	Human Resources

i

Nominee	Age	Director Since	Independent	Principal Occupation or Affiliation	Committees
Lloyd H. Dean	62	2005	Yes	President, Chief Executive Officer and Director, Dignity Health, San Francisco, California (health care)	Corporate Responsibility; Governance and Nominating; Human Resources; Risk
Susan E. Engel	66	1998	Yes	Chief Executive Officer, Portero, Inc., New York, New York (online retailer)	Credit; Finance; Human Resources
Enrique Hernandez, Jr.	57	2003	Yes	Chairman, President, Chief Executive Officer and Director, Inter-Con Security Systems, Inc., Pasadena, California (security services)	Audit and Examination; Corporate Responsibility; Finance; Risk
Donald M. James	64	2009	Yes	Chairman, Chief Executive Officer and Director, Vulcan Materials Company, Birmingham, Alabama (construction materials)	Finance; Human Resources
Cynthia H. Milligan	66	1992	Yes	Dean Emeritus, College of Business Administration, University of Nebraska-Lincoln, Lincoln, Nebraska (higher education)	Corporate Responsibility; Credit; Governance and Nominating; Risk
Federico F. Peña	66	2011	Yes	Senior Advisor, Vestar Capital Partners, Denver, Colorado (private equity firm)	Audit and Examination; Governance and Nominating
Howard V. Richardson	62	2013	Yes	Retired Partner, PricewaterhouseCoopers LLP, New York, New York (accounting and auditing firm)	Audit and Examination
Judith M. Runstad	68	1998	Yes	Former Partner and currently Of Counsel, Foster Pepper PLLC, Seattle, Washington (law firm)	Corporate Responsibility; Credit; Finance; Risk
Stephen W. Sanger	66	2003	Yes	Retired Chairman and Chief Executive Officer, General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor)	Governance and Nominating; Human Resources; Risk
John G. Stumpf	59	2006	No	Chairman, Chief Executive Officer and President, Wells Fargo & Company, San Francisco, California	N/A
Susan G. Swenson	64	1994	Yes	Retired President and Chief Executive Officer, Sage Software-North America, Inc., United Kingdom (business management software and services supplier)	Audit and Examination; Governance and Nominating

The Board recommends you vote FOR each of the nominees named above.

Corporate Governance

Director Elections

•	Annual elections
•	Directors elected by a majority of votes cast in uncontested elections, by plurality vote in contested elections

Board Independence

•	13 of 14 director nominees are independent
•	All standing Board committees consist solely of independent directors
•	Lead Director—Stephen W. Sanger

Corporate Governance Highlights

•	Full Board meetings during last fiscal year—9
•	Meetings in executive session without management—7
•	96% average attendance by directors at Board and committee meetings
•	100% of non-management directors serve on four or fewer public company boards
•

Lead director and senior management participate in annual investor outreach program with the Company’s largest institutional investors to discuss and obtain feedback on corporate governance and executive compensation matters

•	Board members and governance policies disclosed on Company’s website at:

https://www.wellsfargo.com/about/corporate/corporate_governance.

•	The Board and its committees may retain their own advisors without management approval and at the Company’s expense
•	Robust stock ownership and retention policies for our non-management directors and executive officers
¡	Non-management directors must own stock equal to five times annual cash retainer within five years of election to Board, and retain for one year after Board service ends
¡	Executive officers must retain 50% of after-tax profit shares (assuming a 50% tax rate) acquired upon exercise of options or vesting of stock awards for one year following retirement
•	Directors and executive officers prohibited under our Codes of Ethics from engaging in short-selling or hedging transactions involving Company securities

Executive Compensation and Advisory Resolution

to Approve Executive Compensation (Say-on-Pay) (Item 2)

We highlight below the Company’s 2012 performance and 2012 compensation decisions for our named executives—John G. Stumpf (CEO), Timothy J. Sloan (CFO), David M. Carroll, David A. Hoyt, Avid Modjtabai and Carrie L. Tolstedt.

2012 Company Performance Highlights

Wells Fargo had record net income and EPS in 2012 despite an uneven economic recovery and a challenging interest rate environment. We continued to lead the financial services industry in areas key to our customers’ financial success and critical to the economy, including small business, home, and auto lending. At the same time, we remained focused on managing costs by serving our customers more efficiently but without forgoing opportunities to earn more of their business, such as helping more than 2 million customers refinance or purchase a home. We continued to benefit in other ways from our diversified business model, growing loans and deposits and increasing capital even as we returned more of it to our stockholders through higher dividends and additional share repurchases. We also continued to reduce our credit losses, nonperforming assets and liquidating loan portfolio balances, and resolved a number of significant mortgage-related legal matters.

2012 Compensation Highlights

Based on application of our compensation principles to the Company’s 2012 results, consideration of the Company’s performance and the individual performance of the named executives, and the other relevant factors described in the CD&A, the HRC approved the 2012 compensation actions shown in the table below for the named executives. The table is not a substitute for, and should be read together with the Summary Compensation Table which presents 2012 named executive compensation in accordance with SEC disclosure rules and includes additional compensation elements and other important information.

Named Executive	Base Salary ($)		Annual Incentive Award ($)(1)	Long-Term Equity Incentive Award ($)(2)	Total ($)
John G. Stumpf	2,800,000		4,000,000	12,500,000	19,300,000
Timothy J. Sloan	1,700,000	(3)	1,600,000	5,500,000	8,800,000
David M. Carroll	1,500,000		1,425,000	5,500,000	8,425,000
David A. Hoyt	2,000,000		1,900,000	6,750,000	10,650,000
Avid Modjtabai	1,500,000		1,425,000	5,500,000	8,425,000
Carrie L. Tolstedt	1,700,000		1,530,000	5,500,000	8,730,000

(1)	A portion of the award was paid in RSRs that vest over three years as described in the CD&A under “—2012 Compensation Actions for Named Executives; 2012 Annual Incentive Compensation.”

(2)	Dollar value of 2012 grant of Performance Shares at “target.” Actual pay delivered or realized will be determined in first quarter 2015 and may range from zero to 150% of the target shares depending on Company performance. See the CD&A under “—2012 Compensation Actions for Named Executives; 2012 Long-Term Incentive Compensation” for additional information.

(3)	Annual rate effective March 11, 2012. See the CD&A under “—2012 Compensation Actions for Named Executives; 2012 and 2013 Annual Base Salaries.”

For 2012, the HRC maintained the relative balance between annual fixed compensation and annual variable “at risk” compensation, and continued to weight long-term compensation over annual, and equity compensation over cash. The table below shows the CEO’s and the average of the other named executives’ 2012 base salary, annual incentive award and target long-term equity incentive grant value as a percentage of the total in the table above, as well as the relative percentage of equity compensation to that total.

	Fixed	Variable “At-Risk”
	Base Salary	Annual Incentive(1)	Long-Term Incentive	Equity*
CEO	14%	21%	65%	70%
Non-CEO Average	19%	17%	64%	66%

*	Includes the portion of the annual incentive award paid in RSRs that vest over three years.

Advisory Resolution to Approve Executive Compensation (Say-on-Pay)

The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s named executives. The HRC believes its 2012 compensation decisions were consistent with our compensation principles, they will benefit stockholders for short-term and long-term

Company performance, and the compensation paid to the named executives for 2012 was reasonable and appropriate. Although your vote is advisory and not binding on the Company, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when making future executive compensation decisions for named executives.

Approve Amended and Restated Long-Term Incentive Compensation Plan (Item 3)

The Board is asking our stockholders to approve the Amended and Restated Long-Term Incentive Compensation Plan (LTICP), including the Performance-Based Compensation Policy incorporated into the LTICP (previously a separate document). The Board believes that the LTICP is an important way to attract, retain and motivate key team members and directors to produce growth in stockholder value and provide incentive compensation. In addition to the other amendments to the LTICP discussed in Item 3 below, the Board believes the additional 150 million shares for which we are requesting approval will provide a reasonable pool of equity awards that will allow us to continue using equity awards as a fundamental part of our compensation framework in alignment with our compensation principles. Based on our current grant practices and possible business growth, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately four to five years. The actual number of years could be influenced by a number of factors, including business growth, stock price, competitive pay practices, regulatory requirements, and our continued use of performance-based awards.

One of the requirements under IRC Section 162(m) is that at least every five years our stockholders must approve the material terms of the performance goals or criteria pursuant to which incentive compensation intended to qualify as “performance-based compensation” is paid in order to be deductible by the Company for federal income tax purposes. Approval of Item 3 will constitute stockholder approval of the performance goals or criteria in the LTICP (including the Performance Policy portion). Stockholders last approved an amendment and restatement of the LTICP in 2008 and an amendment thereto in 2009 and last approved the Performance Policy in 2008.

The Board recommends that you vote FOR the approval of the Amended and Restated LTICP.

Ratify Appointment of Independent Registered Public Accounting Firm (Item 4)

As a matter of good corporate governance, the Board is asking our stockholders to ratify the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2013.

The Board recommends that you vote FOR the ratification of KPMG as our independent registered public accounting firm for 2013.

Stockholder Proposals (Items 5 through 7)

Stockholders are being asked to vote on three stockholder proposals to:

•	Adopt a policy to require an independent chairman
•	Provide a report on the Company’s lobbying policies and practices
•	Review and report on internal controls over the Company’s mortgage servicing and foreclosure practices

The Board recommends that stockholders vote AGAINST each stockholder proposal for the reasons stated under “Stockholder Proposals” in this proxy statement.

v

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

GENERAL INFORMATION

You are invited to attend Wells Fargo’s 2013 annual meeting of stockholders and are entitled and requested to vote on the items of business described in this proxy statement. Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting. In this proxy statement, we refer to the notice of the 2013 annual meeting of stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2012, and the proxy card or voting instruction form as our “proxy materials.”

In this proxy statement, the “Company,” “Wells Fargo,” “we,” “our,” or “us” all refer to the company named Wells Fargo & Company and its subsidiaries. We use abbreviations and other defined terms in this proxy statement. Please refer to the Glossary of Commonly Used Terms for definitions of the abbreviations and other terms frequently used in this proxy statement.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the proxy materials?

We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Tuesday, April 23, 2013 or at any adjournments or postponements of this meeting. The proxy materials were first made available to stockholders beginning on or about March 14, 2013.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. If you participate in one of the Company Plans, then you will receive a “voting instruction form and proxy card” to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the annual meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the annual meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the meeting.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 14, 2013, we sent to most of our stockholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How can I receive my proxy materials electronically in the future?

Although you may request to receive paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials by e-mail in the future, follow the instructions described below or on the notice.

If we sent you paper copies of the proxy materials or the notice of internet availability of the proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www.ematerials.com/wfc and follow the instructions for requesting meeting materials or call 1-866-697-9377.

• Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

What is “householding”?

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #D1053-300

301 South College Street, 30th Floor

Charlotte, North Carolina 28202

Attention: Corporate Secretary

1-866-697-9377

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have retained AST Phoenix Advisors to help the Board solicit proxies. We expect to pay $17,500 plus out-of-pocket expenses for its help. Members of the Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE ANNUAL MEETING

What will I be voting on at the annual meeting?

This year you will be asked to vote on the following items of business:

•	The election of the 14 director nominees named in this proxy statement (Item 1);

•	An advisory resolution to approve executive compensation (Item 2);

•	A proposal to approve the Company’s Amended and Restated LTICP (Item 3);

•	The ratification of KPMG as our independent registered public accounting firm for 2013 (Item 4); and

•

If properly presented at the meeting, three stockholder proposals to: adopt a policy requiring an independent chairman (Item 5); provide a report on the Company’s lobbying policies and practices (Item 6); and review and report on internal controls over the Company’s mortgage servicing and foreclosure practices (Item 7).

As far as we know, stockholders will vote at the annual meeting only on the items listed above. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

•	FOR all the director nominees named in this proxy statement (Item 1);

•	FOR the advisory resolution to approve executive compensation (Item 2);

•	FOR the approval of the Amended and Restated LTICP (Item 3);

•	FOR the ratification of KPMG as our independent registered public accounting firm for 2013 (Item 4); and

•	AGAINST each of the stockholder proposals (Items 5 through 7).

Who can vote at the annual meeting?

We are required under Delaware law to establish a record date for the annual meeting so we can determine which stockholders are entitled to notice of, and to vote at the meeting. The Board has determined that the record date for the annual meeting is February 26, 2013. Stockholders who owned shares of our common stock as of the close of business on that date can vote at the meeting. On that date, we had 5,273,850,272 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 14 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How do I vote if I don’t attend the annual meeting?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to www.eproxy.com/wfc and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the notice of internet availability of proxy materials or proxy card you received.

• By Telephone	You may vote by telephone by calling 1-800-560-1965 and following the recorded instructions. To vote by telephone, you will also need your control number referred to above.

• By Mail	You may vote by completing, signing, dating, and returning the proxy card you received in the mail, if you received paper copies of the proxy materials.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the notice of internet availability of proxy materials you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity, by mail by completing, signing, and returning the form you received. You should check your voting instruction form to see if internet or telephone voting is available to you.

If you received more than one notice of internet availability of proxy materials or proxy card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

If you vote using one of the methods described above, you will be designating Hope A. Hardison, Michael J. Loughlin, and James M. Strother, each of whom is a Company officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations above. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

Can I vote in person at the annual meeting?

Yes. If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote the shares I hold in the Company 401(k) Plan or the Company Stock Purchase Plan?

If you participate in any of the Company Plans, you received a separate voting instruction form and proxy card with your proxy materials for each plan in which you participate. The voting instruction form and proxy card reflects all shares of our common stock you may vote under the particular plan as of the record date. If you participate in any of the Company Plans and you have a Company e-mail address, you received the proxy materials by e-mail. Participants who do not have a Company e-mail address received paper copies of the proxy materials.

Under the terms of the Company 401(k) Plan, the trustee of the plan will vote any shares you hold in the plan, but you have the right to instruct the trustee how to vote these shares. You can instruct the 401(k) Plan trustee how to vote your 401(k) Plan shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. All of the voting instructions and votes given by participants in the Company 401(k) Plan will be tabulated and the voting results for the Company 401(k) Plan will be provided to the plan trustee. If you do not instruct the trustee how to vote your 401(k) Plan shares, the trustee will vote them in proportion to the voting instructions the trustee actually receives from all other 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA.

Under the Company SPP, you can vote all of your Company SPP shares directly through the custodian for the Company SPP. You can direct the Company SPP custodian to vote your Company SPP shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. If you do not provide voting directions for your Company SPP shares, these shares will not be voted.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•

Submitting timely written notice of revocation to our Corporate Secretary, Anthony R. Augliera, at MAC #D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline shown in the table below; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person. If you participate in the Company Plans, you may change your vote by submitting new voting instructions to the trustee or custodian of the plan before the applicable deadline shown below.

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., Central time, on April 22, 2013
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., Eastern time, on April 22, 2013
A participant in the Company Plans	• Mail • Internet or telephone	• By April 20, 2013 By 11:59 p.m., Eastern time, on April 21, 2013

Are there any rules for admission to the annual meeting?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were a registered stockholder or held your shares in street name or in one of the Company Plans on the record date by:

➢	verifying your name and stock ownership against our list of registered stockholders; or

➢

reviewing other evidence of your stock ownership that shows your current name and address, such as a copy of your most recent brokerage or bank statement or your notice of internet availability of proxy materials for the 2013 annual meeting (internet notice), if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans; or

•	You are validly acting as proxy;

➢	for a registered stockholder as of the record date, by reviewing a written legal proxy granted to you and signed by the registered stockholder; or

➢

for a street name holder as of the record date, by reviewing a written legal proxy from a brokerage firm or bank holding the shares to the street name holder that is assignable, and a written legal proxy to you signed by the street name holder, together with a brokerage or bank statement or internet notice showing the street name holder’s shares as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on February 26, 2013, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, internet notice, or your plan statement if you are a participant in one of the Company Plans, as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. We will not be able to accommodate guests at the annual meeting. The annual meeting will begin at 8:30 a.m. Mountain time. Please allow ample time for the admission procedures described above.

The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

What is a broker non-vote?

The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers only the proposal to ratify our independent auditors (Item 4) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote. If the NYSE does not consider a matter routine (Items 1 through 3 and 5 through 7), then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Therefore, your broker will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.” It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine items is counted.

How many votes must be present to hold the annual meeting?

A quorum must be present before we can conduct any business at the meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date to be present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes.

What vote is required to approve each item?

•

Election of Directors (Item 1).    Under our By-Laws, a nominee for director will be elected to the Board if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on the director resignation provisions in our Corporate Governance Guidelines, see the information under “Director Election Standard” below.

•

Advisory Resolution to Approve Executive Compensation (Item 2).    Under our By-Laws, the advisory resolution to approve executive compensation will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

•

Proposal to Approve the Amended and Restated LTICP (Item 3).    Under our By-Laws and NYSE rules, the proposal to approve the LTICP will be approved if a majority of the shares present in person or by proxy at the meeting and entitled to vote on this item vote “FOR” this item, provided that, as required by NYSE rules, the total votes cast on this item represent over 50% of the issued and outstanding shares of common stock entitled to vote at the annual meeting.

•

Ratification of KPMG (Item 4).    Under our By-Laws, the ratification of KPMG will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

•

Stockholder Proposals (Items 5-7).    Each of the stockholder proposals will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on each of these stockholder proposals vote “FOR” each item.

How are votes counted?

•

Election of Directors (Item 1).    You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker non-votes as either for or against a director, so abstentions and broker non-votes have no effect on the election of a director.

•

Advisory Resolution to Approve Executive Compensation (Item 2).    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on this item and, therefore, will have no effect on the voting results of this item.

•

Proposal to Approve the Amended and Restated LTICP (Item 3).    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on this item at the meeting and will not be included in determining the total votes cast on this item. Under NYSE rules, broker non-votes can have the effect of votes against this item, if the total votes cast on this item do not exceed 50% of our outstanding shares of common stock.

•

Ratification of KPMG (Item 4).    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item.

•

Stockholder Proposals (Items 5-7).    You may vote “FOR” or “AGAINST” each of these items, or “ABSTAIN” from voting on each of these items. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against each of these items. Broker non-votes are not considered to be entitled to vote on these items at the meeting and, therefore, will have no effect on the voting results for these items.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the stockholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

The Inspector of Election and those who count stockholder votes may not be team members of Wells Fargo & Company but may be team members of Wells Fargo Bank who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

Stock Ownership Policies.    To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as stockholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted a stock ownership policy that each non-employee director, after five years on the Board, own stock having a value equal to five times the annual cash retainer we pay them, and maintain at least that stock ownership level while a member of the Board and for one year after service as a director terminates. Until one year following retirement, we require our executive officers to hold shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired upon the exercise of options or vesting of RSRs and Performance Shares, subject to a maximum requirement of ten times the executive officer’s salary at the time of exercise or distribution of an award. Shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Plan and any applicable predecessor director compensation and deferral plans, and shares (or share equivalents) an executive officer holds in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, the Direct Purchase Plan, and shares owned by an executive officer’s spouse. Compliance with these stock ownership requirements is calculated annually and reported to the GNC (for non-employee directors) or to the HRC (for executive officers).

To further strengthen the alignment between stock ownership and your interests as stockholders, our Code of Ethics prohibits all team members, including our executive officers, from engaging in short selling or hedging transactions involving any Company securities, including our common stock. Similarly, our Director Code of Ethics prohibits any member of our Board from engaging in short selling or hedging transactions involving Company securities.

Ownership Table.    The following table shows how many shares of common stock our current directors and nominees for director, our named executives, and all directors and executive officers as a group owned on February 26, 2013, and the number of shares they had the right to acquire within 60 days of that date, including RSRs and Performance Shares that vest within 60 days of that date. This table also shows, as of February 26, 2013, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors and executive officers as a group under the terms of the applicable benefit and deferral plans available to them. None of our directors or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 2/26/13(5)	Common Stock Units(6)(7)	Total(8)
Non-Employee Directors
John D. Baker II	33,470	22,570	41,824	97,864
Elaine L. Chao	150	—	8,850	9,000
John S. Chen	20,850	41,289	11,187	73,326
Lloyd H. Dean	28,998	50,704	11,069	90,771
Susan E. Engel	11,726	65,665	80,325	157,716
Enrique Hernandez, Jr.	21,158	62,177	57,959	141,294
Donald M. James	3,863	23,101	42,321	69,285
Cynthia H. Milligan	58,592	64,784	25,272	148,648
Nicholas G. Moore	2,115	45,602	59,888	107,605
Federico F. Peña	1,275	—	7,546	8,821
Philip J. Quigley	86,310	68,892	129,007	284,209
Howard V. Richardson(4)	150	—	1,427	1,577
Judith M. Runstad	64,473	64,425	23,422	152,320
Stephen W. Sanger	15,357	63,835	74,033	153,225
Susan G. Swenson	75,182	65,889	33,744	174,815

Named Executives
David M. Carroll	142,858	149,571	—	292,429
David A. Hoyt	646,668	3,915,942	114,294	4,676,904
Avid Modjtabai	77,381	745,232	14,505	837,118
Timothy J. Sloan	157,718	2,279,892	36,703	2,474,313
John G. Stumpf*	665,359	6,048,402	71,733	6,785,494
Carrie L. Tolstedt	345,148	2,665,808	29,852	3,040,808
All directors and executive officers as a group (27 persons)(4)	3,164,195	20,524,332	963,301	24,651,828

*	Mr. Stumpf also serves as a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for executive officers include shares of common stock allocated to the account of each executive officer under one or more Company Plans as of February 26, 2013.

(3)	For the following directors, named executives, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•

John D. Baker II, 5,276 shares held in a trust of which he is a co-trustee and a partnership in which he is a managing member; also includes 639 shares held for the benefit of family members as to which he disclaims beneficial ownership;

•	David M. Carroll, 141,622 shares held jointly with spouse;

•	John S. Chen, 4,000 shares held in a trust of which he is a co-trustee;

•	David A. Hoyt, 595,687 shares held in trusts of which he is a co-trustee;

•	Nicholas G. Moore, 1,000 shares held in a trust of which he is a co-trustee;

•	Federico F. Peña, 1,275 shares held in a trust;

•	Philip J. Quigley, 86,310 shares held in a trust of which he is a co-trustee;

•	Judith M. Runstad, 40,000 shares held by spouse;

•	Stephen W. Sanger, 15,357 shares held in trusts of which he is a co-trustee;

•	Timothy J. Sloan, 122,096 shares held jointly with spouse;

•	John G. Stumpf, 561,367 shares held in trusts of which he is a co-trustee, and 5,066 shares held by spouse in an IRA account;

•	Carrie L. Tolstedt, 329,148 shares held in a trust of which she is a co-trustee; and

•	All directors and executive officers as a group, 2,274,209 shares.

(4)

Mr. Richardson and one of our executive officers also own 2,000 and 8,000 shares, respectively, of Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series N, and in each case which represents less than 1% of the outstanding shares of that series of preferred stock.

(5)	Includes the following number of RSRs and 2009 Retention Performance Shares (including dividend equivalents credited as of February 26, 2013) that will vest within 60 days of February 26, 2013: Mr. Stumpf—16,117 RSRs and 599,885 Performance Shares; Mr. Sloan—65,381 RSRs; Mr. Carroll—3,299 RSRs; Mr. Hoyt—6,870 RSRs and 299,942 Performance Shares; Ms. Modjtabai—6,492 RSRs; and Ms. Tolstedt—6,600 RSRs; and all executive officers as a group—233,757 RSRs and 899,827 Performance Shares.

(6)	For executive officers, includes the following common stock units credited to their accounts as of February 26, 2013 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
David M. Carroll	—	—
David A. Hoyt	57,081	57,213
Avid Modjtabai	14,299	206
Timothy J. Sloan	36,703	—
John G. Stumpf	71,733	—
Carrie L. Tolstedt	29,852	—
All executive officers as a group	296,206	59,221

(7)	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 32,613 shares in the aggregate, which will be paid in cash.

(8)	Total does not include the following RSRs and/or target number of Performance Shares (including dividend equivalents credited on that target number as of February 26, 2013) granted under the Company’s LTICP that were not vested as of February 26, 2013, or expected to vest within 60 days after February 26, 2013. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance goals. See also the Outstanding Equity Awards at Fiscal Year-End table.

Name	RSRs	Performance Shares
David M. Carroll	4,748	536,963
David A. Hoyt	119,753	684,998
Avid Modjtabai	4,518	479,620
Timothy J. Sloan	132,234	362,454
John G. Stumpf	23,729	1,227,638
Carrie L. Tolstedt	81,133	572,712
All executive officers as a group	703,728	4,833,445

Principal Stockholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock as of December 31, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Owned
(a)	(b)	(c)

Warren E. Buffett Berkshire Hathaway Inc.(1) 3555 Farnam Street Omaha, Nebraska 68131	466,410,061	8.8%
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	279,195,611	5.3%

(1)	Based on the amended Schedule 13G/A filed on February 14, 2013 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 464,170,061 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffett reports sole voting and dispositive power over 2,240,000 of the shares.

(2)	Based on a Schedule 13G filed on February 11, 2013 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Each of BlackRock and its subsidiaries has sole voting and dispositive power over all reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. We assist our directors and executive officers in complying with these requirements. All reporting persons of the Company satisfied these filing requirements during 2012. In making these disclosures, we are relying on written representations of each reporting person and copies of the reports filed with the SEC.

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set 14 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of Wells Fargo & Company and, except for Howard V. “Rick” Richardson, have been previously elected by our stockholders. Mr. Richardson was elected as a director by the Board effective on January 1, 2013, and is standing for election by our stockholders for the first time at the annual meeting. Nicholas G. Moore, a current director, and Philip J. Quigley, a current director, are not standing for re-election and will retire when their terms expire at the annual meeting. The Board has determined that except for John G. Stumpf, each nominee for election as a director at the annual meeting is an independent director as discussed below under “Director Independence.”

The Board recommends you vote FOR each of the nominees set forth below.

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. In addition, as described below under “Director Election Standard,” each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the resignation.

As described under “Director Nomination Process and Board Diversity” the Board has identified certain minimum qualifications for its directors, including having a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, such as chief executive officer, president or partner, in a large or recognized organization or governmental entity. The Board believes that this particular qualification provides our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk assessment and management, strategic planning, human resources, management succession planning, business development, community affairs, corporate governance, governmental relations, and business operations. The Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas. In addition, the GNC and the Board believe that each nominee brings to the Board his or her own unique diverse background and particular expertise, knowledge, and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics, and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s stockholders.

The following provides information about the nominees, including their age and the year in which they first became a director of the Company, their business experience for at least the past five years, the names of other publicly-held companies (other than the Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each nominee should serve as a director for the Company.

John D. Baker II, 64 Director since 2009

Business Experience:    Mr. Baker has served as Executive Chairman and a director of Patriot Transportation Holding, Inc., Jacksonville, Florida (motor carrier and real estate company) since October 2010. He served as President and Chief Executive Officer of Patriot from February 2008 until October 2010. He served as President from May 1989, and Chief Executive Officer from February 1997 of Florida Rock Industries, Inc., Jacksonville, Florida (construction materials) until November 2007. Mr. Baker also currently serves as Chairman of Panadero Aggregates Holdings LLC, a construction aggregates company located in Jacksonville, Florida.

Other Public Company Directorships:    Patriot Transportation Holding, Inc. and Texas Industries, Inc.; and a former director of Duke Energy Corporation, Florida Rock Industries, Inc., Progress Energy Inc., Vulcan Materials Company, and Wachovia Corporation

Additional Information:    As the CEO or chairman of two public companies during the past 16 years, including a company involved in real estate activities, Mr. Baker brings leadership and executive management experience to the Board. Mr. Baker has led or founded several public and private companies doing business in the Southeast, including recently as the lead investor and senior advisor for a start-up private equity firm, and his entrepreneurial skills and deep knowledge of the business climate in the Southeast provide unique insight into the operating environment of some of the Company’s largest banking markets. Mr. Baker has extensive financial management expertise that he gained as a CEO or chairman, and as a past member of the audit committees of two other public companies and a current member of the Company’s Audit and Examination and Credit Committees. Mr. Baker has a law degree from the University of Florida School of Law, and his experience as a lawyer and former member of the board of a large public utility company also contribute important risk management and regulatory oversight skills to the Board.

Elaine L. Chao, 59 Director since 2011

Business Experience:    Ms. Chao served as the 24th U.S. Secretary of Labor from January 2001 until January 2009. She has been a Distinguished Fellow at the Heritage Foundation, Washington, D.C. (educational and research organization) since January 2009 and from August 1996 until January 2001. She was President and Chief Executive Officer of United Way of America from November 1992 until August 1996. Ms. Chao’s previous government experience also includes serving as Director of the Peace Corps from December 1991 until November 1992 and Deputy Secretary of the U.S. Department of Transportation from April 1989 until December 1991.

Other Public Company Directorships:    Dole Food Company, Inc., News Corporation, and Protective Life Corporation

Additional Information:    As the first Asian Pacific American woman in U.S. history to be appointed to a President’s cabinet and a leader of large high-profile organizations operating in complex regulatory and public policy environments, Ms. Chao has extensive leadership, executive management, and governmental experience, which provide the Board with important expertise as it oversees the Company’s interaction with a wide variety of outside groups in a rapidly changing external environment. Ms. Chao’s skills in building constructive working relationships with diverse stakeholders also provide useful insight for the Company in various social responsibility and community affairs areas as it strives to enhance its relationships in the communities where it does business. Her experience as Secretary of Labor provides the Board with a valuable perspective on workforce issues important for the Company and its over 265,000 team members, and her previous work at two large financial services companies contributes relevant industry experience to the Board. As a current and former board member of a number of prominent public companies, including as the current chair of the governance committee of Dole Food Company and a member of the nominating and corporate governance committee of News Corporation, she also brings additional corporate governance experience to the Board. Ms. Chao has a Master of Business Administration from Harvard Business School.

John S. Chen, 57 Director since 2006	Business Experience: Mr. Chen served as Chairman and Chief Executive Officer of Sybase, Inc., Dublin, California (computer software) from July 2010 until he retired in November 2012. Sybase is a wholly-owned subsidiary of SAP AG, Walldorf, Germany. He also served as Chairman, Chief Executive Officer, President, and as a director of Sybase from November 1998 until July 2010 when Sybase was acquired by SAP AG. Mr. Chen currently serves as a Senior Advisor of Silver Lake, Menlo Park, California (a private investment firm).

Other Public Company Directorships:    The Walt Disney Company; and a former director of Sybase, Inc.

Additional Information:    Mr. Chen has leadership and executive management experience gained from his 14 years as the CEO of Sybase, one of three highly successful technology companies that he has led during his business career. Mr. Chen also served as president of the Open Enterprise Computing Division of Siemens Nixdorf, and president and chief operating officer of Pyramid Technology Corporation. Mr. Chen’s experience and perspective on information technology, information security, and software matters are particularly important to the Company, which uses numerous complex information technology applications and systems and frequently is involved in system integrations. Mr. Chen also brings to the Board finance experience and, as a result of his work with Sybase and several public sector organizations, an important focus on international relations and business and community affairs. His experience serving on the board of a large well-known entertainment company also provides valuable insight into the importance of developing and maintaining an internationally recognized brand, since the Company’s brand and reputation are recognized as one of the most valuable in the financial services business. Mr. Chen holds a Master of Science from California Institute of Technology.

Lloyd H. Dean, 62 Director since 2005

Business Experience:    Mr. Dean has served as President, Chief Executive Officer, and a director of Dignity Health, San Francisco, California (health care) since April 2000.

Other Public Company Directorships:    Cytori Therapeutics, Inc.

Additional Information:    As the president and CEO of Dignity Health, a large multi-state healthcare organization that is the fifth largest hospital provider in the nation, and as a former executive vice president and chief operating officer of Advocate Health Care and officer of The Upjohn Company, Mr. Dean brings over 21 years of leadership, executive management, and business strategy experience to the Board. Similar to the Company, Dignity Health is subject to significant regulatory oversight, which provides Mr. Dean with additional insight in analyzing and advising on complex regulatory issues affecting the Company. The Board also benefits from Mr. Dean’s substantial finance, systems operations, service quality, human resources, and community affairs expertise, which he gained as a result of his responsibilities with Dignity Health, and from his extensive banking and related financial management expertise acquired as a former member of the Company’s Audit and Examination Committee and Credit Committee. Mr. Dean’s current service as the non-executive chairman of Cytori Therapeutics provides an additional corporate governance perspective to the Board and its Human Resources and Governance and Nominating Committees where he serves as a member. Mr. Dean holds a Master’s Degree in Education from Western Michigan University and also is a graduate of Pennsylvania State University’s Executive Management Program.

Susan E. Engel, 66 Director since 1998

Business Experience:    Ms. Engel serves as Chief Executive Officer of Portero, Inc., New York, New York (an online retailer of luxury pre-owned and vintage personal accessories) since July 2009. She served as Chairwoman, Chief Executive Officer, and a director of Lenox Group Inc., Eden Prairie, Minnesota (a tabletop, collectibles and giftware marketer, manufacturer and wholesaler) from November 1996 until she retired in January 2007.

Other Public Company Directorships:    SUPERVALU INC.

Additional Information:    Ms. Engel has extensive executive management, leadership, and sales and marketing experience, which she has acquired as the CEO of several public and private companies over the past 20 years. In addition to her current executive position with Portero and her previous leadership positions with Lenox Group, Ms. Engel served as the president and chief executive officer of Champion Products, Inc., the athletic apparel division of Sara Lee Corporation for approximately three years and was a consultant with Booz Allen Hamilton, a large management consulting firm, for over 14 years. She has served on several public and private boards, and provides entrepreneurial, retail, and online sales experience to the Board, which is important to our many consumer businesses. Ms. Engel has extensive knowledge and experience regarding the Company’s businesses, which she gained as a result of over 14 years of service on the Company’s Board, including as a director of the former Norwest, and she has been a member of the Company’s Credit and Finance Committees for the past 14 years and its Human Resources Committee for over 11 years. Ms. Engel has a Master of Business Administration from Harvard Business School.

Enrique Hernandez, Jr., 57 Director since 2003

Business Experience:    Mr. Hernandez has served as Chairman, President, Chief Executive Officer, and a director of Inter-Con Security Systems, Inc., Pasadena, California (security services) since 1986.

Other Public Company Directorships:    Chevron Corporation, McDonald’s Corporation, and Nordstrom, Inc. (Chairman of the Board).

Additional Information: Mr. Hernandez brings leadership and executive management experience to the Board as the chairman, president and CEO of Inter-Con Security Systems, Inc., a global security services provider, and as the non-executive chairman of the board of Nordstrom, Inc., a large publicly traded retail company. The Board benefits from the valuable corporate governance and board leadership experience and expertise that Mr. Hernandez has acquired, including as chairman of Nordstrom, particularly in areas such as business strategy, risk assessment and succession planning. Mr. Hernandez also has extensive experience in the banking and financial services industry, as well as banking and related financial management expertise as a former member of the boards and audit committees of two other large financial institutions, Great Western Financial Corporation from 1993 to 1997 and Washington Mutual, Inc. from 1997 to 2002. Mr. Hernandez has served as chair of the audit committees of Nordstrom and McDonald’s, currently serves on the Company’s Audit and Examination Committee, and chairs the Finance Committee and Risk Committee, all of which have further enhanced his finance experience and contributions to the Board. Mr. Hernandez has a law degree from Harvard Law School and practiced as a litigation attorney for four years with a large law firm in California, which provides him with additional insight on risk management and litigation issues relevant to the Company’s operations.

Donald M. James, 64 Director since 2009

Business Experience:    Mr. James has served as Chairman, Chief Executive Officer, and a director of Vulcan Materials Company, Birmingham, Alabama (construction materials) since May 1997.

Other Public Company Directorships:    Vulcan Materials Company and Southern Company; and a former director of Wachovia Corporation

Additional Information:    Mr. James brings extensive leadership and executive management experience to the Board as the chairman and CEO of Vulcan Materials Company where he also served in various senior management positions since 1992, including as president and chief operating officer. Before joining Vulcan, Mr. James practiced law as a partner in a large law firm in Alabama and was chairman of the firm’s litigation practice group, which also provides him with additional perspective in dealing with complex legal, regulatory, and risk matters affecting the Company. As a former board member of Wachovia, South Trust Corporation (which was acquired by Wachovia), and Protective Life Corporation, Mr. James has substantial knowledge and experience in the banking and financial services industry, and his prior service as the presiding director of the Southern Company, a large public utility company, also brings important corporate governance, regulatory oversight, succession planning, and business strategy experience to the Board. Mr. James holds a Master of Business Administration from the University of Alabama and a law degree from the University of Virginia.

Cynthia H. Milligan, 66 Director since 1992

Business Experience:    Ms. Milligan served as Dean of the College of Business Administration at the University of Nebraska-Lincoln, Lincoln, Nebraska (higher education) from June 1998 to May 2009, when she was named Dean Emeritus of the College of Business Administration.

Other Public Company Directorships:    Calvert Funds, Kellogg Company, and Raven Industries, Inc.

Additional Information:    Ms. Milligan has extensive experience in the financial services industry, including as a bank regulator and lawyer, which provides valuable insight to the Board on banking, regulatory, and risk assessment and management issues. Ms. Milligan served as the Director of Banking and Finance for the State of Nebraska from 1987 until 1991, responsible for supervising several hundred banks and other financial institutions, and she also served as a Director, Omaha Branch, of the Kansas City Federal Reserve for approximately six years. In addition, she was president of her own consulting firm for financial institutions for approximately seven years and acquired significant banking and related financial management expertise in this role, as well as during her service as a bank regulator and as Dean of the College of Business Administration for the University of Nebraska-Lincoln. She has substantial knowledge and experience about the Company’s businesses and has served on many of the Board’s committees, including its Audit and Examination Committee for over 17 years and currently as chair of the Credit Committee and member of the Risk Committee. Ms. Milligan has a law degree from George Washington University National Law Center and was a senior partner at a law firm in Nebraska, as well as an Adjunct Professor of Law in taxation at Georgetown University Law Center and in banking at the University of Nebraska College of Law.

Federico F. Peña, 66 Director since 2011

Business Experience:    Mr. Peña has served as a Senior Advisor of Vestar Capital Partners, Denver, Colorado (private equity firm) since January 2009 and previously served as a Managing Director of Vestar from January 2000 to January 2009. He served as the U.S. Secretary of Energy from March 1997 until June 1998 and as the U.S. Secretary of Transportation from January 1993 until February 1997.

Other Public Company Directorships:    Sonic Corp.

Additional Information:    As the former U.S. Secretary of Energy and U.S. Secretary of Transportation, as well as Mayor of the City and County of Denver, Colorado for eight years and member of the Colorado House of Representatives for four years, Mr. Peña brings substantial leadership, executive management, regulatory, public policy, and community affairs expertise to the Board, which provide invaluable insight as the Company operates in the rapidly changing regulatory, political, and social environment for financial services companies.

Mr. Peña’s service with Vestar, including his work analyzing complex financial transactions and advising senior management teams, as well as his experience founding and leading his own investment management firm, contribute important financial management, investment, business strategy, and entrepreneurial skills to the Board, which are useful in its oversight of the Company’s capital markets and investment advisory businesses. He holds a law degree from the University of Texas, which enhances his understanding of legal and regulatory issues affecting the Company.

Howard V. Richardson, 62 Director since 2013

Business Experience:    Mr. Richardson served as a partner of PricewaterhouseCoopers LLP, New York, New York (accounting, auditing, and consulting firm) from 1988 until June 2011. He joined PricewaterhouseCoopers in June 1976 and held a variety of positions with the firm, including U.S. Financial Services and Banking leader from 1996 to 2000 and Global Banking/Capital Markets leader from 1998 to 2002.

Other Public Company Directorships:    None

Additional Information:    Mr. Richardson brings extensive accounting, financial reporting, risk management, bank regulatory, and financial services experience to the Board. He served PricewaterhouseCoopers for over 35 years in a wide range of leadership, audit and business advisory positions, and was the lead engagement partner or advisory partner for some of PricewaterhouseCoopers’ largest financial services clients, including large bank holding companies, investment management firms, broker-dealers, and insurance companies. During his career at PricewaterhouseCoopers, Mr. Richardson worked closely with the senior management teams, boards of directors, and audit committees of large U.S. and international financial services firms, and his work at PricewaterhouseCoopers provides him with a unique perspective on the complex issues facing large financial services firms such as the Company. Mr. Richardson is a member of the American Institute of Certified Public Accountants and holds a Master of Science from Boston University (London Program). He is also a graduate of Tuck’s Executive Management Program at Dartmouth College’s Graduate School of Business.

Judith M. Runstad, 68 Director since 1998

Business Experience:    Ms. Runstad is a former partner of, and has been of counsel since January 1997 to the law firm of Foster Pepper PLLC, Seattle, Washington. She is a former Chairwoman of the Board of the Federal Reserve Bank of San Francisco.

Other Public Company Directorships:    Former director of Potlatch Corporation and SAFECO Corporation

Additional Information: As a former director and Chairwoman of the Board of the Federal Reserve Bank of San Francisco, as well as a former director and Chairwoman of the Federal Reserve’s Seattle branch, Ms. Runstad has substantial banking and finance experience, as well as strong leadership and corporate governance skills. She has been practicing law in the areas of real estate development and land use and environmental law for over 38 years with a large law firm, and her legal background and experience provide her with additional insight in dealing with complex legal, regulatory, and risk matters affecting the Company, as well as real estate-related issues. Ms. Runstad serves as a member of the board of Wright Runstad & Company, a privately held commercial real estate developer/owner. Ms. Runstad has a broad understanding of the Company’s businesses, which she has acquired during the past 14 years as a director, and she has been a member of the Company’s Finance Committee for over 13 years and was a past member of the Company’s Audit and Examination Committee for eight years. Ms. Runstad’s participation in a variety of civic activities in the Northwest, where the Company has significant business operations, also contributes important community affairs experience to the Board. Ms. Runstad received her law degree from the University of Washington.

Stephen W. Sanger, 66 Director since 2003

Business Experience:    Mr. Sanger served as Chairman of General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor) from May 1995, and as a director since 1992, until he retired in May 2008. He also served as Chief Executive Officer of General Mills from May 1995 to September 2007.

Other Public Company Directorships:    Pfizer Inc. and Target Corporation; and a former director of General Mills, Inc.

Additional Information:    Mr. Sanger brings leadership, executive management, and sales and marketing experience to the Board, as well as valuable experience in corporate strategy and mergers and acquisitions. Mr. Sanger joined General Mills in 1974 and held various management positions at General Mills before becoming chairman and CEO in 1995. Mr. Sanger led General Mills through the complex acquisition and integration of Pillsbury, and his extensive experience gained from leading a company responsible for developing and marketing some of the world’s best known consumer brands is beneficial to the Company and the Board. He has served on the audit, compensation, and governance committees of several large public companies, including the audit and governance committees of Pfizer and the compensation and governance committees of Target, where he enhanced his human resources and corporate governance skills. His service on the Company’s Human Resources Committee for over eight years, including five years during which he served as the chair of the committee, and as a member and current Chair of the Company’s Governance and Nominating Committee, provides valuable experience for his current role as Lead Director. Mr. Sanger holds a Master of Business Administration from the University of Michigan.

John G. Stumpf, 59 Director since 2006

Business Experience:    Mr. Stumpf has served as our Chairman since December 2009, Chief Executive Officer since June 2007, and as our President since August 2005. He also served as our Chief Operating Officer from August 2005 to June 2007, and as Group Executive Vice President, Community Banking from July 2002 to August 2005.

Other Public Company Directorships:    Chevron Corporation and Target Corporation

Additional Information:    Mr. Stumpf has been employed with the Company for over 31 years in a variety of management and senior management positions and he brings to the Board tremendous experience and knowledge regarding the financial services industry and the Company’s businesses, as well as a complete understanding of the Company’s vision and strategy. Mr. Stumpf joined the former Norwest in 1982 and held a number of senior management positions with the former Norwest, including regional president of its Colorado/Arizona operations and its Texas operations, and he led the former Norwest’s acquisition of over 30 Texas banks. Following the former Norwest’s merger with the former Wells Fargo in 1998, Mr. Stumpf served as head of the Company’s southwestern and western banking groups, led the integration of the Company’s acquisition of First Security Corporation, and served as Group EVP of Community Banking. As CEO, he led the acquisition and integration of Wachovia, the largest banking merger and integration in U.S. history. Mr. Stumpf has extensive leadership experience, and his service on the board of directors for The Clearing House and the Financial Services Roundtable provides additional insight to the Board on key issues facing the Company and the financial services industry. He has a Master of Business Administration from the University of Minnesota.

Susan G. Swenson, 64 Director since 1994	Business Experience: Ms. Swenson served as President and Chief Executive Officer of Sage Software-North America, the North American operations of The Sage Group PLC located in the United Kingdom (business management software and services supplier) from March 2008 until April 2011. Ms. Swenson held positions as the Chief Operating Officer of Atrinsic, Inc. (formerly known as New Motion, Inc.) from August 2007 to March 2008, Amp’d Mobile, Inc. from October 2006 to July 2007, and T-Mobile USA from February 2004 to October 2005, and as President and Chief Operating Officer and a director of Leap Wireless International, Inc. from July 1999 to January 2004.

Other Public Company Directorships:    Harmonic Inc., Novatel Wireless, Inc., and Spirent Communications plc, and a former director of Eltek Ltd.

Additional Information:    Ms. Swenson brings extensive leadership, executive management, and information technology experience to the Board, as well as substantial knowledge and experience regarding the Company, which she acquired during her 18 years as a director. Ms. Swenson has over 30 years’ experience in the telecommunications industry, including as the CEO or COO of several public and private companies, and was recently appointed by the U.S. Commerce Secretary to serve as one of the initial board members of the First Responder Network Authority, an independent U.S. governmental entity created to establish a nationwide, public safety broadband network. Ms. Swenson’s experience and management responsibilities during her business career has included information technology, engineering, software research and development, marketing and sales, business operations and customer care and loyalty, each of which is important to the Company, particularly in its retail, online, and mobile banking businesses. She has served on several public and private boards, including as chair of the audit committee for Palm, Inc. from 1999 to 2004. She has extensive financial management expertise, and has been a member of the Company’s Audit and Examination Committee since 1996.

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to attend each annual stockholders meeting. Fourteen of the 15 nominees for director in 2012 attended the Company’s annual stockholders meeting that year.

The Board held nine meetings during 2012. Director attendance at meetings of the Board and its committees averaged 96% during 2012. Each director attended at least 75% of the total number of 2012 meetings of the Board and committees on which he or she served. The Board met in executive session without management present during seven of its 2012 meetings. During 2012, the Lead Director, Stephen W. Sanger, chaired each of the executive sessions of the non-management and independent directors as part of his duties as Lead Director. For more information on the duties of the Lead Director, see “Board Leadership Structure and Lead Director” below.

Committees of the Board

The Board has established seven standing committees: Audit and Examination, Corporate Responsibility, Credit, Finance, Governance and Nominating, Human Resources, and Risk. The Board’s committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members and chair of each committee based on the recommendation of the Governance and Nominating Committee.

The following table provides current membership information and the number of meetings held in 2012 for each of the Board’s standing committees.

Name	Audit and Examination Committee	Corporate Responsibility Committee	Credit Committee	Finance Committee	Governance and Nominating Committee	Human Resources Committee	Risk Committee
John D. Baker II	✓	✓	✓
Elaine L. Chao			✓	✓
John S. Chen						✓
Lloyd H. Dean		✓			✓	✓*	✓
Susan E. Engel			✓	✓		✓
Enrique Hernandez, Jr.	✓	✓		✓*			✓*
Donald M. James				✓		✓
Cynthia H. Milligan		✓	✓*		✓		✓
Nicholas G. Moore	✓*		✓				✓
Federico F. Peña	✓				✓
Philip J. Quigley	✓		✓		✓
Howard V. Richardson**	✓
Judith M. Runstad		✓*	✓	✓			✓
Stephen W. Sanger					✓*	✓	✓
Susan G. Swenson	✓				✓
Number of Meetings in 2012	9	3	4	4	3	5	4

*	Committee Chair

**	Effective April 1, 2013, Mr. Richardson will become Chair of the AEC and a member of the Risk Committee.

The Board has adopted a charter for each committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee periodically reviews and assesses its charter’s adequacy and reviews its performance, and also is responsible for overseeing reputation risk related to its responsibilities. Committees may recommend charter amendments at any time, and the Board must approve any recommended charter amendments. Stockholders and other interested persons may view a copy of each committee’s charter on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

Audit and Examination Committee.    The Audit and Examination Committee (AEC), among other things:

•

Assists the Board in fulfilling its responsibilities to oversee the integrity of our financial statements and the adequacy and reliability of disclosures to our stockholders, including policies and management activities related to accounting and financial reporting, internal controls, auditing, compliance and operational risk, legal and regulatory matters;

•

Selects and evaluates our outside auditors, including the qualifications and independence of the outside auditors, approves all audit engagement fees and terms and all non-audit engagements of the outside auditors, approves the appointment and compensation of the Company’s Chief Auditor, and oversees the performance of the Chief Auditor and the internal audit function;

•

Prepares the AEC report included in our annual proxy statement in accordance with SEC rules, and recommends to the Board whether to include the audited financial statements in our Annual Report on Form 10-K;

•	Reviews regulatory examination reports and other communications from regulators; and

•	Performs the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations.

Each member of the AEC is independent, as independence for audit committee members is defined by NYSE and SEC rules, as discussed below under “Director Independence.” No AEC member may serve on the audit committee of more than two other public companies. The Board has determined, in its business judgment, that each current member of the AEC (John D. Baker II, Enrique Hernandez, Jr., Nicholas G. Moore, Federico F. Peña, Philip J. Quigley, Howard V. Richardson, and Susan G. Swenson) is financially literate as required by NYSE rules, and that each member qualifies as an “audit committee financial expert” as defined by SEC regulations.

Corporate Responsibility Committee.    The Corporate Responsibility Committee (CRC), among other things:

•

Oversees the Company’s policies, programs, and strategies regarding social responsibility matters of significance to the Company and the public at large, including the Company’s community development and reinvestment activities and performance, fair and responsible lending, government relations, support of charitable organizations, and policies and programs related to environmental sustainability and human rights;

•	Monitors the Company’s reputation and relationships with external stakeholders (including customers) regarding significant social responsibility matters; and

•	Advises the Board and management on strategies that affect the Company’s role and reputation as a socially responsible organization.

Credit Committee.    The Credit Committee, among other things:

•	Monitors and reviews the performance and quality of, and the trends affecting our credit portfolio;

•	Oversees the effectiveness and administration of credit-related policies;

•	Reviews the adequacy of the allowance for credit losses; and

•	Reviews and approves credit-related activities that are required by law or regulation to be approved by the Board.

Finance Committee.    The Finance Committee, among other things:

•	Oversees the administration and effectiveness of financial risk management policies and processes used to assess and manage market risk, interest rate risk, liquidity risk and investment risk;

•

Oversees the administration and effectiveness of the Company’s capital management and stress testing policies, including reviewing and approving our capital plan, capital adequacy assessment and forecasting processes, and compliance with regulatory capital guidance; and

•	Reviews financial strategies and performance, and recommends to the Board the declaration of common stock dividends and securities issuances.

Governance and Nominating Committee.    The Governance and Nominating Committee (GNC), among other things:

•	Assists the Board by identifying individuals qualified to become Board members and recommends to the Board nominees for director and committee membership;

•	Annually reviews and assesses the adequacy of our Corporate Governance Guidelines and recommends any changes to the Board;

•	Oversees an annual review of the Board’s performance;

•	Recommends to the Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;

•	Reviews director compensation and recommends any changes for approval by the Board; and

•

Oversees the Company’s engagement with stockholders and other interested parties concerning governance matters and works with the Board’s other committees regarding such engagement on matters subject to the oversight of such other committees.

Each member of the GNC is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.”

Human Resources Committee.    The Human Resources Committee (HRC), among other things:

•

Discharges the Board’s responsibilities relating to the Company’s overall compensation strategy and the compensation of our executive officers, including overseeing implementation of risk-balancing and risk management methodologies for incentive compensation plans and programs for senior executives and employees in positions to expose the Company to material risk;

•	Reviews and approves benefit and compensation plans and arrangements applicable to executive officers of the Company;

•

Reviews and approves goals and objectives for CEO compensation and evaluates the CEO’s performance and compensation in light of these goals; approves and recommends the CEO’s compensation to our Board for approval; and approves compensation for our other executive officers;

•	Oversees talent management and results of succession planning and diversity initiatives;

•	Oversees actions taken by the Company regarding stockholder approval of executive compensation matters, including advisory votes on executive compensation; and

•

Has the sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor to the HRC, and evaluates the independence of its advisors in accordance with NYSE rules.

Each member of the HRC must be a “non-employee director” under Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and an independent director under NYSE rules. The Board has determined that each current HRC member is independent under these rules, as discussed below under “Director Independence.”

Risk Committee.    The Risk Committee, among other things:

•

Oversees the Company’s enterprise-wide risk management framework, including the strategies, policies, procedures, and systems, established by management to identify, assess, measure, and manage the major risks facing the Company, which may include an overview of the Company’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, investment risk, funding risk, market risk, reputation risk, and emerging and other risks, as well as management’s capital management, planning and assessment processes;

•

Reviews and discusses management’s assessment of the Company’s aggregate enterprise-wide risk profile, and recommends to the Board the articulation and establishment of the Company’s overall risk tolerance and risk appetite;

•	Assists the Board and its other committees that oversee specific risk-related issues and serves as a resource to management by overseeing risk across the entire Company and across all risk types; and

•	Approves the appointment and compensation of the Company’s Chief Risk Officer, and oversees the performance of the Chief Risk Officer and the internal corporate risk function.

Each member of the Risk Committee is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.”

HRC and GNC Use of Compensation Consultant

The HRC and GNC, similar to other Board committees, are authorized to retain and obtain advice of legal, accounting, or other advisors at our expense without prior permission of management or the Board. The HRC and GNC use a consultant to assist in the evaluation of executive compensation and non-employee director compensation, respectively. Under its charter, the HRC has sole authority to retain or obtain the advice of and terminate any compensation consultant, independent legal counsel or other adviser to the HRC, and approve their fees and other retention terms. The HRC and GNC charters may be viewed on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

The HRC and GNC retained Cook & Co., a nationally recognized executive compensation consulting firm, to provide independent advice on executive and non-employee director compensation matters for 2012. Cook & Co.’s business is limited to providing independent executive compensation consulting services to its clients. Cook & Co. does not provide any other management or human resources-related services to our Company. In addition, it is 100% owned by its senior consultants and has no outside equity or reciprocal financial relationships.

The HRC’s and GNC’s agreement with Cook & Co. provides that Cook & Co. works directly on behalf of the HRC and GNC, as the case may be, and prohibits Cook & Co. from performing other services for the Company without the prior consent of the Chair of the HRC or GNC. To help ensure the independence of any consultant retained by the HRC, the HRC charter requires the HRC to pre-approve all services performed for the Company by any compensation consultant to the HRC other than services performed for the GNC for non-employee director compensation matters. The HRC pre-approved the additional survey services described below that Cook & Co. provided to the Company during 2012. In November 2012, the HRC assessed the independence of Cook & Co. and George Paulin and concluded that no conflict of interest exists.

Cook & Co. compiles compensation data for the financial services companies the HRC considers our Labor Market Peer Group from time to time, and reviews with the HRC the Company’s executive compensation programs generally and in comparison to those of our Labor Market Peer Group. Cook & Co. also advises the HRC on the reasonableness of our compensation levels compared to our Labor Market Peer Group, and the appropriateness of our compensation program structure in supporting the Company’s business objectives. Cook & Co. provides services to the GNC for non-employee director compensation similar to those it provides to the HRC for executive compensation. The HRC annually reviews the services performed by and the fees paid to Cook & Co. The total amount of fees the Company paid Cook & Co. in 2012 was $146,815, which included the fees paid for services provided as the independent compensation consultant to the HRC and GNC, reimbursement of Cook & Co.’s reasonable travel and business expenses, and a fee of less than $5,000 for a survey of long-term incentives which is used for evaluating the competitiveness of long-term incentive opportunities for other positions throughout the Company.

Compensation Committee Interlocks and Insider Participation

John S. Chen, Lloyd H. Dean, Susan E. Engel, Donald M. James, and Stephen W. Sanger served as members of the HRC in 2012. Mackey J. McDonald also served on the HRC prior to his retirement as a director in April 2012. During 2012, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2012 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under “Related Person Transactions,” all HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

Other Matters Relating to Directors

Susan E. Engel, one of our directors, served as chairwoman and chief executive officer of Lenox Group Inc., a tabletop, giftware and collectibles company, from November 1996 until she retired in January 2007. In November 2008 Lenox Group filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of New York. Susan G. Swenson, one of our directors, served as a director and as president and chief operating officer of Leap Wireless International, Inc., a wireless communications provider, from July 1999 to January 2004. In April 2003 Leap Wireless filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of California, and in August 2004 Leap Wireless completed its financial restructuring and emerged from Chapter 11. She also served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007 Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

Director Compensation

The table below provides information on 2012 compensation for our non-employee directors. Mr. Stumpf is an employee director and does not receive separate compensation for his Board service. The Company also reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on our director compensation program follows the table.

2012 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John D. Baker II	147,000	150,006	—	—	—	—	297,006
Elaine L. Chao	103,000	150,006	—	—	—	—	253,006
John S. Chen	101,000	150,006	—	—	—	—	251,006
Lloyd H. Dean	150,000	150,006	—	—	—	—	300,006
Susan E. Engel	141,000	150,006	29,012	—	—	—	320,018
Enrique Hernandez, Jr.	179,000	150,006	21,397	—	—	—	350,403
Donald M. James	107,000	150,006	—	—	—	—	257,006
Mackey J. McDonald(5)	39,000	—	—	—	—	—	39,000
Cynthia H. Milligan	146,000	150,006	37,250	—	—	—	333,256
Nicholas G. Moore	155,000	150,006	—	—	—	—	305,006
Federico F. Peña	111,000	150,006	—	—	—	—	261,006
Philip J. Quigley	123,000	150,006	12,551	—	—	—	285,557
Judith M. Runstad	170,000	150,006	32,187	—	—	—	352,193
Stephen W. Sanger	172,000	150,006	23,656	—	—	—	345,662
Susan G. Swenson	117,000	150,006	13,871	—	—	—	280,877

(1)	Mr. Richardson was appointed to our Board effective January 1, 2013 and did not receive any compensation during 2012, therefore, he is not included in the table above.

(2)	Includes fees earned in 2012 but paid in 2013 and fees earned in 2012 but deferred at the election of the director. The following table shows the number of stock units credited to our non-employee directors under our deferral program for deferrals of 2012 cash compensation and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)
John D. Baker II	1,135.0322	38,750
	1,158.7919	38,750
	943.8040	32,750
	1,075.1902	36,750
Donald M. James	842.1207	28,750
	799.9402	26,750
	713.2565	24,750
	782.6214	26,750
Nicholas G. Moore	1,178.9690	40,250
	1,203.6483	40,250
	1,044.6686	36,250
	1,119.0755	38,250
Stephen W. Sanger	1,362.0387	46,500
	1,270.9330	42,500
	1,109.5101	38,500
	1,301.9310	44,500

(3)	We granted 4,536 shares of our common stock to each non-employee director elected at the 2012 annual meeting of stockholders on April 24, 2012. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on the grant date.

(4)	Reflects the grant date fair value of “reload” options to purchase our common stock automatically granted to Mses. Engel, Milligan, Runstad, and Swenson and Messrs. Hernandez, Quigley, and Sanger upon exercise in 2012 of options granted to them prior to September 28, 2004 that included the reload feature, as shown in the table below:

Name	No. of Options	Fair Value Per Option Share	Expected Option Term	Annual Price Volatility	Annual Dividend Rate	Risk-Free Interest Rate
Ms. Engel	4,770	$2.59	0.5	29.71%	$0.88	0.14%
	8,499	1.96	0.5	22.45%	0.88	0.15%
Mr. Hernandez	6,561	1.96	0.5	22.45%	0.88	0.15%
	5,270	1.62	0.5	18.87%	0.88	0.12%
Ms. Milligan	4,846	2.59	0.5	29.71%	0.88	0.14%
	12,602	1.96	0.5	22.45%	0.88	0.15%
Mr. Quigley	4,846	2.59	0.5	29.71%	0.88	0.14%
Ms. Runstad	4,770	2.59	0.5	29.71%	0.88	0.14%
	12,243	1.62	0.5	18.87%	0.88	0.12%
Mr. Sanger	11,653	2.03	0.5	23.79%	0.88	0.14%
Ms. Swenson	6,833	2.03	0.5	23.79%	0.88	0.14%

For more information about the valuation model used to calculate the grant date fair value of stock options, refer to “Note 19 (Common Stock and Stock Plans)” to our 2012 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

The table below shows for each non-employee director, the aggregate number of shares of our common stock underlying unexercised options at December 31, 2012. All options were fully exercisable at December 31, 2012.

Name	Number of Securities Underlying Unexercised Options
John D. Baker II	22,570
Elaine L. Chao	—
John S. Chen	41,289
Lloyd H. Dean	50,704
Susan E. Engel	65,665
Enrique Hernandez, Jr.	64,013
Donald M. James	23,101
Mackey J. McDonald	22,570
Cynthia H. Milligan	64,784
Nicholas G. Moore	45,602
Federico F. Peña	—
Philip J. Quigley	68,892
Judith M. Runstad	64,425
Stephen W. Sanger	63,835
Susan G. Swenson	65,889

(5)	Mr. McDonald retired as a director effective at the 2012 annual meeting of stockholders.

Cash Compensation.    The following table shows the components of cash compensation paid to non-employee directors in 2012. Directors who join the Board during the year receive a prorated annual cash retainer.

Component	Amount ($)
Annual Cash Retainer	75,000
Annual Lead Director Fee	30,000
Annual AEC Chair Fee	30,000
Annual Corporate Responsibility Committee Chair Fee	25,000
Annual Credit Committee Chair Fee	25,000
Annual Finance Committee Chair Fee	25,000
Annual GNC Chair Fee	25,000
Annual HRC Chair Fee	25,000
Annual Risk Committee Chair Fee	25,000
Regular or Special Board or Committee Meeting Fee	2,000

Equity Compensation.    For 2012, each non-employee director elected to the Board at the Company’s annual meeting of stockholders received on that date an award of Company common stock having a value of $150,000, rounded up to the nearest whole share. Each non-employee director who joins the Board as of any other date receives, as of such other date, an award of Company common stock having a value of $150,000 prorated to reflect the number of months (rounded up to the next whole month) until the next annual meeting of stockholders, rounded up to the nearest whole share. The value of the annual stock award was increased to $150,000 effective January 1, 2012.

The Company ceased granting options to non-employee directors effective January 1, 2011. Directors who exercise options granted before September 28, 2004 by delivering shares of previously owned common stock or shares purchased in the open market will receive a reload option to purchase the same number of whole shares of common stock, at the NYSE closing price per share of our common stock on the date the reload option is granted, as were delivered to pay the option exercise price. A reload option is exercisable immediately through the remaining term of the original option. No reload stock options will be granted with respect to an option granted on or after September 28, 2004.

Deferral Program.    A non-employee director may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2012 on interest-bearing accounts was 2.78%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Policy.    The Board has adopted a director stock ownership policy that each non-employee director, within five years after joining the Board, own shares of our common stock having a value equal to five times the annual cash retainer, and maintain at least that ownership level while a member of the Board and for one year after service as a director ends. Each director who has been on the Board for five years or more exceeded this ownership level as of December 31, 2012, and each director who has served less than five years is on track to meet this ownership level.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. The Board has adopted Corporate Governance Guidelines to provide the framework for the governance of the Board and the Company. These Guidelines set forth, among other matters, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees of the Board, and information about other policies and procedures of the Board, including management succession planning, the Board’s leadership structure and the responsibilities of the Lead Director.

The Board has also adopted a Director Code of Ethics, which states our policy and standards for ethical conduct by our directors and our expectation that directors will act in a manner that serves the best interests of the Company. We have also had in effect for over 100 years a code of ethics for all team members, and we expect all of our team members to adhere to the highest possible standards of ethics and business conduct with other team members, customers, stockholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our businesses.

Stockholders and other interested persons may view our Corporate Governance Guidelines and our Codes of Ethics on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

As part of our commitment to effective corporate governance practices, in 2010 we initiated our investor outreach program to help us better understand the views of our investors on key corporate governance topics. In 2012, our Lead Director and management participated in meetings with many of our largest institutional stockholders to discuss and obtain feedback on corporate governance, executive compensation, and other related issues important to our stockholders. During 2012, we also met with other investors and organizations interested in our corporate governance practices and policies. We value our dialogue with our investors and believe our annual outreach efforts, which are in addition to other communication channels available to our stockholders and interested parties, help ensure our corporate governance practices continue to evolve and reflect the insights and perspectives of our many stakeholders.

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where the only nominees are those recommended by the Board, such as at this meeting). Under this standard, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to fill Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and the Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on the Board, and all members of the AEC, GNC, HRC, and Risk Committee must be independent under applicable independence standards. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. Under NYSE rules, in order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). To assist the Board in making its independence determinations, the Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines, which are available on our website at https://www.wellsfargo.com/about/ corporate/corporate_governance. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence and the Board’s categorical standards of independence.

Based on the Director Independence Standards and the NYSE rules, including applicable SEC rules, the Board considered information in January 2013 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director, his or her respective immediate family members, and/or certain entities affiliated with such directors and immediate family members, on the one hand, and the Company, on the other, to determine the director’s independence from management of the Company. After reviewing the information presented to it and considering the recommendation of the GNC, the Board determined that, except for John G. Stumpf, who is a Wells Fargo employee, all current directors and director nominees (John D. Baker II, Elaine L. Chao, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Cynthia H. Milligan, Nicholas G. Moore, Federico F. Peña, Philip J. Quigley, Howard V. Richardson, Judith M. Runstad, Stephen W. Sanger, and Susan G. Swenson) are independent under the Director Independence Standards and NYSE rules, including applicable SEC rules. The Board determined, therefore, that 13 of the Board’s 14 director nominees are independent. Mackey J. McDonald, a former director, was an independent director prior to his retirement from the Board in April 2012.

In connection with making its independence determinations, in addition to those relationships with some of our directors described under “Related Person Transactions,” the Board considered under the Director Independence Standards the following relationships and transactions in which the Board determined that neither the director nor, to the extent applicable, his or her immediate family member had a direct or indirect material interest:

•

The Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2012 with all of our directors, as well as some of their immediate family members and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with the Company and complied with applicable banking laws;

•

A family member of Mr. Moore (the spouse of a sibling) provided data analytical services for Wells Fargo Home Lending from June 2011 until April 2012 through the family member’s employment with a third-party placement firm that entered into a contract with the Company to provide the family member’s services (the family member did not receive any direct compensation from the Company);

•

The Company or a Company-sponsored charitable foundation made charitable contributions of less than $150,000 in 2012 to a tax-exempt organization where Mr. Dean is employed as an executive officer, and made charitable contributions of less than $100,000 to a tax-exempt organization where Mr. McDonald served as a trustee chair; and

•

Mr. McDonald’s son-in-law was employed with the Company’s independent registered public accounting firm until May 2011 as a staff member in the firm’s valuation practice. The family member was not a partner of the firm and did not personally perform any audit or other services for the Company during the time he worked at our external auditors.

The Board determined that each of the foregoing relationships, as well as those relationships with some of our directors described under “Related Person Transactions,” satisfied the NYSE “bright line” independence standards and was immaterial under the Board’s Director Independence Standards, including the categorical standards of independence.

Board Leadership Structure and Lead Director

As noted in the Corporate Governance Guidelines, the Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Stumpf serving as Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Stumpf’s extensive experience and knowledge regarding the Company and provides for the most efficient leadership of our Board and Company. The Company is a large, complex financial institution, and Mr. Stumpf, with over 31 years of experience at Wells Fargo, has the knowledge, expertise, and experience to understand and clearly articulate to the Board the opportunities and risks facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy. The Board believes that Mr. Stumpf, rather than an outside director, is in the best position, as Chairman and CEO, to lead Board discussions regarding the Company’s business and strategy and to help the Board respond quickly and effectively to the many business, market, and regulatory reform challenges affecting the Company and the rapidly changing financial services industry. Mr. Stumpf’s service as Chairman also provides clarity of leadership for the Company and more effectively allows the Company to present its vision and strategy in a unified voice.

Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (13 of the 14 director nominees are independent under NYSE rules and the Director Independence Standards) and independent Board committees, since 2009 the Board has appointed a Lead Director who performs the duties and responsibilities described below. Our Corporate Governance Guidelines provide that each year a majority of the independent directors will appoint a Lead Director, and in

January 2013, the independent directors appointed Stephen W. Sanger to continue to serve as Lead Director. The duties and responsibilities of the Lead Director are described in the Corporate Governance Guidelines and include the following:

•	Following consultation with the Chairman and CEO and other directors, approving Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items;

•

Calling special meetings or executive sessions of the Board and calling and presiding at executive sessions or meetings of non-management or independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•

Facilitating communication between the Board and senior management, including advising the Chairman and CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and stockholders and being available for consultation and direct communication with major stockholders;

•	Acting as a “sounding board” and advisor to the Chairman and CEO;

•	Contributing to the performance review of the Chairman and CEO; and

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

The Board believes that its Lead Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. Mr. Sanger is actively engaged as Lead Director and works closely with the Chairman and CEO on Board matters. Mr. Sanger frequently interacts with Mr. Stumpf and other members of management to provide his perspective on important issues facing the Company, as well as discusses Board agenda items and priorities. In addition to the GNC, which he chairs, and the HRC and the Risk Committee, where he currently serves as a member, Mr. Sanger typically attends the meetings of the Board’s other committees and also frequently communicates with the chairs of those committees and with the other independent directors both inside and outside of the Board’s normal meeting schedule to discuss Board and Company issues as they arise.

Although led by the Chair of the HRC, the Lead Director also has a role in the performance evaluation of the Chairman and CEO, which is a multi-step process involving, among other things, individual director feedback and Board discussions regarding Mr. Stumpf’s performance and discussions led by Mr. Stumpf regarding his assessment of his performance. Mr. Sanger’s participation in the Chairman and CEO performance evaluation process helps him evaluate whether the combined Chairman and CEO position is working effectively and whether it continues to be the right governance structure for the Board and the Company. In addition, as noted above, Mr. Sanger participates in the Company’s investor outreach program, and as part of our outreach efforts Mr. Sanger gains valuable insight into the views of our investors regarding the Company’s corporate governance practices, including its Lead Director structure. The Board believes that these and the other activities of the Lead Director serve to enhance the independent leadership of the Board and help ensure that the Board is in position to consider the continued appropriateness of having the same person serve as Chairman and CEO.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through its seven standing committees, including its Risk Committee, all of which report to the whole Board and are comprised solely of independent directors. In addition, the whole Board periodically receives reports and information about the Company’s enterprise risk management activities directly from management, including the Company’s Chief Risk Officer.

As described under “Committees of the Board,” each of the Board’s committees is responsible for oversight of specific risks as outlined in each of their charters. For example, the Credit Committee’s risk oversight responsibilities include oversight of the annual credit quality plan and lending policies, credit trends, the allowance for credit loss policy, and high risk portfolios and concentrations. The risk oversight responsibilities of the Finance Committee include oversight of market, interest rate, and liquidity and funding risks, as well as equity exposure and fixed income investments. In addition to overseeing matters relating to the Company’s internal controls over financial reporting and financial statements, as well as risk assessment and management policies, the AEC’s risk oversight responsibilities include legal and regulatory compliance risk, operational risks covered by certain corporate risk management programs, and the Company’s operational risk profile. The HRC oversees risks relating to compensation practices, and the CRC and GNC also oversee various specific risks, including, in the case of the CRC, risks associated with social responsibility issues and, in the case of the GNC, risks relating to compliance with corporate governance matters. Each of these committees also is responsible for overseeing reputation risk related to its specific responsibilities and duties set forth in its charter.

The Risk Committee provides oversight of the Company’s overall enterprise-wide risk management framework. The Risk Committee does not duplicate the risk oversight efforts of the Board’s other committees, but rather helps ensure end-to-end ownership of oversight of all risk issues in one Board committee and enhances the Board’s and management’s understanding of the Company’s aggregate enterprise-wide risk profile. The Risk Committee assists the Board and its other committees that oversee the specific risk-related issues described above by, among other things, overseeing risk across the entire Company and across all risk types and by reviewing and approving the articulation and establishment of the Company’s overall risk tolerance and risk appetite. To facilitate discussion and communication about enterprise-wide risk matters and avoid unnecessary duplication, the Risk Committee’s members consist of the chairs of each of the Board’s other committees, and all of these directors are members of more than one committee, which also helps foster cross-committee communication regarding risk issues. In addition, the Lead Director, who is a member of the Risk Committee, works with the other committee chairs to ensure coordinated coverage of Board responsibilities and frequently communicates with Board members, including the Chairman and CEO, regarding risk and other matters.

The Board and its committees work closely with management in overseeing risk. Each Board committee receives reports and information regarding risk issues directly from management and, in some cases, management committees have been established to inform the risk framework and provide governance and advice regarding risk management functions. These management committees include the Company’s Operating Committee, which consists of the Company’s senior executives who report to the CEO and who meet weekly, to discuss, among other things, strategic, operational and risk issues at the enterprise level, and the Enterprise Risk Management Committee, which is chaired by the Company’s Chief Risk Officer and includes other senior executives responsible for managing risk across the Company. Management’s corporate risk organization is headed by the Company’s Chief Risk Officer who, among other things, oversees the Company’s credit, market and operational risks. The Chief Risk Officer is appointed by and reports to the Board’s Risk Committee. The Chief Risk Officer and the Chief Credit, Market and Operational Risk Officers, who report to the Chief Risk Officer, work closely with the Board’s Risk, Credit, and Audit and Examination Committees, frequently provide reports to these and other Board committees, and update the committee chairs and other Board members on risk issues outside of regular committee meetings, as appropriate. The full Board receives reports at each of its meetings from the committee chairs about committee activities, including risk oversight matters, and receives a quarterly report from the Enterprise Risk Management Committee regarding current or emerging risk issues.

The Board believes that its Board leadership structure has the effect of enhancing the Board’s risk oversight function because of the Lead Director’s and Chairman’s direct involvement in risk oversight matters and their strong efforts to promote open communication regarding risk issues among Board members and the Board’s committees. The Board also believes that Mr. Stumpf’s knowledge of the Company’s businesses and risks significantly contributes to the Board’s understanding and appreciation of risk issues.

Risk Management and Compensation Practices

Wells Fargo employs strong and effective corporate governance which includes active oversight and monitoring by the HRC over our incentive compensation practices. The HRC oversees the Company’s incentive compensation practices, including reviewing and monitoring risk-balancing and implementation and effectiveness of risk management methodologies for incentive compensation plans and programs for senior executives and employees the Company identifies whose activities, individually or as a group, may expose the Company to material risk (we refer to this group as “Covered Employees”).

Many of the compensation risk management policies that apply to the Company’s named executives discussed in the CD&A (see “Compensation Program Governance—Risk Management”) and other senior executives apply equally to our Covered Employees, including:

•	an emphasis on overall Company performance in compensation decisions;

•	incentives that balance individual short-term performance goals with the long-term strength and stability of the Company, including longer performance periods and/or performance-based deferrals;

•	robust compliance, internal control, disclosure review, and reporting programs;

•

strong compensation recoupment or clawback policies which can result in awards being cancelled or prior payments being recovered in appropriate circumstances so that incentive compensation awards encourage the creation of long-term, sustainable performance, while at the same time discourage unnecessary or excessive risk-taking that would impact the Company’s performance;

•	our Code of Ethics prohibition on, and right to discipline employees for, manipulating business goals or any form of gaming to enhance incentive compensation;

•	a prohibition on derivative and hedging transactions in Company stock; and

•

stock ownership policy under which all executive officers are required to retain 50% of their after-tax profit shares acquired upon exercise of options or vesting of stock awards for a period of one year following retirement, subject to a maximum limit of ten times the executive’s salary, and all other employees are expected to retain that number of shares subject to the same limit while employed by the Company.

The HRC has continued its expanded use of long-term Performance Share awards for a broader group of management and has reaffirmed for 2012 our approach of deferring a portion of annual incentive compensation for the Company’s highest earners in the form of long-term awards whose vesting terms take into account longer risk-emergence periods. In addition to the risk-balancing performance measure added to Performance Share awards beginning in 2012 to reduce those awards in the event of poor absolute financial performance, the HRC also approved an additional risk-balancing adjustment provision for these awards and all deferred awards granted as part of 2012 annual incentive compensation that gives full discretion to cancel all or a portion of those awards if, among other things, the participant takes imprudent risk either intentionally, out of gross negligence or improperly that results in financial, reputational or other harm to the Company or the Company or applicable business line suffers a material downturn in its financial performance or suffers a material failure of risk management. The HRC also has applied the Company’s risk management framework when evaluating the individual performance of our named executives to confirm that performance was achieved without taking unnecessary or excessive risk.

During 2010, the HRC-chartered our Incentive Compensation Steering Committee (ICSC) to lead Wells Fargo’s enterprise efforts to enhance our incentive compensation practices and better align incentive compensation with risk and the expectations and guidance of our regulators and other stakeholders. The ICSC consists of the Company’s senior risk, compliance and human resources executives. The ICSC continues to oversee the further development and implementation of our Incentive Compensation Risk Management (ICRM) program, which is the key tenet of our work to manage risk in incentive compensation arrangements throughout the Company. The ICRM program is designed and managed by Corporate Human Resources, with input from an advisory council of senior managers from our corporate functions and business lines, including control functions, on development and management of the ICRM program. In accordance with our IRCM Policy that was approved by the HRC in July 2011 and last amended in November 2012, the ICRM coordinates annually an enterprise-wide assessment of business line and corporate staff incentive compensation plans. In conjunction with this annual review process, our corporate and line of business risk officers provide independent reviews of incentive compensation arrangements and risk-balancing features and are accountable to our Chief Risk Officer. The HRC meets with our Chief Risk Officer annually to review and assess any risks posed by our incentive compensation programs and the appropriateness of risk-balancing features of those programs. The ICSC and HRC have reviewed the Company’s continued progress to implement effective incentive compensation risk management practices through the ICRM program, including the outcome of an enterprise-wide assessment of business line and corporate staff incentive compensation plans. The HRC will continue to monitor our progress so that our compensation programs and practices appropriately balance risk-taking consistent with applicable regulatory guidance.

In light of the policies and actions outlined or referred to above, the Company and the Board have not identified any risks arising from the Company’s compensation policies and practices for named executives and Covered Employees that are reasonably likely to have a material adverse effect on the Company.

Communications with Directors

Stockholders and other interested parties who wish to communicate with the Board, including the Lead Director or the non-management or independent directors as a group, may send either (i) an email to BoardCommunications@wellsfargo.com or (ii) a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, CA 94163. Additional information regarding communication with our directors and the Board’s process for reviewing communications sent to the Board or its members is provided on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

Director Nomination Process and Board Diversity

The GNC is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the GNC’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The GNC regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. The GNC also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members and administers the director retirement policy which provides for the retirement of a director who has a significant change in their principal occupation or professional responsibilities or who reaches age 70, unless the Board determines that the director continues to be involved in activities, positions or relationships which are compatible with continued service on the Board, or, for a director who reaches age 70, due to special or unique circumstances, it is in the best interests of the Company and its stockholders that the director continue to serve on the Board. The Board has determined, based on the recommendations of the GNC, that of those current nominees affected by the retirement policy, all of them continue to be involved in activities, positions, or relationships compatible with continued service on the Board.

The GNC identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman and CEO, and our contacts in the communities we serve. In 2012, Mr. Richardson was identified and recommended to the GNC by one of our independent directors. The GNC also has the authority to conduct a formal search using an outside search firm selected and engaged by the GNC to identify potential candidates. When the GNC has identified a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the Board-approved minimum qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described above under “Director Independence.”

The Board requires that all nominees for service as a director have the following minimum qualifications:

•

A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity;

•	Financial literacy or other professional or business experience relevant to an understanding of our businesses; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

Candidates also must be individuals of the highest character and integrity. The GNC determines, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications and also considers the composition of the entire Board in view of the above qualifications and the other factors described below. If a candidate passes this initial review, the GNC arranges an introductory meeting with the candidate and our Chairman and CEO, and the GNC Chair and/or other directors to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the GNC, together with several members of the Board, our CEO, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Director Code of Ethics, and any other rule, regulation, or policy applicable to members of the Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by the Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

Although the GNC does not have a separate policy specifically governing diversity, as described in the Corporate Governance Guidelines the GNC will consider, in identifying first-time candidates or nominees for director, or in evaluating individuals recommended by stockholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members. The GNC incorporates this broad view of diversity into its director nomination process by taking into account all of the above factors when evaluating and recommending director nominees to serve on the Board to ensure that the Board’s composition as a whole appropriately reflects the current and anticipated needs of the Board and the Company. In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory, public policy, accounting, or financial expertise, depending on the circumstances and the composition of the Board at the time. Gender, race and ethnic diversity also have been, and will continue to be, a priority for the GNC and the Board in its director nomination process because the GNC and the Board believe that it is essential that the composition of the Board appropriately reflects the diversity of the Company’s team members and the customers and communities they serve. The GNC believes that it has been successful in its past efforts to increase gender, race, and ethnic diversity on the Board, and of the 14 director nominees for election at the 2013 annual meeting, nine nominees (64 percent) are women, Asian, African-American and/or Hispanic. The GNC and the Board believe that the 14 nominees bring to the Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and viewpoints that contribute to the overall diversity of the Board. The GNC and the Board will continue to monitor the effectiveness of its practice of considering diversity through assessing the results of any new director search efforts and the GNC’s and Board’s self-evaluation process in which directors discuss and evaluate the composition and functioning of the Board and its committees.

The GNC will consider an individual recommended by one of our stockholders for nomination as a new director. In order for the GNC to consider a stockholder-proposed nominee for election as a director, the stockholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC #D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202. All such submissions must include the following information:

•	The stockholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Our Corporate Secretary will present all stockholder-proposed nominees to the GNC for its consideration. The GNC has the right to request, and the stockholder will be required to provide, any additional information with respect to the stockholder nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Succession Planning and Management Development

A primary responsibility of the Board is identifying and developing executive talent at the Company, especially the senior leaders of the Company and the CEO. Continuity of excellent leadership at all levels of the Company is part of the Board’s mandate for delivering superior performance to stockholders. Toward that goal, the executive talent development and succession planning process is integrated in the Board’s annual activities. Our Corporate Governance Guidelines require that our CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the CEO and management provide the HRC and the Board with an assessment of persons considered potential successors to certain senior management positions at least once each year. The Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee the Company’s talent management and succession planning process, including CEO succession planning.

Management and the Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently and involves regular interaction between management, the HRC and the Board. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded, experienced, and discerning senior leaders. Identified individuals are often positioned to interact more frequently with the Board so that directors may gain familiarity with these executives.

As part of the annual Board review, the CEO and human resources executives collaborate with the HRC to prepare succession and management development plans. The HRC often requires additional information or planning from management in evaluating the succession and management development plans. The HRC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions.    During 2012 all of our executive officers, all of our directors (including all HRC members), each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2012, and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions (such as deposit, trust, retail and institutional brokerage, investment advisory, investment banking, capital markets, custody, transfer agent, insurance or similar services) in the ordinary course of business with our banking and other subsidiaries. Except for the relocation loans to two of our executive officers as described below, all of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

Relocation Program.    Under our Relocation Program, as in effect prior to the July 30, 2002 revisions described below, executive officers who relocated at our request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Lending on the same terms as those available to our team members, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the home. Our Relocation Program was revised effective as of July 30, 2002 to eliminate these loan benefits for executive officers. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above was allowed to continue to receive those benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

We currently have interest-free loans outstanding under this Relocation Program to two of our executive officers. The following table provides information about these loans as of December 31, 2012:

Executive Officer	Original Loan Amount	Highest Principal Balance During 2012	12/31/12 Balance	Principal and Interest Paid During 2012	Interest Rate	Purpose
Richard D. Levy Executive Vice President and Controller	$325,000	$325,000	$325,000	$0	0%	Loan made before July 30, 2002 in connection with his relocation from New Jersey to California following his employment by the Company.

James M. Strother Senior Executive Vice President and General Counsel	310,000	310,000	310,000	0	0	Loan made in connection with his relocation from Iowa to California after he assumed a new position with the Company and before he became an executive officer.

Transactions with Entities Affiliated with Directors.    Enrique Hernandez, Jr., one of our directors, is chairman, president, chief executive officer, and a majority owner of Inter-Con Security Systems, Inc. In 2012, Inter-Con provided guard services to certain of the Company’s retail banking stores and commercial properties under an agreement we first entered into in 2005. Annual payments to Inter-Con under this contract did not exceed 1% of Inter-Con’s 2010, 2011, or 2012 consolidated gross revenues, and each year since 2006 the Board has determined that our relationship with Inter-Con does not impair Mr. Hernandez’s independence under our Director Independence Standards. In 2012, we paid Inter-Con approximately $1.8 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. The Company intends to continue its dealings with Inter-Con in the future on similar terms.

Family and Other Relationships.    The Company employs family members of two of our current directors. These family members are adults who do not share the home of the director and the related director does not have an interest in the employment relationship. As of the end of 2012, these individuals were two of more than approximately 265,000 team members. We established the compensation paid to each of these individuals in 2012 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, these individuals also received employee benefits generally available to all of our team members.

The Company employs Cynthia H. Milligan’s brother, James A. Hardin, as a wealth management advisor. In 2012, James Hardin received compensation of approximately $227,000, including sales commissions. Mr. Hardin is not an executive officer of the Company and does not directly report to an executive officer of the Company. Ms. Milligan was unaware of her brother’s job discussions with the Company, and the Company was unaware of the family relationship with Ms. Milligan until after Mr. Hardin accepted the position.

The Company employs Philip J. Quigley’s son, Scott P. Quigley, who manages investments in the Principal Investments group at Wells Fargo Securities. In 2012, Scott Quigley received cash compensation of approximately $983,000, including a bonus payment associated with his performance which helped produce increased revenue for his business unit, which specializes in investing in corporate loans for the Company. He also received $294,000 as a long-term cash award that vests in equal installments over three years. In addition, on February 28, 2012, we granted him 4,017 RSRs, which will convert to shares of common stock upon vesting and which had a grant date fair value of approximately $126,000 (based on the NYSE closing price per share of our common stock on the grant date of $31.37). Scott Quigley is one of over 10,000 professionals in the Company’s Wholesale Banking group, is not an executive officer of the Company, and does not directly report to an executive officer of the Company. Mr. Quigley was unaware of his son’s job discussions with the Company, and the Company was unaware of the family relationship with Mr. Quigley until after the job offer had been made. Mr. Quigley is retiring as a director at the annual meeting.

We regard each of the above team members as a highly educated, trained, and competent team member, and we believe these employment relationships are beneficial to the Company and its stockholders. We also believe that these employment relationships do not have any impact on or impair the independence of the related directors or their ability to represent your best interests. Nevertheless, in 2010, the Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage the Company’s employment of any additional immediate family members of directors.

Michael J. Heid, an executive officer, has a son, Matthew Heid, who is employed with a third-party project management firm that entered into a contract with the Company to provide the son’s services to the Company for a real estate project involving the consolidation of some of the Company’s leased facilities. In 2012, the Company paid the project management firm approximately $135,000 under the contract for the son’s services, and the son’s interest in the contract payments was less than $100,000.

Related Person Transaction Policy and Procedures

The Board has adopted a written policy and procedures for the review and approval or ratification of transactions between the Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or AEC, depending upon the related person involved, to review and either approve or disapprove all transactions, arrangements or relationships in which:

•	The amount involved will, or may be expected to exceed $100,000 in any fiscal year;

•	The Company is, or will be a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% owner of an entity).

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” The Board, however, has determined that the GNC or AEC does not need to review or approve certain Interested Transactions even if the amount involved will exceed $100,000, including the following transactions:

•

Lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•

Employment of a “named executive officer” or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that the Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is required to be reported in our proxy statement;

•

Transactions with another entity at which a related person’s only relationship with that entity is as a non-executive officer or employee, director (other than chairman of the board), limited partner, or holder of less than 10% of that entity’s ownership interests, if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

Charitable contributions by the Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as a non-executive officer or employee or a director (other than chairman of the board), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues; and

•

Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such stockholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The AEC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the AEC which involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of the Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members or their affiliated entities are involved. The GNC or AEC annually reviews all ongoing Interested Transactions.

ITEM 2—EXECUTIVE COMPENSATION AND ADVISORY RESOLUTION

TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY)

Compensation Committee Report

In its capacity as the compensation committee of the Board, the HRC has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the HRC has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Members of the Human Resources Committee:

Lloyd H. Dean, Chair John S. Chen Susan E. Engel	Donald M. James Stephen W. Sanger

Compensation Discussion and Analysis

We describe below our executive compensation philosophy and the 2012 pay decisions for our executive officers named in the Summary Compensation Table:

John G. Stumpf	Chairman, President and CEO
Timothy J. Sloan	Senior Executive Vice President and CFO
David M. Carroll	Senior Executive Vice President, Wealth, Brokerage and Retirement
David A. Hoyt	Senior Executive Vice President, Wholesale Banking
Avid Modjtabai	Senior Executive Vice President, Consumer Lending
Carrie L. Tolstedt	Senior Executive Vice President, Community Banking

2012 Performance and Compensation Overview

2012 Company Performance Highlights

We had record net income and EPS in 2012 despite an uneven economic recovery and a challenging interest rate environment. We continued to lead the financial services industry in areas key to our customers’ financial success and critical to the economy, including small business, home, and auto lending. At the same time, we remained focused on managing costs by serving our customers more efficiently but without forgoing opportunities to earn more of their business, such as helping more than 2 million customers refinance or purchase a home. We continued to benefit in other ways from our diversified business model, growing loans and deposits and increasing capital even as we returned more of it to our stockholders through higher dividends and additional share repurchases. We also continued to reduce our credit losses, nonperforming assets and liquidating loan portfolio balances, and resolved a number of significant mortgage-related legal matters.

Highlights of our 2012 performance include:

•	Record net income of $18.9 billion, up 19% from 2011

•	Record diluted earnings per share of $3.36, up 19% from 2011

•	Revenue of $86.1 billion, up 6% from 2011

•	Return on assets of 1.41%, up from 1.25% for 2011

•	Return on equity of 12.95%, up from 11.93% for 2011

•	Efficiency ratio of 58.5%, compared with 61.0% for 2011

•	Total 1-year stockholder return of 27%

•	Common stock dividends of $0.88 per share, up 83% from 2011

•	Tier 1 capital ratio of 11.75%, up from 11.33% at year-end 2011

•	Loans of $800 billion, up $30 billion from year-end 2011

•	Deposits of more than $1 trillion, up $83 billion from year-end 2011

•	Mortgage originations of $524 billion, up almost 50% from 2011

•	Credit losses down 20%, and nonperforming assets down 6% from 2011

2012 Compensation Highlights

In deciding 2012 named executive compensation, the HRC continued to be guided by four compensation principles that have historically governed its pay decisions for named executives:

•

Pay for Performance – Link compensation to Company, business line and individual performance so that superior performance results in higher compensation and inferior performance results in lower compensation

•	Foster Risk Management Culture – Structure compensation to promote a culture of risk management consistent with the Company’s Vision and Values and that discourages imprudent risk-taking

•	Attract and Retain Top Executive Talent – Offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long-term Company performance

•

Encourage Creation of Long-Term Stockholder Value – Use performance-based long-term stock awards with meaningful and lasting share retention requirements to encourage sustained stockholder value creation

The HRC maintained the overarching compensation structure for our named executives put in place following the financial crisis. As in 2010 and 2011, the HRC awarded three primary elements of compensation for 2012: base salary, an annual incentive award, and a long-term equity-based incentive award. The HRC maintained the relative balance between annual fixed compensation and annual variable “at-risk” compensation, and continued to weight long-term compensation over annual, and equity compensation over cash. Within this framework, the HRC paid a portion of 2012 annual incentives in Restricted Share Rights (RSRs) that vest over three years and awarded long-term equity compensation in Performance Shares that “cliff” vest at the end of three years based on Company performance during that period. In maintaining this mix and weighting of compensation, the HRC considered feedback from our major stockholders received through our investor outreach program during 2012 and the approval by our stockholders of the advisory “say-on-pay” resolutions to approve executive compensation at each of our last two annual meetings by 96% of the votes cast.

The table below shows each named executive’s 2012 base salary, annual incentive award and target long-term equity incentive grant value as determined by the HRC. The table is not a substitute for, and should be read together with the Summary Compensation Table which presents 2012 named executive compensation in accordance with SEC disclosure rules and includes additional compensation elements and other important information.

Named Executive	Base Salary ($)		Annual Incentive Award ($)(1)	Long-Term Equity Incentive Award ($)(2)	Total ($)
John G. Stumpf	2,800,000		4,000,000	12,500,000	19,300,000
Timothy J. Sloan	1,700,000	(3)	1,600,000	5,500,000	8,800,000
David M. Carroll	1,500,000		1,425,000	5,500,000	8,425,000
David A. Hoyt	2,000,000		1,900,000	6,750,000	10,650,000
Avid Modjtabai	1,500,000		1,425,000	5,500,000	8,425,000
Carrie L. Tolstedt	1,700,000		1,530,000	5,500,000	8,730,000

(1)	A portion of the award was paid in RSRs that vest over three years as described in “—2012 Compensation Actions for Named Executives; 2012 Annual Incentive Compensation.”
(2)	Dollar value of 2012 grant of Performance Shares at “target.” Actual pay delivered or realized will be determined in first quarter 2015 and may range from zero to 150% of the target shares depending on Company performance. See “—2012 Compensation Actions for Named Executives; 2012 Long-Term Incentive Compensation” for additional information.
(3)	Annual rate effective March 11, 2012. See “—2012 Compensation Actions for Named Executives; 2012 and 2013 Annual Base Salaries.”

The table below shows the CEO’s and the average of the other named executives’ 2012 base salary, annual incentive award and target long-term equity incentive grant value as a percentage of the total in the table above, as well as the relative percentage of equity compensation to that total.

	Fixed	Variable “At-Risk”
	Base Salary	Annual Incentive(1)	Long-Term Incentive	Equity(1)
CEO	14%	21%	65%	70%
Non-CEO Average	19%	17%	64%	66%

(1)	Includes the portion of the annual incentive award paid in RSRs that vest over three years.

2012 Compensation Governance Highlights

In making 2012 named executive compensation decisions, the HRC:

•	Maintained the relative balance between base salary and annual incentive award opportunity to reduce undue focus on short-term financial performance at the risk of the Company’s long-term interests

➢	Capped annual incentive opportunities for the named executives other than the CEO at one times base salary

➢	Determined that the benefits to the Company and stockholders of achieving the appropriate compensation balance outweighed the non-deductibility of salaries in excess of IRC Section 162(m) limits

•	Maintained high proportion of total pay in long-term performance-based equity compensation to align management and stockholder interests in increasing stockholder value over the long-term

➢	Granted long-term equity compensation entirely in Performance Shares that vest based on achievement of three-year financial performance criteria relative to peers rather than upon the passage of time

■	Three-year vesting period further aligns compensation to long-term risk and strong risk management practices, as well as to our Company’s future performance

➢

Included second, absolute performance trigger that reduces the target number of Performance Shares by one-third for each year in the three-year performance period the Company incurs a Net Operating Loss (see definition below)

➢	To keep equity compensation “at risk” following retirement, provided for payment over time instead of immediately on retirement

•	Enhanced strong compensation risk-management practices to discourage imprudent short-term risk taking by requiring executives to bear the long-term risk of their activities

➢	Paid a portion of 2012 annual incentive awards in RSRs that vest over three years

■	Three-year vesting period further aligns compensation to long-term risk and strong risk management practices, as well as to our Company’s future performance

➢

For these RSR awards, and other equity awards granted to our named executives beginning in 2013, added an adjustment provision that gives the HRC full discretion to cancel all or a portion of these awards if:

■	The executive engages in misconduct which has or might reasonably be expected to have a reputational or other harm to the Company or any conduct that constitutes “cause,”

■

The executive engages in misconduct or commits a material error that causes or might be reasonably expected to cause significant financial or reputational harm to the Company or the executive’s business group,

■

The executive improperly or with gross negligence, including in a supervisory capacity, fails to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to the Company or the executive’s business group,

■	The award was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy, or

■	The Company or the executive’s business group suffers a material downturn in financial performance or suffers a material failure of risk management

➢	Evaluated the individual performance of named executives based on their focus on appropriate risk-management practices and outcomes

➢

Maintained overarching recoupment policies for recovery of previously awarded incentive compensation if the payments were based on materially inaccurate financial information or performance criteria, whether or not the executive was responsible

➢	Maintained a robust stock ownership requirement through one year after retirement

➢	Continued our prohibition on hedging and speculative trading in Company stock

The following table illustrates how our compensation principles were reflected in the HRC’s 2012 compensation actions:

	Pay for Performance	Risk Management	Attract and Retain Top Executive Talent	Encourage Creation of Long-Term Stockholder Value
Mix of Base Salary and Annual Incentive Opportunity	✓	✓	✓	✓
High Proportion of Long-Term Comp-At-Risk in Total Mix of Comp	✓	✓	✓	✓
Granted Only Performance Share Awards for Long-Term Comp	✓	✓	✓	✓
Performance-Based Total Comp Mixture	✓	✓	✓	✓
Compensation-Related Risk Management Policies		✓		✓

Compensation Elements

The Company’s executive compensation program provides a mix of direct cash and equity compensation, and offers participation in Company-sponsored plans that are generally available to other employees. The HRC determines the appropriate mix of direct compensation in its discretion guided by the Company’s compensation principles. For 2012, the elements of direct compensation included base salary, an annual incentive award, and long-term equity incentive in the form of Performance Shares. A portion of the 2012 annual incentive award for each named executive was paid in RSRs that vest over three years.

Pay Element	Description/Objectives	Performance Criteria	Vesting Period
Annual Compensation
Base Salary	• Paid in cash • Reflects the executive’s experience and level of responsibility • Decreased focus on short-term risk-taking outweighs limits on tax-deductibility	• Amount reviewed annually by HRC and subject to adjustment based on changes in responsibilities or competitive market conditions	N/A

Pay Element	Description/Objectives	Performance Criteria	Vesting Period

Annual Incentive Award

•     Typically paid in cash or a combination of cash and stock with a portion subject to vesting over time

•     Together with base salary and long-term compensation, intended to be competitive with total compensation for comparable positions and performance at peers

•     Award decision based on Company, business line and individual performance

•     HRC determines final award

		• Award opportunity and structure reviewed annually by HRC • Performance criteria established annually by the HRC	• Payout determined and awarded after end of fiscal year • Portion typically vests over three years
Long-Term Compensation
Performance Shares

•     Convert 1-for-1 into shares of common stock

•     Align management and stockholder interests

•     Emphasize performance-based culture

•     Include dividend equivalents subject to same vesting conditions

•     Strong retention tool

•     HRC determines performance criteria

•     2012 grants tied to Company’s RORCE ranking compared with peer group

•     2012 grants may vest from zero to 150% of target shares

•     2012 target shares adjusted downward by  1/3 for each year the Company incurs a Net Operating Loss

• Typically at end of 3-year measurement period • Failure to achieve performance targets may reduce award to zero

Pay Element	Description/Objectives	Performance Criteria	Vesting Period

RSRs	• Convert 1-for-1 into shares of common stock • Align management and stockholder interests • Include dividend equivalents subject to same vesting conditions • Strong retention tool	• HRC determines vesting criteria; typically time-based	• Typically vest over 3 to 5 years
Stock Options (not granted to named executives since 2009)	• Ten-year term • Exercise price set at closing stock price on date of grant	• Share price appreciation	• Typically ratably over 3 years
Plans and Programs

Deferred Compensation	• Voluntary • Provides financial planning opportunity • Market returns only for Company-originated plans	N/A	• Compensation deferred into accounts earning a return based on investment options similar to 401(k) Plan • Executive selects the time of payout

Benefit Programs

•    Company 401(k) Plan with Company match

•    Company Cash Balance Plan (frozen for future contributions July 2009)

•    Company health insurance, life insurance and severance plans

•    Employees pay certain costs for health insurance and life insurance

		• Available to all Company employees on the same terms	N/A

Pay Element	Description/Objectives	Performance Criteria	Vesting Period

• No employment agreements, severance agreements, or golden parachute agreements

Perquisites	• De minimis	N/A	N/A

Compensation Program Governance

In making compensation decisions for named executives, the HRC operates within a governance structure that assists it in making compensation decisions guided by our compensation principles. The HRC applies its discretion in taking into account all aspects of our compensation framework when making its compensation decisions. Key attributes of this compensation governance framework, in addition to HRC discretion, include:

•	Company performance

•	Peer Group analysis, as to both compensation and financial performance

•	Business line performance

•	Individual performance

•	Independent compensation consultant advice

•	Risk management

Company Performance.    At the core of the HRC’s compensation governance is an analysis of the Company’s performance on an absolute basis and relative to peers, reflecting the compensation principles of paying for performance and encouraging the creation of long-term stockholder value. For the applicable fiscal year, the HRC determines threshold performance measures under our Performance Policy, at least one of which must be achieved for annual incentives to be paid to named executives. Failure to achieve a threshold performance goal eliminates any annual incentive pay for the named executives. Upon satisfaction of a threshold performance goal, each named executive may be awarded a maximum amount of incentive compensation of 0.5% of the Company’s net income under the Performance Policy, as adjusted for certain items, or such lesser amount as the HRC determines in its discretion. (If stockholders approve the amendment and restatement of the LTICP under Item 3, this maximum will be reduced to 0.2% of net income.) However, even if one or more threshold performance goals are satisfied, the Company may not pay annual incentive awards to named executives if the Company does not have positive net income. As described below in “—HRC Discretion,” the HRC retains discretion to adjust the actual incentive award downward to zero. The HRC may also review Company performance measures as part of its deliberation on annual incentive compensation, including Company performance relative to the Financial Performance Peer Group.

Peer Group Analysis.    Reflecting the compensation principles of paying for performance and attracting and retaining top executive talent, the HRC uses Peer Group data to inform its decisions regarding the compensation of named executives. The HRC periodically reviews and may adjust the Peer Groups as part of its regular review of executive compensation pay and pay practices in connection with future compensation decisions.

Consistent with 2011, for 2012 the HRC used two separate (although overlapping) Peer Groups: (1) the Financial Performance Peer Group, which is a subset of the KBW Bank Sector Index and consists of 11 financial services companies that best match the Company in scope, scale, business model/mix and geography and that the Company most directly competes with for financial capital and customers, and (2) the Labor Market Peer Group, which consists of 10 companies that the Company most directly competes with for executive talent.

The HRC used the Financial Performance Peer Group to:

•	compare the Company’s relative overall financial performance, including for consideration of annual incentive awards;

•	set and measure the RORCE performance goal under our Performance Policy for purposes of Section 162(m) tax deductibility; and

•	set and measure the RORCE performance for vesting of long-term Performance Share awards.

The HRC used the Labor Market Peer Group to evaluate overall pay levels and compensation mix for named executives and to gauge the competitiveness of the Company’s pay practices.

The members of the two Peer Groups are:

Financial Performance Peer Group	Labor Market Peer Group
Bank of America Corporation	American Express Company
BB&T Corporation	Bank of America Corporation
Capital One Corporation	The Bank of New York Mellon Corporation
Citigroup Inc.	Citigroup Inc.
Fifth Third Bancorp	The Goldman Sachs Group, Inc.
JPMorgan Chase & Co.	JPMorgan Chase & Co.
KeyCorp	Morgan Stanley
The PNC Financial Services Group, Inc.	The PNC Financial Services Group, Inc.
Regions Financial Corporation	State Street Corporation
SunTrust Banks, Inc.	U.S. Bancorp
U.S. Bancorp

Financial Performance Peer Group.    For 2012, the HRC compared the Company’s financial performance with the Financial Performance Peer Group based on a number of measures commonly used for analyzing financial services companies, including those relating to:

•	income, including earnings per share, revenue, net interest margin, efficiency ratio, operating leverage and pre-tax pre-provision income;

•	stockholder returns, including return on average common equity, RORCE, total stockholder return, price-earnings ratio and market capitalization;

•	balance sheet size and composition, including average total deposits, retail deposit market share, and average loans;

•	credit quality, including non-performing assets ratios; and

•	capital ratios, including tier 1 capital ratio.

The HRC does not have a pre-established formula to determine which financial measures may be more or less important in evaluating the Company’s performance. In addition, then-current circumstances may impact the importance of some measures relative to others. For example, credit-related performance measures may be considered more relevant during times of economic stress than during other periods, revenue-related performance measures may be more relevant during times of economic growth, and productivity measures such as efficiency ratio, return on equity or return on assets may be more relevant during periods of slower economic growth. The HRC relies on the combined judgments of its members as to which financial measures to emphasize in evaluating the Company’s performance compared with the Financial Performance Peer Group. The HRC then makes its own judgment about the Company’s overall actual performance, including in comparison with the Financial Performance Peer Group.

As explained in more detail below, vesting of the 2012 Performance Shares also will depend on the Company’s long-term RORCE performance compared with members of the Financial Performance Peer Group.

Labor Market Peer Group.    In considering the 2012 compensation actions for named executives, as well as to track competitive pay levels and trends generally, the HRC reviewed compensation data for the Labor Market Peer Group. The Labor Market Peer Group companies provide the basis for our competitive compensation comparisons that the HRC considers in establishing the total compensation opportunities for our named executives.

Business Line Performance.    Each of Messrs. Carroll and Hoyt and Mses. Modjtabai and Tolstedt has business line performance goals for the businesses they manage. These goals reflect: the projected contribution of their business lines to the Company’s internally derived profit plan that management prepares and reviews annually with the Board; the difficulty of achieving the performance goals in the applicable economic, regulatory or strategic environment; and the quality of the business line results from a risk management perspective. Consideration of business line performance reflects all four compensation principles.

In considering annual incentive awards for named executives with business line responsibilities, the HRC evaluates business line financial results for the applicable executive taking into account not only the business line’s performance and its contribution to the Company’s overall performance, but also the quality of those results (e.g., risks taken to achieve the results, both in terms of risk outcomes and forward-looking measures of risk) and the difficulty of achieving those results (e.g., economic, business and regulatory conditions). Success or failure at achieving strategic business line objectives, including business line financial results, is factored into the HRC’s executive compensation decisions for these business line leaders. However, the HRC does not base incentive compensation decisions for these named executives solely on business line performance; the HRC believes they must also have a significant stake in the Company’s overall performance to encourage collaboration among business lines and as a check against unnecessary or excessive risk-taking at the individual business line level. Because of differences in organizational structure and external business segment reporting, our business lines rarely correspond perfectly to the business lines of Peer Group members. Therefore, the HRC does not compare business unit financial performance with the Financial Performance Peer Group. The HRC may consider the effects of acquisitions, divestitures, internal reorganizations or other changes in reporting relationships during the year. Although the HRC considers a business line’s financial results, achievement of specific business line performance goals may not be material in the context of the executive compensation decisions for these named executives. Business line performance goals nonetheless serve valuable additional purposes for the Company, including resource allocation and general strategic business direction.

Individual Performance.    The HRC considers the individual performance of the Company’s named executives, both as part of an annual assessment and in the Board’s year-round interactions with them. The HRC annually reviews the CEO’s achievement of individual qualitative objectives and the CEO’s assessment of each other named executive as part of overall executive compensation decision-making. These objectives include compliance with our policies on information security, regulatory compliance, diversity and inclusion objectives, as well as objectives appropriate for each executive’s position and responsibilities. For 2012, the HRC also evaluated the performance of each of our named executives based on their focus on appropriate risk-management practices and outcomes. The HRC may adjust or eliminate incentive compensation awards, regardless of achieving applicable financial performance goals or individual qualitative objectives, if the HRC determines that a named executive has failed to comply with our Code of Ethics and Business Conduct or with our policies on information security, regulatory compliance, and risk management. Consideration of individual performance reflects all four of the compensation principles.

Our CEO assists the HRC in evaluating individual performance for those executive officers who report to him. Our CEO also makes compensation recommendations to the HRC for these executives. The HRC makes its own determinations regarding our CEO’s individual performance and compensation with input from non-management members of the Board who ratify and approve the CEO’s compensation.

Independent Compensation Consultant Advice.    To establish a framework for evaluation of the competitiveness of 2012 compensation for our named executives, the HRC reviewed data compiled by Cook & Co., the HRC’s independent compensation consultant. This data included annual salary, annual incentive, long-term equity, and total compensation amounts for Labor Market Peer Group named executive officers. This compensation data was ranked within the Labor Market Peer Group by the aggregate amount of base salary, annual target and actual incentive awards, plus the annualized grant date value of long-term cash and equity compensation. The HRC also reviewed Cook & Co.’s calculations (excluding the Company) of the bottom quartile, average, median, and top-quartile amounts for each of these pay components as well as for total compensation. The HRC used this compensation information, together with any reported changes in Labor Market Peer Group compensation, to help develop a framework for evaluating the competitiveness of 2012 compensation for our named executives. The HRC’s use of the independent compensation consultant reflects the compensation principles of attracting and retaining highly qualified individuals with competitive compensation and paying for performance.

Cook & Co. also advises the HRC on the appropriateness of the Company’s executive pay philosophy and compensation principles, Peer Group selection and general executive compensation program design. George Paulin, the CEO of Cook & Co., attends most HRC meetings. Cook & Co. is retained by the HRC and does no other work for the Company or management other than to provide consulting services to the GNC and Board that are directly related to executive and non-employee director compensation.

Risk Management.    The HRC’s compensation governance framework also includes assessments of risks inherent in executive compensation practices, including the interplay between risk-taking and executive compensation. These risk management assessments involve a number of senior executives from the Company’s risk management, human resources, legal, and compliance functions. The Company has taken specific actions as a result of continued risk management assessments to strengthen the governance of executive compensation practices, including:

•

reducing the risks of focusing too greatly on short-term performance for named executives’ compensation by reducing target and maximum annual incentive opportunities in relation to salaries and increasing the emphasis on performance-based long-term incentives in total compensation;

•

awarding a portion of the annual incentive in equity with a three-year vesting period and that is subject to forfeiture or cancellation at the discretion of the HRC upon the occurrence of specified triggering events;

•	continuing to evaluate and further strengthen compensation recoupment (i.e., “clawback”) policies;

•	extending the holding requirement for stock compensation until after retirement;

•	keeping equity compensation “at risk” by paying over time into retirement instead of paying immediately upon retirement;

•

granting long-term incentive compensation in Performance Shares where the pay delivered or realized depends on the Company’s relative RORCE performance rather than granting time-vested stock options or RSRs;

•	including a second performance trigger in the Performance Share awards to reduce the target number if the Company incurs a Net Operating Loss;

•	evaluating the performance of our named executives’ based on their focus on appropriate risk-management practices and outcomes; and

•	reviewing the Company’s incentive and commission plans below the executive level with the HRC as part of the Board’s responsibility for oversight of compensation practices.

See also “Corporate Governance—Risk Management and Compensation Practices.”

Clawback and Recoupment Policies.    Wells Fargo has strong recoupment and clawback policies in place designed so that incentive compensation awards to our named executives encourage the creation of long-term, sustainable performance, while at the same time discourage our executives from taking imprudent or excessive risks that would impact the Company’s performance.

•

Under Wells Fargo’s award agreements, equity-based compensation grants to our team members since 2009 have been subject to any recoupment or clawback policy or requirement from time to time maintained by Wells Fargo or required by law.

•	In addition, the Company has three separate recoupment or clawback policies in place that are applicable to our executive officers.

•

Our Unearned Compensation Recoupment Policy adopted in 2006 allows for clawback of any bonus or incentive compensation paid or awarded to our executive officers in the event of misconduct by the executive that contributes to the Company having to restate all or a significant portion of its financial statements.

•

In 2009, the Company also adopted an additional clawback policy requiring recoupment or clawback of previously awarded incentive compensation if the payments were based on materially inaccurate financial information, whether or not the executive was responsible. The Company extended this policy in 2010 to cover all of its executive officers and has maintained this clawback policy in support of our compensation principles and incentive compensation risk management practices.

•

RSR awards granted as part of 2012 annual incentives, and other equity awards granted to our named executives beginning in 2013, included an adjustment provision that gives the HRC full discretion to cancel all or a portion of these awards if the executive took imprudent risk either intentionally, out of negligence or improperly as discussed in more detail above under “2012 Compensation Governance Highlights.”

If the Board or HRC determines to clawback or recoup compensation following a determination that a senior executive has engaged in misconduct, including in a supervisory capacity, that results in significant financial or reputational harm to the Company or in a material financial restatement, the Board or HRC will determine whether and to what extent public disclosure of information regarding such clawback or recoupment, including the amount of compensation and the executive(s) impacted, is appropriate, subject to applicable legal and contractual restrictions, including privacy laws.

The ongoing evaluation and enhancement of compensation-related risk management practices reflects the compensation principles of risk management, aligning management interests with stockholders’ interests and paying for performance.

HRC Discretion.    The final element in our compensation governance framework is the HRC’s exercise of business judgment and discretion to make compensation decisions for our named executives after taking into account all other aspects of our framework. There are certain situations where the HRC has no discretion to award incentive compensation; for example, if a performance goal required for payment of incentive compensation under our Performance Policy is not met. However, if a threshold performance goal under our Performance Policy is satisfied, the HRC has discretion to decline to make awards or to decrease the maximum amount of an award under the Performance Policy, if in the exercise of its business judgment the HRC determines it to be in the best interests of stockholders. The HRC also has discretion to pay some or all of annual incentive awards in stock instead of cash and/or to provide for vesting and payment of the award over time.

The HRC believes that compensation opportunities and its compensation decisions should reflect Company, business line and individual performance, and that our compensation governance framework provides a reliable and structured approach for making pay decisions. The HRC also believes that use of rigid formulas may not always provide the best results for stockholders; therefore, it takes into account all of the factors in our framework when making its compensation decisions. Given the paramount goal of superior Company performance for the benefit of stockholders, the HRC uses its discretion to make award decisions for our named executives. For example, the HRC may use its discretion to make an award to a named executive even if the executive’s business line has not achieved its financial performance goals, if the Company overall has performed at superior levels and the HRC determines an award is appropriate based on its evaluation of individual and other performance factors. Conversely, the HRC may use its discretion to reduce an incentive award to a named executive whose business line has underperformed on its objectives, despite the Company’s overall performance. In determining incentive awards, the HRC may also consider changes in economic conditions or other relevant factors during the fiscal year that may have affected Company or business line performance.

Impact of Prior Say on Pay Votes on Compensation Decisions and Feedback from Our Investor Outreach Program

At the Company’s 2012 annual meeting, our stockholders approved, by 96% of the votes cast, the non-binding advisory resolution on the 2011 compensation of named executives submitted to stockholders in accordance with the Dodd-Frank Act. The Company, Board and HRC pay careful attention to communications received from stockholders on executive compensation, including the non-binding advisory “say on pay” vote. The favorable advisory vote, as well as direct feedback on our executive compensation program and disclosures received in 2012 from the Company’s major stockholders and other stakeholders through our investor outreach program, was considered and reflected in the decision to maintain the overarching framework and balance for named executives’ compensation for 2012, but not for specific pay-level decisions. Based on the preference expressed by stockholders at the 2011 annual stockholders’ meeting, the Board has determined to have an annual advisory vote on executive compensation until the next advisory vote on the frequency of our advisory “say on pay” vote is held.

2012 Compensation Actions for Named Executives

The HRC took the compensation actions described below for the named executives in 2012. The HRC’s decision-making was conducted within the compensation governance framework described above.

2012 and 2013 Annual Base Salaries.    The HRC recalibrated executive officer base salaries and target and maximum payouts for annual incentive compensation in early 2010 as a result of its re-evaluation of the appropriate compensation structure for the Company’s executive officers. In setting base salaries at higher than pre-financial crisis levels and reducing target and maximum annual incentive compensation opportunities from pre-financial crisis levels, the HRC sought to achieve a better balance between fixed and variable annual compensation to reduce the focus on short-term performance and the potential related risks.

The annual base salaries for Mr. Stumpf ($2,800,000) and Ms. Tolstedt ($1,700,000) have not changed since March 2010. Effective March 11, 2012, Mr. Sloan’s salary was increased to $1,700,000 from $1,500,000 to achieve better parity among the Company’s senior level executives. Effective March 10, 2013, each of Mr. Carroll’s and Ms. Modjtabai’s base salaries were increased to $1,700,000 from $1,500,000 and Mr. Hoyt’s base salary was increased to $2,200,000 from $2,000,000 based on their responsibilities and as part of a competitive, balanced mix of total compensation. The base salaries for the named executives are paid entirely in cash.

2012 Annual Incentive Compensation.    In accordance with Section 162(m) and the Performance Policy, the HRC established two alternative Performance Policy goals as a precondition to any 2012 annual incentive awards: (1) EPS of at least $2.50 or (2) RORCE of at least the median of the Financial Performance Peer Group. The Company’s actual results exceeded both of these Performance Policy goals, with EPS of $3.36 and RORCE of 13.4%, which is above the median RORCE in the Financial Performance Peer Group (9.5%). As a result, the 2012 annual incentive awards paid to the named executives are expected to be deductible under Section 162(m). In addition, satisfaction of the Performance Policy goals gave the HRC the authority to award maximum 2012 incentive compensation of up to $94.5 million for each named executive (i.e., 0.5% of the Company’s 2012 net income of $18.9 billion), or such lesser amount as the HRC in its discretion determines.

In considering annual incentive compensation for the named executives and in exercising its discretion to pay less than the maximum permitted by the Performance Policy, the HRC established target and maximum incentive award opportunities of 50% and 100% of base salary, respectively, for the named executives other than Mr. Stumpf. The HRC did not establish a pre-determined target and maximum opportunity for Mr. Stumpf to retain greater discretion in determining his annual incentive award. The HRC established qualitative performance objectives for Mr. Stumpf regarding strategic leadership, financial discipline, risk management, talent development, succession planning, team member diversity, and his role in articulating the Company’s culture and Vision and Values to stakeholders and offering national leadership on relevant Company and industry issues.

In determining 2012 annual incentive awards for the named executives, the HRC considered information pertaining to the factors described above under “Compensation Program Governance.” Other than achievement of one of the alternative Performance Policy goals, no single factor was considered to be more important than others in the HRC’s decision-making process. In addition, although the HRC reviewed compensation data for similarly situated executives in the Labor Market Peer Group to assess the competitiveness of the Company’s overall pay and compensation mix, it did not make a separate preliminary determination of an annual incentive award amount and then adjust it to reflect the Labor Market Peer Group data.

The HRC determined to pay 2012 annual incentive awards to the named executives in the following manner:

•	for the portion of the award amount up to $1 million, all cash; and

•	for the portion of the award amount over $1 million, 2/3 in cash and 1/3 in RSRs that vest ratably over three years.

For example, an incentive award of $1.6 million would be paid in the form of $1.4 million in cash and $200,000 in RSRs (i.e., 1/3 of the amount over $1 million).

The HRC structured the payments in this manner to properly balance growth initiatives and appropriate risk taking, and to be consistent with the Company’s increased emphasis on long-term incentives as opposed to short-term cash payouts. The HRC also believes the payment of a portion of the annual incentive in the form of an RSR award that vests over time mitigates risks inherent in annual incentive compensation.

Stumpf.    In making the 2012 annual incentive compensation award determination for Mr. Stumpf, the HRC considered, among other factors, the following:

•	the Company’s record 2012 net income of $18.9 billion, record EPS of $3.36, and RORCE of 13.4%;

•

the Company’s relative performance compared with the Financial Performance Peer Group in the financial metrics discussed above under “—Compensation Program Governance—Peer Group Analysis—Financial Performance Peer Group;”

•	the Company’s relative performance compared with the Financial Performance Peer Group in

➢	1-, 3-, and 5-year return on average common equity,

➢	1-, 3-, and 5-year RORCE,

➢	1-, 3-, and 5-year total stockholder return;

•	the Company’s success in attaining strategic corporate objectives, including

➢	growing revenue year over year,

➢	improving the Company’s capital position while increasing common stock dividends and share repurchases,

➢	significant progress in achieving expense efficiency initiatives while pursuing revenue opportunities,

➢	improving market share in many businesses,

➢	managing the Company’s stabilized and improving credit quality,

➢	continued progress resolving mortgage-related and other legal matters,

➢	substantial but not complete progress in achieving diversity and inclusion initiatives; and

➢	positioning the Company for future success following the financial crisis and regulatory reform;

•	compensation of chief executive officers in the Labor Market Peer Group; and

•	the Board’s qualitative assessment of Mr. Stumpf’s performance.

The Board believes that Mr. Stumpf has continued to show strong and effective leadership in the aftermath of the financial crisis, leading the Company to outstanding 2012 financial performance without compromising our risk management principles. The Board believes his leadership continues to be critical to achieving our long-term strategic goals of strengthening our balance sheet and building capital to support future growth while returning more capital to our stockholders; reducing our risk profile through effective management of credit, market and operational risks; strategically positioning the Company to take advantage of revenue opportunities in existing and new businesses while managing our expenses by serving customers better and more efficiently; and communicating the Company’s mission and values to our investors, communities and other stakeholders. Upon consideration of Mr. Stumpf’s performance, including the factors set forth above, the HRC approved, and the Board ratified, a 2012 annual incentive compensation award for Mr. Stumpf of $4,000,000.

Sloan.    In making the 2012 annual incentive compensation award determination for Mr. Sloan, the HRC considered, among other things, the following:

•	the factors listed in the first 4 bullet points cited above for Mr. Stumpf;

•	compensation of chief financial officers in the Labor Market Peer Group; and

•	the recommendations of Mr. Stumpf based on his assessment of Mr. Sloan’s 2012 performance.

Since Mr. Sloan successfully transitioned to his new role as CFO during 2011, he has continued to play an integral part in the Company’s achievement of 2012 financial priorities, including planning and implementing the Company’s expense management and efficiency initiative, capital planning and risk management. He is a primary spokesman for the Company with investors, the media and the investment community and his efforts have furthered the Company’s reputation with those audiences. Upon consideration of Mr. Sloan’s performance, including the factors set forth above, the HRC approved a 2012 annual incentive compensation award for Mr. Sloan of $1,600,000.

Carroll, Hoyt, Modjtabai, and Tolstedt.    In making the 2012 annual incentive compensation award determinations for Messrs. Carroll and Hoyt, and Mses. Modjtabai and Tolstedt, the HRC considered, among other things, the following:

•	the factors listed in the first 4 bullet points cited above for Mr. Stumpf;

•	compensation of similarly situated executives in the Labor Market Peer Group, where such information was available;

•	the recommendations of Mr. Stumpf based on his assessment of their respective 2012 performance; and

•

success in achieving strategic objectives in the business lines for which each is responsible as discussed below, including success in furthering the Company’s objectives of cross-selling products from other business lines to customers, risk management, the Company’s efficiency initiative, and each executive’s ability to operate as a team.

In determining the annual incentive awards for 2012, the HRC considered each named executive’s success against his or her objectives for 2012, which included the financial performance of his or her respective business line and a risk and other qualitative assessment of how those results were achieved. The HRC did not evaluate financial performance based on whether specific business line numerical financial targets were achieved—and therefore specific business line numerical financial targets were not material in the context of 2012 annual incentive award decisions for these named executives—nor did it make a separate preliminary 2012 annual incentive award determination based on business line financial results and then adjust the award up or down based on other factors. Consistent with the process described above in “Compensation Program Governance,” the HRC, in its discretion, evaluated business line financial results not in isolation or with a predetermined or set importance or weight, but rather holistically, in the context of the business line’s contribution to the Company’s overall financial performance, the difficulty of achieving the results in the particular economic, regulatory or strategic environment, the quality of the results from a risk management perspective, and the collaboration among business lines. Additionally, the HRC has structured a majority of the total pay for these named executives to be provided in Performance Shares rather than annual incentive compensation. The HRC believes this compensation design is appropriate given the Company’s diversified business model, and a desired focus on teamwork and the long-term performance of the Company as a whole, as opposed to short-term financial results from annual individual business line performance.

Mr. Carroll led the Wealth, Brokerage and Retirement (“WBR”) businesses to achieve record net income of $1.3 billion in 2012 despite the continuing economic, political and regulatory uncertainties affecting capital markets. Under his leadership, WBR accomplished a number of important strategic objectives, including increasing client assets, continuing to leverage relationships with Wholesale Banking and Community Banking to attract new customers and increase the number of products and services we provide to our existing customers, and positioning WBR for future growth as the economy improves. Upon consideration of Mr. Carroll’s performance, including the factors set forth above, the HRC approved a 2012 annual incentive compensation award for Mr. Carroll of $1,425,000.

Mr. Hoyt led Wholesale Banking to achieve record net income of $7.8 billion in 2012 on broad-based and diversified loan growth achieved while continuing to adhere to the Company’s risk management principles. He positioned Wholesale Banking for future success by continuing to develop and strengthen customer relationships to provide the Company with additional opportunities to serve its customers as the economy improves. Upon consideration of Mr. Hoyt’s performance, including the factors set forth above, the HRC approved a 2012 annual incentive compensation award for Mr. Hoyt of $1,900,000.

Under Ms. Modjtabai’s leadership, Consumer Lending originated a record $524 billion of residential mortgages in 2012 and increased its auto and credit card lending even as the economic recovery remained uneven. Consumer Lending continued to effectively manage the Company’s credit exposure by improving credit quality and reducing non-strategic/liquidating consumer credit portfolios. Upon consideration of Ms. Modjtabai’s performance, including the factors set forth above, the HRC approved a 2012 annual incentive compensation award for Ms. Modjtabai of $1,425,000.

Ms. Tolstedt led Community Banking, combined with Consumer Lending and other business lines, to achieve net income of $10.5 billion in 2012. Under her leadership, Community Banking achieved a number of strategic objectives, including record cross-sell and record deposit levels, and the launch of several successful mobile banking initiatives. For the fourth consecutive year, Wells Fargo was the number one Small Business Administration lender in dollar volume in the U.S. Upon consideration of Ms. Tolstedt’s performance, including the factors set forth above, the HRC approved a 2012 annual incentive compensation award for Ms. Tolstedt of $1,530,000.

2012 Long-Term Incentive Compensation.    In February 2012, the HRC awarded long-term incentive compensation to the named executives in the form of Performance Shares under the LTICP. The named executives were awarded the following target number of Performance Shares: Stumpf—398,470; Sloan—175,327; Carroll—175,327; Hoyt—215,174; Modjtabai—175,327; and Tolstedt—175,327. Each Performance Share entitles the holder to receive one share of Company common stock upon vesting plus dividend equivalents on the final number of earned and vested Performance Shares reinvested as additional Performance Shares from the date of grant, subject to the same vesting terms. The 2012 Performance Share awards are scheduled to vest in the first quarter of 2015 based on the Company’s RORCE relative to the Financial Performance Peer Group, with the final number of earned and vested Performance Shares subject to adjustment upward (to a maximum of 150% of the original target number granted) or downward to zero, as follows:

•	if the Company’s RORCE rank is equal to or better than 75% of the companies in the Financial Performance Peer Group, the final number of Performance Shares will be 150% of the target number granted;

•

if the Company’s RORCE rank is between 50% and 75% of the companies in the Financial Performance Peer Group, the final number of Performance Shares will be interpolated on a straight-line basis between 100% and 150% of the target number granted;

•

if the Company’s RORCE rank is between 25% and 50% of the companies in the Financial Performance Peer Group, the final number of Performance Shares will be interpolated on a straight-line basis between 50% and 100% of the target number granted; and

•

if the Company’s RORCE rank is below 25% of the companies and is not the lowest in the Financial Performance Peer Group, the final number of Performance Shares will be interpolated on a straight-line basis between 0% and 50% of the target number granted.

In addition, for any year in the three-year performance period that the Company incurs a Net Operating Loss, the target number of Performance Shares will be reduced by one-third.

Under our stock ownership policy, executives are required to hold, while employed by the Company or an affiliate and for one year after retirement, shares of Company common stock equal to at least 50% of the after-tax profit shares acquired upon exercise of stock options or upon distribution of other Company stock-based awards, subject to a maximum requirement of 10 times the executive’s cash salary at the time of exercise or distribution of the award. Consistent with our stock ownership policy, and as a condition to receiving the Performance Share awards, each named executive has agreed to hold, while employed by the Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon exercise or vesting of equity awards. This holding restriction is intended to align the named executives’ interests with stockholders over the long-term and to mitigate compensation-related risk.

The HRC structured the vesting and the variability of the final award number as an incentive and reward for these named executives to achieve continued superior financial performance for the Company and its stockholders through the entire vesting period. The HRC included the downward adjustment for Net Operating Losses to reduce the target number of Performance Shares in the event of poor absolute Company performance and included the hold-past-retirement condition to maintain alignment with stockholders’ interests for more than the duration of each executive’s career and to mitigate compensation-related risk. For purposes of these awards, “Net Operating Loss” means for any year in the performance period a loss that results from adjusting a net loss as reported in the Company’s consolidated financial statements to eliminate the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) extraordinary losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or infrequent loss which is separately identified and quantified.

Similar to 2010 and 2011, the HRC chose to grant 2012 long-term incentive compensation in the form of Performance Shares. The HRC believes that Performance Shares closely align management’s interests with stockholders’ interests. The HRC also believes that the risks to management of forfeiting all or a significant portion of the Performance Share awards is an effective performance incentive, and the ability for management to earn additional Performance Shares for superior Company performance during the performance period provides a significant retention and motivational reward to the named executives.

The HRC chose RORCE as the performance measure because it represents a profitability goal that can be accurately compared with the Financial Performance Peer Group, and it is one of the performance measures approved by stockholders in the LTICP given our intent that the awards be tax deductible under Section 162(m). The HRC believes that RORCE effectively reflects the Company’s objective to achieve profitability with strong capital levels, capturing the importance of both performance and risk management.

In determining target values and realizable pay opportunities for the Performance Share awards, the HRC reviewed total compensation between the estimated median and 75th percentile for the Labor Market Peer Group. Total compensation, including long-term compensation, is intended to be competitive with total compensation for comparable positions and performance at peers. The HRC determined a dollar value of the Performance Share grants, taking into account individual experience and responsibilities, to provide an opportunity to realize variable compensation commensurate with performance. Administratively, the target dollar value of each executive’s Performance Share grant was converted to a number of shares of Company common stock using the closing stock price on the grant date.

In granting the 2012 Performance Shares and establishing their terms, the HRC considered the appropriateness of this award structure in the context of Federal Reserve guidance on incentive compensation arrangements, and the need for continued leadership by the named executives over the three-year performance and vesting period. The HRC believes that the Performance Share grants reinforce all four of the Company’s compensation principles.

Long-Term Incentive Compensation Program

Performance Shares have been the key component of our long-term incentive compensation program for named executives since 2009, serving a number of purposes, including linking pay of our named executives to the future long-term performance of our Company. The main features of the four Performance Share awards that our named executives had outstanding in 2012 and the amounts earned for a performance period ending in 2012 are summarized below:

Performance Period	Performance Measure	Performance Measure Target Levels and Adjustment Based on Future Performance	Performance Shares Earned
Retention Performance Shares granted December 2009 (2010-2012)	Average RORCE relative to KBW Bank Sector Index peer group

•      RORCE rank ≥ 75% of peers -150% of target earned

•      RORCE rank between 50% and 75% of peers -100% to 150% of target earned on a straight-line basis

•      RORCE rank between 25% and 50% of peers -50% to 100% of target earned on a straight-line basis

•      RORCE rank below 25% of peers -0% to 50% of target earned on a straight-line basis provided not lowest ranked

For the 2010-2012 performance period, 150% of the target Retention Performance Shares were earned based on the HRC’s certification in March 2013 of the Company’s average RORCE performance of 12.3% which resulted in a ranking equal to or greater than the 75th percentile compared with peers
Performance Shares granted June 2010 (June 2010-June 2013)	Average RORCE relative to Financial Performance Peer Group	Same as above	To be determined between 0% and 150% of target number by the HRC in third quarter 2013 based on average RORCE over three twelve-month performance periods ending June 2013 compared with peers
Performance Shares granted February 2011 (2011-2013)	Average RORCE relative to Financial Performance Peer Group	Same as above	To be determined between 0% and 150% of target number by the HRC in first quarter 2014 based on average RORCE over the 2011-2013 performance period compared with peers
Performance Shares granted February 2012 (2012-2014)	Average RORCE relative to Financial Performance Peer Group • Subject to downward adjustment by 1/3 for each year the Company incurs a Net Operating Loss	Same as above	To be determined between 0% and 150% of target number by the HRC in first quarter 2015 based on average RORCE over the 2012-2014 performance period compared with peers

For additional information about the terms of these awards, see the CD&A discussion above, the narrative discussion following the Grants of Plan-Based Awards Table, and footnotes (5) and (6) to the Outstanding Equity Awards at Fiscal Year-End Table in addition to our prior year proxy statements.

Other Compensation Components

Participation in Retirement and Other Benefit Programs.    Our named executives participate in the same benefit programs generally available to all our team members, including health, disability, and other benefit programs, which include the Company 401(k) Plan and, for employees hired prior to July 1, 2009, the Company’s qualified Cash Balance Plan (frozen in July 2009). Certain of the named executives, together with team members whose covered compensation exceeds IRC limits for qualified plans, also participated in non-qualified Supplemental 401(k) and Supplemental Cash Balance Plans prior to those plans being frozen in July 2009. Following the freezing of the plans, the Company no longer makes additional contributions for participants in these plans, although additional investment income continues to accrue to participants’ individual accounts at the rates provided for in the plans.

Named executives and certain other highly compensated team members also can participate in our Deferred Compensation Plan. Effective January 1, 2011, the Company amended this plan to provide for supplemental Company matching contributions for any compensation deferred into the Deferred Compensation Plan by a plan participant, including named executives, that otherwise would have been eligible (up to certain IRS limits) for a matching contribution under the Company’s 401(k) Plan.

The HRC believes these programs are similar to and competitive with those offered by our Labor Market Peer Group. We provide information about the benefits under these plans in the Pension Benefits table and Non-Qualified Deferred Compensation table and related narrative.

Perquisites and Other Compensation.    The HRC has intentionally limited perquisites to executive officers and in 2010 reduced or eliminated almost all executive perquisite programs, including those providing for relocation-related home purchase expenses and reimbursements for financial planning services, automobile allowance, club dues, and parking. For security or business convenience, we provide a car and driver to Mr. Stumpf, primarily for business travel and occasionally for commuting. In addition, the HRC may from time to time approve security measures if determined to be in the business interests of our Company for the safety and security of our executives and other team members. In 2012, the HRC approved residential security measures for Ms. Modjtabai and the Company paid for the cost of installing a home security system for Ms. Modjtabai as disclosed in the Summary Compensation Table.

Post-Retirement Arrangements.    We do not have employment or “golden parachute” or other severance agreements with our named executives. We have a plan that provides salary continuation for team members, including named executives, who are discharged under the circumstances stated in that plan.

Tax Considerations.    Section 162(m) of the IRC limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance-based compensation” from this limit. For 2012, the HRC awarded annual incentive awards to our named executives under our stockholder-approved Performance Policy, which is intended to provide “performance-based compensation” under IRC Section 162(m). Because salary is not considered “performance-based compensation” under Section 162(m), the portion of base salary paid to each of our named executives in excess of $1 million will not be tax deductible by the Company.

Of the three elements of compensation paid to named executives in 2012, annual base salary is not considered “performance-based compensation” and is therefore subject to the $1 million deduction limit under Section 162(m). In 2012, the Company paid an aggregate of approximately $5.1 million in base salary to its named executives in excess of the combined deduction limit for these executives, thereby forgoing approximately $1.8 million in aggregate tax benefit related to the loss of deduction for named executives’ compensation, assuming a 35% corporate tax rate. Based on the Company’s 2012 income before taxes of approximately $28.5 billion, the amount of deduction lost represents approximately 0.006% of such income. The 2012 annual incentive and Performance Share awards to the named executives are intended to be performance-based compensation and, therefore, tax deductible under Section 162(m). Although the HRC believes the tax-deductibility of executive compensation is important, it was outweighed for 2012 executive compensation purposes by the HRC’s desire to achieve the strategic and compensation goals described herein.

Conclusion

The HRC believes that its compensation decisions for the named executives in 2012 were consistent with the Company’s four compensation principles. Based on the considerations described herein, the HRC and the Company believe the compensation paid to the named executives for 2012 was reasonable and appropriate.

Executive Compensation Tables

The following tables, accompanying footnotes and narrative provide information about compensation paid to the Company’s named executives as described in the CD&A.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)(9)	All Other Compensation ($)(10)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
John G. Stumpf Chmn., Pres. & CEO	2012	2,800,000	12,500,004	—	4,000,000	3,558,081	15,000	22,873,085
	2011	2,800,000	12,000,026	—	3,100,000	1,928,295	14,700	19,843,021
	2010	3,239,847	11,000,009	—	3,300,000	1,405,335	28,531	18,973,722
Timothy J. Sloan Sr. Exec. VP & CFO	2012	1,661,686	5,500,008	121,350	1,600,000	111,111	15,000	9,009,155
	2011	1,331,402	5,500,004	—	1,400,000	87,786	14,700	8,333,892
David M. Carroll(1) Sr. Exec. VP, Wealth, Brokerage & Retirement	2012	1,500,000	5,500,008	—	1,425,000	168,135	15,000	8,608,143
	2011	1,500,000	5,000,026	—	1,400,000	96,227	14,700	8,010,953
	2010	1,374,329	4,969,072	—	1,500,000	64,187	14,700	7,922,288
David A. Hoyt Sr. Exec. VP, Wholesale Banking	2012	2,000,000	6,750,008	1,994,728	1,900,000	178,185	15,000	12,837,921
	2011	2,000,000	6,500,022	—	1,875,000	151,930	14,700	10,541,652
	2010	2,293,231	6,500,002	1,766,934	2,000,000	190,389	14,700	12,765,256
Avid Modjtabai Sr Exec. VP, Consumer Lending	2012	1,500,000	5,500,008	—	1,425,000	52,204	87,838	8,565,050

Carrie L. Tolstedt Sr. Exec. VP, Community Banking	2012	1,700,000	5,500,008	—	1,530,000	105,204	15,000	8,850,212
	2011	1,700,000	5,500,004	—	1,400,000	84,172	14,700	8,698,876
	2010	1,542,912	5,500,018	—	1,235,000	115,271	14,700	8,407,901

(1)	Although under SEC rules Mr. Carroll would not be considered a named executive, we elected to include information about Mr. Carroll’s compensation in the CD&A and these executive compensation tables given the substantially similar total 2012 compensation for Mr. Carroll and Ms. Modjtabai and the contributions of the Wealth, Brokerage & Retirement businesses managed by Mr. Carroll to the Company’s 2012 performance.

(2)	The amount shown for Mr. Sloan’s salary for 2011 and 2012 reflect increases effective in March 2011 following his appointment as CFO and in March 2012 to achieve better parity among the Company’s senior level executives.

(3)

For 2012, the stock awards included in column (e) consist of Performance Shares, which will vest, if at all, in the first quarter of 2015, subject to the Company’s achievement of certain performance conditions for the three-year period ending December 31, 2014. Because the achievement of these performance conditions depends upon the occurrence of market-related future events, the value shown for each of these awards is its grant date fair value calculated by multiplying the target number of shares subject to the award by $31.37, the NYSE closing price per share on the grant date. The target number of Performance Shares for purposes of calculating the value is the number of shares that would be earned for achieving the median performance for the performance period.

The table below shows the grant date, the target number of Performance Shares, the grant date per share fair value, and total grant date fair value for the 2012 stock awards shown in column (e).

Name	Grant Date	Performance Shares (#)	Per Share Fair Value ($)	Total Grant Date Fair Value ($)
Mr. Stumpf	2/28/2012	398,470	31.37	12,500,004
Mr. Sloan	2/28/2012	175,327	31.37	5,500,008
Mr. Carroll	2/28/2012	175,327	31.37	5,500,008
Mr. Hoyt	2/28/2012	215,174	31.37	6,750,008
Ms. Modjtabai	2/28/2012	175,327	31.37	5,500,008
Ms. Tolstedt	2/28/2012	175,327	31.37	5,500,008

For more information about the valuation model used to calculate the grant date fair value of stock awards, refer to “Note 19 (Common Stock and Stock Plans)” to our 2012 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)	The Performance Shares referred to in footnote (3) and included in column (e) are subject to adjustment upward (to a maximum of 150% of the target award) or downward (to zero) depending upon the achievement of certain performance conditions based on the average of the Company’s RORCE for the three fiscal years ending on December 31, 2012, 2013 and 2014, and ranked in comparison to the average RORCE for each company in the Financial Performance Peer Group for the same three fiscal years.

Assuming that the Company’s performance during the measurement period results in the maximum number of Performance Shares vesting, each named executive would be entitled to receive the following number of Performance Shares having the related total grant date value shown after his or her name: Mr. Stumpf—597,705 Performance Shares, $18,750,006; Mr. Sloan—262,990 Performance Shares, $8,249,996; Mr. Carroll—262,990 Performance Shares, $8,249,996; Mr. Hoyt—322,761 Performance Shares, $10,125,013; Ms. Modjtabai—262,990 Performance Shares, $8,249,996; and Ms. Tolstedt—262,990 Performance Shares, $8,249,996.

Additional information about the Performance Shares appears in the CD&A and in the Grants of Plan-Based Awards table, footnotes and related narrative.

(5)

The amount of stock awards shown in column (e) for each of Mr. Sloan, Ms. Modjtabai and Ms. Tolstedt does not include certain RSR grants as a portion of annual incentive awards earned for years prior to becoming a named executive, as follows: 22,839 RSRs granted to Mr. Sloan on February 22, 2011 as a portion of his 2010 annual incentive award with a grant date fair value of $716,688 based on the NYSE closing price per share on grant date; 4,251 RSRs granted to Ms. Modjtabai on February 28, 2012, as a portion of her 2011 annual incentive award with a grant date fair value of $133,354 based on the NYSE closing price per share on the grant date, and 12,215 RSRs granted to Ms. Tolstedt on February 23, 2010 as a portion of her 2009 annual incentive award with a grant date fair value of $333,347 based on the NYSE closing price per share on grant date. Because these RSRs were for service commencing in the prior year (2010 in the case of Mr. Sloan, 2011 in the case of Ms. Modjtabai, and 2009 in the case of Ms. Tolstedt), such RSR grants were not reported as compensation in the applicable year of grant. The potential for an annual incentive award was originally communicated to each of Mr. Sloan, Ms. Modjtabai, and Ms. Tolstedt as a cash incentive award, and such annual incentive award would have been reported as non-equity incentive compensation in column (g) earned for the applicable fiscal year if such executive had been a named executive officer for the respective year. See also footnote (7) below and footnote (5) to the Outstanding Equity Awards at Fiscal Year-End table.

(6)	The option awards shown in column (f) for 2012 represent the following grants of “reload” options to acquired shares of common stock: Mr. Hoyt—220,157 shares, 76,094 shares, and 379,107 shares at exercise prices per share of, respectively, $34.02, $33.84, and 29.31; and Mr. Sloan—55,411 shares at an exercise price per share of $33.81. The exercise price for each reload option was equal to the NYSE closing price of common stock on the date of the respective reload grant. These reload options were automatically granted to Messrs. Hoyt and Sloan upon the exercise of original options granted during 2003 that had the reload feature. See Grants of Plan-Based Awards for additional information about reload options.

The value of each of the 2012 option awards shown in column (f) represents its total grant date fair value based on a fair value per option share calculated using a Black-Scholes valuation model reflecting the assumptions for each option shown in the table below as to option term, annual stock price volatility, annual dividend rate, and risk-free interest rate.

Name	No. of Options	Fair Value Per Option Share	Expected Option Term	Annual Price Volatility	Annual Dividend Rate	Risk-Free Interest Rate
Mr. Hoyt	220,157	$2.19	0.50	24.99%	$0.88	0.15%
	76,094	2.59	0.50	29.71%	0.88	0.14%
	379,107	3.47	0.95	32.21%	0.48	0.12%
Mr. Sloan	55,411	2.19	0.50	24.99%	0.88	0.15%

The total grant date fair value for the 2010 option award shown in the Summary Compensation Table for Mr. Hoyt was also calculated based on a fair value per option share using a Black-Scholes valuation model reflecting assumptions similar in type to those described above for 2012 option awards. For more information about the valuation model used to calculate the grant date fair value of option awards, refer to “Note 19 (Common Stock and Stock Plans)” to our 2012 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(7)	Amounts shown in column (g) for 2012 reflect the annual incentive awards to the named executives. As discussed in the CD&A, a portion of the 2012 award was paid in RSRs. The number of shares of Company common stock subject to the award was determined by dividing the amount of the stock portion of the award by $36.50, the NYSE closing price of Company common stock on March 8, 2013, the grant date. These RSRs will vest in three equal annual installments, beginning on March 15, 2014. Amounts awarded to the named executives are as follows: Mr. Stumpf—27,398 shares; Mr. Sloan—5,480 shares; Mr. Carroll—3,882 shares; Mr. Hoyt—8,220 shares; Ms. Modjtabai—3,882 shares; and Ms. Tolstedt—4,841 shares. Although the RSRs were granted in 2013, they reflect compensation earned by the named executives for 2012 performance.

Similarly, amounts shown for 2011 reflect the annual incentive awards to the named executives, a portion of which award was paid in RSRs. The number of shares of Company common stock subject to the award was determined by dividing the amount of the stock portion of the award by $31.37, the NYSE closing price of Company common stock on February 28, 2012, the grant date. These RSRs will vest in three annual installments, beginning on March 15, 2013. Amounts awarded to the named executives are as follows: Mr. Stumpf—22,315 shares; Mr. Sloan—4,251 shares; Mr. Carroll—4,251 shares; Mr. Hoyt—9,298 shares; and Ms. Tolstedt—4,251 shares. Although the RSRs were granted in 2012, they reflect compensation earned by the named executives for 2011 performance.

(8)	Amounts shown in column (h) represent the change in the actuarial present value of each named executive’s pension benefits under the Company Cash Balance and Supplemental Cash Balance Plans from December 31, 2011 to December 31, 2012. Column (h) also includes the change in the pension value of Mr. Hoyt’s annuity contract. The change in the present value amount results from the actuarial method used for financial accounting purposes to calculate the current value of a future pension benefit payout and does not reflect the accrual of additional pension benefits beyond investment credits on cash balance accounts. Information about the pension benefits for our named executives, and applicable discussion of investment credits for cash balance accounts, appears under “Pension Benefits” below.

The actuarial present value of the pension benefits for the named executives, including Mr. Stumpf, was increased by use of a lower discount rate assumed for purposes of the calculation. A 5.00% rate was used for discounting at December 31, 2011 and a 4.00% rate was used at December 31, 2012 (a 100 basis point decrease year over year). In addition, the passage of time also contributed to increase the present value calculation because each named executive is one year closer to his or her normal retirement age. For Messrs. Stumpf and Carroll, the actuarial present value of the pension benefit is further increased due to a lower interest rate used to calculate their expected lump sum payments at retirement. Additional information about the actuarial and other assumptions used to compute the value of these pension benefits is discussed in “Note 1 (Summary of Significant Accounting Policies—Pension Accounting)” and “Note 20 (Employee Benefits and Other Expenses)” to our 2012 financial statements, and also in the narrative following the Pension Benefits table under “Post-Retirement Benefits—Valuation of Accumulated Benefits under the Combined Plans.”

(9)	Except as described below for Mr. Carroll, none of the named executives received any above-market or preferential earnings on deferred compensation for the years shown, and the amounts shown for Messrs. Stumpf, Sloan, and Hoyt, and Mses. Modjtabai and Tolstedt do not include any earnings on deferred compensation. The amount shown for Mr. Carroll includes above-market interest of $13,350 earned on amounts deferred by him under the Wachovia Corporation Executive Deferred Compensation Plan I and Wachovia Corporation Executive Deferred Compensation Plan II, calculated at a rate per annum equal to the prime rate averaged over four quarters plus 2%. These Wachovia deferred compensation plans were frozen prior to the Wachovia merger, and neither Mr. Carroll nor any other participants may make additional deferrals under, nor may any new team members participate in these plans, although interest will continue to accrue on previously deferred amounts.

(10)	For each named executive, “All Other Compensation” consists of Company matching contributions of $15,000 to the Company’s 401(k) Plan. For Ms. Modjtabai, column (i) also includes $72,838 paid for installation of a residential security system. The Company does not consider these security costs to be personal benefits because they arise from the nature of Ms. Modjtabai’s employment by the Company; however, SEC rules require disclosure of certain security costs as personal benefits.

2012 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (3)		Exercise or Base Price of Option Awards	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)		($/Sh)	(S/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)	(m)
John G. Stumpf	2/28/2012	—	4,000,000	—	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	398,470	597,705	—	—		—	31.37	12,500,004

Timothy J. Sloan	2/28/2012	—	850,000	1,700,000	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	175,327	262,990	—	—		—	31.37	5,500,008
	7/20/2012	—	—	—	—	—	—	—	55,411	(R)	33.81	33.81	121,350

David M. Carroll	2/28/2012	—	750,000	1,500,000	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	175,327	262,990	—	—		—	31.37	5,500,008

David A. Hoyt	2/28/2012	—	1,000,000	2,000,000	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	215,174	322,761	—	—		—	31.37	6,750,008
	7/16/2012	—	—	—	—	—	—	—	220,157	(R)	34.02	34.02	482,144
	4/26/2012	—	—	—	—	—	—	—	76,094	(R)	33.84	33.84	197,083
	1/09/2012	—	—	—	—	—	—	—	379,107	(R)	29.31	29.31	1,315,501

Avid Modjtabai	2/28/2012	—	750,000	1,500,000	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	175,327	262,990	—	—		—	31.37	5,500,008

Carrie L. Tolstedt	2/28/2012	—	850,000	1,700,000	—	—	—	—	—		—	—	—
	2/28/2012	—	—	—	—	175,327	262,990	—	—		—	31.37	5,500,008

(1)	Our Performance Policy under which we make annual incentive compensation awards to named executives is a “non-equity” incentive plan under SEC rules. The amounts shown in columns (d) and (e) represent the 2012 estimated possible future payment of awards to the named executives upon satisfaction of performance conditions established pursuant to the Performance Policy, except that the amount shown in column (d) for Mr. Stumpf represents his actual 2012 incentive award. As discussed in the CD&A, the HRC did not establish a pre-determined target and maximum incentive award opportunity for Mr. Stumpf to retain greater discretion in determining his annual incentive award. As permitted by SEC rules, Mr. Stumpf’s actual 2012 incentive award is presented as his “target” payout in column (d). The actual awards for all named executives are set forth in column (g) of the Summary Compensation Table. A portion of the actual awards was paid to the named executives in RSRs. See footnote (7) to the Summary Compensation Table.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent Performance Share awards included in column (e) of the Summary Compensation Table and discussed in footnotes (3) and (4) to that table. Additional information regarding the terms of these awards appears in the narrative following this table.

(3)	The options shown in column (j) for Messrs. Sloan and Hoyt designated with an “(R)” are reload option grants. These reload option grants were automatically granted upon the exercise of the related underlying original stock option using shares of Company common stock to pay the exercise price and are immediately exercisable. Under the LTICP, the term of each reload option is the same as the remaining term of the original option to which it relates. No original options having the reload feature have been granted under the LTICP since 2003. The reload option grants for Messrs. Sloan and Hoyt relate to original option grants made in 2003.

Additional Information about the Grants of Plan-Based Awards Table

As described in footnote (7) to the Summary Compensation Table, the HRC granted the number of RSRs shown in that footnote under the LTICP in March 2013 to the named executives for a portion of the final payout of their potential 2012 incentive award amounts shown in columns (d) and (e) in the above table. The HRC also granted the Performance Shares shown in columns (g) and (h) of the table to the named executives in February 2012. We provide certain information about the material terms of the RSRs and Performance Shares below. Additional information about the terms of these awards appears in the CD&A and, with respect to the Performance Shares, in footnotes (3) and (4) to the Summary Compensation Table.

As a condition to receiving any Performance Share and/or RSR award, the named executives have agreed to hold, while employed by the Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares and/or RSRs. Each Performance Share and RSR represents the right to receive one share of Company common stock upon vesting, net of applicable withholding taxes. Each of the Performance Share and RSR awards also includes the right to receive dividend equivalents in the form of additional Performance Shares or RSRs, as applicable. These additional Performance Shares and RSRs will be distributed in shares of Company common stock when and if the underlying Performance Shares and/or RSRs vest and are distributed. The HRC may reduce, delay vesting, revoke, cancel or impose additional conditions and restrictions on these awards to comply with any applicable law or regulations.

RSRs.    The RSRs granted to the named executives in March 2013 as a portion of their annual incentive compensation payout vest in three equal annual installments beginning on March 15, 2014. These RSR grants are subject to the holding requirement discussed above and are subject to substantially similar forfeiture provisions as described below for the Performance Shares and to the clawback and recoupment policies described below. Beginning for February 2012 grants, these RSR awards also are subject to a performance condition that provides the HRC full discretion to cancel all or a portion of the awards if the executive takes imprudent risk or engages in misconduct in the performance of his or her duties, including in a supervisory capacity, or the Company or the executive’s business group suffers a material downturn in financial performance or material failure of risk management. For more information about this additional clawback requirement, see the discussion on page 52 of the CD&A.

Performance Shares.    On February 28, 2012, the HRC granted Performance Shares under the LTICP to each named executive, subject to the achievement of specified performance criteria and satisfaction of additional conditions summarized below. The awards will vest after three years in the first quarter of 2015, with the target number of Performance Shares for each of these named executives subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on the Company’s RORCE relative to the Financial Performance Peer Group performance over the three year period ending December 31, 2014 as discussed below. Each Performance Share entitles the holder to receive one share of Company common stock upon vesting plus dividend equivalents reinvested as additional Performance Shares from the date of grant, subject to the same vesting terms. The potential target and maximum share amounts of these awards are shown for each of these named executives in columns (g) and (h) above.

The vesting and determination of the final number of 2012 Performance Shares is based upon the “Company’s RORCE Ranking” as of December 31, 2014. This ranking is determined by calculating the average of the Company’s RORCE for the three years ending December 31, 2012, 2013, and 2014 and then ranking the resulting average relative to the RORCE averages for the companies in the Financial Performance Peer Group for the same three-year period. As explained in the CD&A, if the Company’s RORCE rank is equal to or better than 75% of the companies in the Financial Performance Peer Group at the end of this period, the named executives who received 2012 Performance Share awards will be entitled to receive a final number of Performance Shares equal to the maximum number shown in column (h) above. If the Company’s RORCE rank is between 50% and 75% of the companies in the Financial Performance Peer Group, the named executive will be entitled to receive a final number of 2012 Performance Shares interpolated on a straight-line basis between 100% and 150% of the target number shown in column (g). This target number, and thus the named executives’ final Performance Share award, is subject to downward adjustment on a straight-line basis (and potentially to zero) if the Company’s RORCE rank falls below 50% of the companies in the Financial Performance Peer Group. In addition, these 2012 Performance Share awards are subject to a second, absolute performance condition which would operate to reduce the target number of Performance Shares by one-third for each year in the three-year performance period the Company incurs a Net Operating Loss.

Named executives who received an award of 2012 Performance Shares will forfeit this award if employment with the Company terminates prior to the vesting date for the Performance Shares, other than because of termination of employment due to death, disability, displacement, divestiture, a change-in-control of any Company affiliate that employs the named executive, retirement or as the result of an acquisition transaction (see “Potential Post-Employment Payments” below). Upon the named executive’s retirement prior to the vesting date for the Performance Shares, the award will continue to vest in accordance with its terms (including satisfying the Net Operating Loss condition) on the scheduled vesting date provided the executive meets certain additional vesting conditions following termination of employment through that vesting date. Those additional conditions are (1) complying with the terms of an agreement with the Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers, (2) complying with specified non-disparagement requirements, and (3) not performing services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or its affiliates for which the named executive had executive responsibilities while employed by the Company or its affiliates and which does business in any location in the geographic footprint of the Company in which the executive had executive responsibilities. In addition, these 2012 Performance Share awards are also subject to recovery or “clawback” in certain circumstances under the Company’s clawback and recoupment policies described below.

Clawback and Recoupment Policies.    The Company has multiple clawback and recoupment policies in place applicable to our executives as risk balancing features of our compensation program and to encourage long-term sustainable performance. Since 2006, the Company has had in place a clawback policy that allows the Company to recover any bonus or incentive compensation or cancel unvested equity awards in the event of any misconduct by the executive officer that contributed to the Company having to restate all or a significant portion of its financial statements. In 2009, the Company adopted an additional clawback policy requiring the Company to recover incentive compensation paid to any executive officer on the basis of materially inaccurate financial statements or any other materially inaccurate performance criteria, regardless of whether or not the executive engaged in misconduct. The Company subsequently extended this policy to all executive officers in 2010. This supplemented policy also provides for specific enforcement mechanisms to implement the Company’s right to recoup payments under the policy. Furthermore, equity awards granted by the Company since 2009, including awards granted to our named executives, are subject to any recoupment or clawback policies maintained by the Company or required by law.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012 (1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(2)		(c)	(e)	(f)	(g)(3)(4)(6)	(h)	(i)(5)(6)	(j)
John G. Stumpf	550,260		—	28.43	2/24/2014	—	—	—	—
	597,020		—	29.91	2/22/2015	—	—	—	—
	190,880		—	30.67	8/1/2015	—	—	—	—
	774,200		—	32.25	2/28/2016	—	—	—	—
	226,812	(R)	—	32.52	2/25/2013	—	—	—	—
	120,040		—	32.93	6/27/2016	—	—	—	—
	201,402	(R)	—	36.67	2/25/2013	—	—	—	—
	800,000		—	34.39	2/27/2017	—	—	—	—
	400,000		—	35.06	6/26/2017	—	—	—	—
	2,000,000		—	31.40	2/26/2018	—	—	—	—
	—		—	—	—	17,006	581,267	—	—
	—		—	—	—	22,841	780,691	—	—
	—		—	—	—	599,885	20,504,069	—	—
	—		—	—	—	—	—	420,515	14,373,214
	—		—	—	—	—	—	399,269	13,647,005
	—		—	—	—	—	—	407,855	13,940,482
Timothy J. Sloan	220,100		—	28.43	2/24/2014	—	—	—	—
	238,820		—	29.91	2/22/2015	—	—	—	—
	258,080		—	32.25	2/28/2016	—	—	—	—
	120,040		—	32.93	6/27/2016	—	—	—	—
	64,750	(R)	—	35.42	2/25/2013	—	—	—	—
	60,845	(R)	—	36.56	2/25/2013	—	—	—	—
	392,380		—	34.39	2/27/2017	—	—	—	—
	494,080		—	31.40	2/26/2018	—	—	—	—
	491,011		—	13.05	2/24/2019	—	—	—	—
	55,411	(R)	—	33.81	2/25/2013	—	—	—	—
	—		—	—	—	12,631	431,727	—	—
	—		—	—	—	164,737	5,630,709	—	—
	—		—	—	—	15,897	543,368	—	—
	—		—	—	—	4,351	148,721	—	—
	—		—	—	—	—	—	182,998	6,254,868
	—		—	—	—	—	—	179,456	6,133,819
David M. Carroll	29,552		—	188.00	4/22/2013	—	—	—	—
	19,119		—	224.26	4/19/2014	—	—	—	—
	17,641		—	253.04	4/18/2015	—	—	—	—
	21,441		—	281.52	3/31/2016	—	—	—	—
	7,023		—	293.12	2/20/2017	—	—	—	—
	16,351		—	169.72	2/19/2018	—	—	—	—
	16,221		—	205.93	2/19/2018	—	—	—	—
	18,924		—	241.09	2/19/2018	—	—	—	—
	—		—	—	—	3,697	126,367	—	—
	—		—	—	—	4,351	148,721	—	—
	—		—	—	—	—	—	191,144	6,533,308
	—		—	—	—	—	—	166,362	5,686,270
	—		—	—	—	—	—	179,456	6,133,819

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(2)		(c)	(e)	(f)	(g)(3)(4)(6)	(h)	(i)(5)(6)	(j)
David A. Hoyt	619,040		—	28.43	2/24/2014	—	—	—	—
	597,020		—	29.91	2/22/2015	—	—	—	—
	127,260		—	30.67	8/1/2015	—	—	—	—
	709,680		—	32.25	2/28/2016	—	—	—	—
	60,020		—	32.93	6/27/2016	—	—	—	—
	672,650		—	34.39	2/27/2017	—	—	—	—
	823,460		—	31.40	2/26/2018	—	—	—	—
	76,094	(R)	—	33.84	2/25/2013	—	—	—	—
	220,157	(R)	—	34.02	2/25/2013	—	—	—	—
	—		—	—	—	109,713	3,749,981	—	—
	—		—	—	—	7,394	252,734	—	—
	—		—	—	—	9,517	325,291	—	—
	—		—	—	—	299,942	10,252,018	—	—
	—		—	—	—	—	—	248,486	8,493,258
	—		—	—	—	—	—	216,271	7,392,136
	—		—	—	—	—	—	220,242	7,527,868
Avid Modjtabai	68,780		—	28.43	2/24/2014	—	—	—	—
	99,520		—	29.91	2/22/2015	—	—	—	—
	129,040		—	32.25	2/28/2016	—	—	—	—
	27,220	(R)	—	32.80	2/25/2013	—	—	—	—
	168,170		—	34.39	2/27/2017	—	—	—	—
	210,810		—	31.40	2/26/2018	—	—	—	—
	62,420		—	13.05	2/24/2019	—	—	—	—
	—		—	—	—	3,425	117,071	—	—
	—		—	—	—	3,235	110,558	—	—
	—		—	—	—	4,351	148,721	—	—
	—		—	—	—	—	—	133,801	4,573,323
	—		—	—	—	—	—	166,362	5,686,270
	—		—	—	—	—	—	179,456	6,133,819
Carrie L. Tolstedt	161,992		—	28.43	2/24/2014	—	—	—	—
	398,020		—	29.91	2/22/2015	—	—	—	—
	451,620		—	32.25	2/28/2016	—	—	—	—
	92,918	(R)	—	33.32	2/25/2013	—	—	—	—
	140,704	(R)	—	35.46	2/25/2013	—	—	—	—
	420,410		—	34.39	2/27/2017	—	—	—	—
	25,700	(R)	—	35.06	2/25/2013	—	—	—	—
	56,040		—	35.06	6/26/2017	—	—	—	—
	625,830		—	31.40	2/26/2018	—	—	—	—
	782,288		—	13.05	2/24/2019	—	—	—	—
	—		—	—	—	77,364	2,644,289	—	—
	—		—	—	—	4,281	146,329	—	—
	—		—	—	—	1,737	59,383	—	—
	—		—	—	—	4,351	148,721	—	—
	—		—	—	—	—	—	210,258	7,186,625
	—		—	—	—	—	—	182,998	6,254,868
	—		—	—	—	—	—	179,456	6,133,819

(1)	In accordance with SEC rules, this table does not include stock awards granted in March 2013.

(2)	The options shown in column (b) designated with an “(R)” are reload option grants. These reload option grants were automatically granted to each named executive upon his or her exercise of the related underlying original stock option having the reload feature, using shares of Company common stock to pay the exercise price, and are immediately exercisable. Under the LTICP, the term of each reload option is the same as the remaining term of the original option to which it relates. The original options to which each reload option grant shown in column (b) relates were granted on or before February 25, 2003. No original options having the reload feature have been granted under the LTICP since that date.

(3)	The unvested units of stock shown for the named executives in column (g) represent, for Messrs. Stumpf and Hoyt, Performance Share Awards granted in 2009 for which the performance period was completed on December 31, 2012, subject to action by the HRC taken in March 2013 to certify the satisfaction of performance criteria for vesting and dividend equivalents credited in the form of additional shares and for each executive officer, RSRs and dividend equivalents credited in the form of additional RSRs. These additional shares and RSRs will vest in each case when and as the related Performance Share Award or RSR, as the case may be, vests. The table below provides information about the vesting period for each of the 2009 Performance Share Awards, RSRs and related dividend equivalents:

Name	Outstanding Time Vested Stock Awards and Dividend Equivalents (column (g))	Grant Date	Award Vesting Period
Mr. Stumpf	599,885	12/24/2009	In full on March 1, 2013, based on the satisfaction of applicable performance criteria certified by the HRC on that date for the three-year performance period ended December 31, 2012
	17,006	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	22,841	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015
Mr. Sloan	12,631	2/23/2010	In three equal installments—one-third vested on each of March 15, 2011 and 2012 and the remaining one-third will vest on March 15, 2013
	164,737	2/23/2010	25% will vest on March 15, 2013; 30% will vest on March 15, 2014; and 40% will vest on March 15, 2015 *.
	15,897	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	4,351	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015
Mr. Carroll	3,697	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	4,351	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015
Mr. Hoyt	299,942	12/24/2009	In full on March 1, 2013 based on the satisfaction of applicable performance criteria certified by the HRC on that date for the three-year performance period ended December 31, 2012

Name	Outstanding Time Vested Stock Awards and Dividend Equivalents (column (g))	Grant Date	Award Vesting Period
	109,713	2/24/2009	30% vested on July 1, 2012, 30% will vest on July 1, 2013 and 40% will vest on July 1, 2014
	7,394	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	9,517	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015
Ms. Modjtabai	3,425	2/23/2010	In three equal installments—one-third vested on each of March 15, 2011 and 2012 and the remaining one-third will vest on March 15, 2013
	3,235	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	4,351	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015
Ms. Tolstedt	77,364	2/24/2009	30% vested on July 1, 2012, 30% will vest on July 1, 2013 and 40% will vest on July 1, 2014
	4,281	2/23/2010	In three equal installments—one-third vested on each of March 15, 2011 and 2012 and the remaining one-third will vest on March 15, 2013
	1,737	2/22/2011	In three equal installments—one-third vested on March 15, 2012 and the remaining award will vest in equal installments on March 15, 2013 and 2014
	4,351	2/28/2012	In three equal installments on March 15, 2013, 2014 and 2015

*	Because Mr. Sloan would become retirement eligible prior to final vesting of the indicated RSR, 5% of the RSR and related dividend equivalents credited as of that time vested in November 2010 to provide for payment of tax withholding obligations on the RSR award.

(4)	The RSRs referenced for Mr. Sloan for 2010 performance were granted in February 2011, the RSRs referenced for Ms. Modjtabai for 2011 performance were granted in February 2012, and the RSRs referenced for Ms. Tolstedt for 2009 performance were granted in February 2010, in each case prior to their becoming named executive, as a portion of their respective annual incentive awards for the immediately preceding fiscal year. See footnote (5) to the Summary Compensation Table.

(5)

The number of shares shown in column (i) represent the target amount of (1) Performance Shares granted during 2010 that will vest in full if at all in the third quarter of 2013, subject to the HRC’s determination that the Company has met as of June 30, 2013, certain performance criteria specified in the award, (2) Performance Shares granted during 2011 that will vest in full, if at all, during the first quarter of 2015, subject to the HRC’s determination that the Company has met as of December 31, 2014, certain performance criteria specified in the award; and (2) Performance Shares granted in 2012 that will vest in full if at all in the first quarter of 2016, subject to the HRC’s determination that the Company has met as of December 31, 2015 certain performance criteria specified in the award and the additional Net Operating Loss performance condition discussed following the Grants of Plan-Based Awards table above. See the CD&A—2012 Long-Term Incentive Compensation.

(6)	As stated in footnotes (4) and (5), the number of RSRs shown in column (g) and the number of Performance Shares shown in column (i) include dividend equivalents credited in the form of, respectively, unvested additional RSRs and Performance Shares. These additional RSRs and Performance Shares were calculated based on dividends paid on the Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2012, each named executive was credited with the following number of dividend equivalents in the form of additional RSRs and Performance Shares: Mr. Stumpf, 31,729 RSRs (includes 2009 Performance Shares) and 46,176 Performance Shares; Mr. Sloan, 9,477 RSRs and 11,856 Performance Shares; Mr. Carroll, 256 RSRs and 20,214 Performance Shares; Mr. Hoyt, 21,937 RSRs (includes 2009 Performance Shares) and 25,978 Performance Shares; Ms. Modjtabai, 405 RSRs and 17,496 Performance Shares; and Ms. Tolstedt, 4,729 RSRs and 21,822 Performance Shares.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
John G. Stumpf	—	—	37,756	1,296,556
	—	—	8,307	283,032
Timothy J. Sloan	86,000	1,842,980	—	—
	70,599	790,003	—	—
	—	—	7,766	264,578
	—	—	12,340	420,435
David M. Carroll	40,175	829,212	—	—
	235,973	4,905,879	—	—
	—	—	38,113	1,311,845
	—	—	1,807	61,548
David A. Hoyt	239,711	1,164,995	—	—
	281,464	3,208,690	—	—
	97,000	1,088,340	—	—
	437,407	2,628,816	—	—
	—	—	46,408	1,551,878
	—	—	3,612	123,062
Avid Modjtabai	24,778	119,678	—	—
	90,000	1,864,800	—	—
	—	—	3,346	114,009
	—	—	1,581	53,868
Carrie L. Tolstedt	48,818	169,154	—	—
	216,300	1,196,139	—	—
	34,112	91,079	—	—
	—	—	32,724	1,094,302
	—	—	4,184	142,537
	—	—	850	28,950

(1)	For purposes of column (c), the “value realized” on exercise of an option, including a reload option, means the amount equal to the difference between the option exercise price and the NYSE closing share price of our common stock on the date of exercise.

(2)	The number of shares shown in column (d) represents Performance Shares awards and RSRs and related dividend credits in the form of, respectively, additional Performance Shares and RSRs that vested on various dates during 2012. The “value realized” upon the vesting of these Performance Shares Awards and RSRs and dividend credits is equal to the number of shares vested times the NYSE closing share price of our common stock on each applicable vesting date.

Post-Employment Compensation

During 2012, our named executives were eligible to participate in the following two plans that provide post-employment compensation:

•	Wells Fargo 401(k) Plan

•	A defined contribution plan intended to qualify under the IRC as both an employee stock ownership plan and a 401(k) cash or deferred arrangement and to comply with ERISA.

•

U.S. team members who work at least 17.5 hours in a part-time or regular position with the Company or a participating subsidiary and who have completed one month of service are eligible to participate. After completion of one year of service, participants will be eligible to receive Company matching and discretionary profit sharing contributions. U.S. team members in positions classified as “flexible” are not eligible to participate.

•	Information about the amount of Company contributions in 2012 for each named executive appears in column (i) and footnote (10) of the Summary Compensation Table.

•	Wells Fargo Deferred Compensation Plan

•	An unfunded non-qualified deferred compensation plan subject to IRC 409A.

•

Allows certain members of management and highly compensated team members to defer receipt of compensation that would otherwise be currently paid to them until a future date, as selected by the team member. The amount deferred includes both employee and employer contributions.

•	Any team member who has been selected for participation is eligible to defer in any given year.

•	Information about the named executives’ participation, including benefits accrued in 2012, appears in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below.

Our named executives, except Mr. Carroll, were eligible to participate in the following plans that provide post-employment compensation. Effective July 1, 2009, these plans were frozen and no further benefits are provided under the plan for compensation or periods of service after that date.

•	Wells Fargo Cash Balance Plan

•	A defined benefit pension plan intended to qualify under the IRC and comply with ERISA.

•	Prior to the freeze, U.S. team members who had completed one year of service with the Company or a participating subsidiary automatically participated.

•	Information about the named executives’ benefits appears in the Pension Benefits table, footnotes and accompanying narrative below.

•	Wells Fargo Supplemental Cash Balance Plan

•	An unfunded non-qualified deferred compensation plan subject to IRC Section 409A.

•

Prior to the freeze, team members who completed one year of service and who lost benefits under the qualified Wells Fargo Cash Balance Plan due to IRC imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan were eligible to participate.

•	Information about the named executives’ benefits appears in the Pension Benefits table, footnotes and accompanying narrative below.

•	Wells Fargo Supplemental 401(k) Plan

•	An unfunded non-qualified deferred compensation plan subject to IRC Section 409A.

•

Prior to the freeze, team members who completed one year of service and who lost benefits under the qualified Wells Fargo 401(k) Plan due to IRC imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan were eligible to participate.

•	Information about the named executives’ benefits appears in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below.

Mr. Carroll was eligible to participate in the following plans that provide post-employment compensation until the dates such plans were frozen as described below:

•	Wachovia Pension Plan

•	A defined benefit pension plan intended to qualify under the IRC and comply with ERISA.

•

Effective January 1, 2008, the Wachovia Pension Plan Final Average Earning formula was frozen and benefits were provided under a cash balance formula. Additionally the plan was frozen to new employees. Effective July 1, 2009, the plan was frozen completely and merged into the Wells Fargo Cash Balance Plan. Compensation credits ceased upon plan freeze.

•

Prior to the freeze and merger, U.S. team members who had completed one year of service with Wachovia Corporation or a participating subsidiary prior to January 1, 2008 automatically participated in the Wachovia Pension Plan.

•	Information about Mr. Carroll’s benefits appears in the Pension Benefits table, footnotes and accompanying narrative below.

•	Wachovia Deferred Compensation Plans

•	Unfunded non-qualified deferred compensation plans.

•	Allowed certain highly compensated and management team members to defer the receipt of compensation that would otherwise be paid to them in the year earned until a future year.

•	Effective December 31, 2001, frozen to new contributions.

•	Prior to the freeze, senior managers selected by Wachovia Corporation’s former Chief Executive Officer were eligible to participate.

•	Information about Mr. Carroll’s benefits appears in the Non-Qualified Deferred Compensation table, footnotes and accompanying narrative below.

•	Wachovia Savings Restoration Plan

•	An unfunded, non-qualified deferred compensation plan.

•	Effective December 31, 2007, frozen to additional contributions.

•	Provided for pre-tax deferral contributions to restore 401(k) savings plan contributions beyond the IRS qualified savings plan contribution limitations.

•	Prior to the freeze, employees with an annual base salary greater than the IRC annual covered compensation limit were eligible to participate.

•	Information about Mr. Carroll’s benefits appears in the Non-Qualified Deferred Compensation table, footnotes and accompanying narrative below.

Mr. Stumpf may become eligible to receive benefits provided under our Chairman/CEO Retirement Policy. Information about Mr. Stumpf’s benefits under the Chairman/CEO Retirement Policy appear under “Potential Post-Employment Payments” below. We also describe under “Potential Post-Employment Payments” the benefits that would be payable to our named executives under certain of these plans (excluding benefits under plans in which all team members generally may participate), assuming each named executive had terminated employment with the Company on December 31, 2012.

2012 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)		(d)	(e)
John G. Stumpf	Cash Balance Plan(3)	27		$918,422	—
	Supplemental Cash Balance Plan(3)	27		$18,619,616	—

	Total			$19,538,038	—

Timothy J. Sloan	Cash Balance Plan	21		150,548	—
	Supplemental Cash Balance Plan	21		1,090,996	—

	Total			1,241,544	—

David M. Carroll	Cash Balance Plan (4)	28		844,109	—

	Total			844,109	—

David A. Hoyt	Cash Balance Plan	27	(6)	191,442	—
	Supplemental Cash Balance Plan	27	(6)	1,980,055	—
	Annuity Contract(5)	n/a		153,244	—

	Total			2,324,741	—

Avid Modjtabai	Cash Balance Plan	16		149,305	—
	Supplemental Cash Balance Plan	16		392,354	—

	Total			541,659	—

Carrie L. Tolstedt	Cash Balance Plan	20		240,659	—
	Supplemental Cash Balance Plan	20		963,976	—

	Total			1,204,635	—

(1)	As a result of the freeze of the Wells Fargo Cash Balance Plan and the Wells Fargo Supplemental Cash Balance Plan, credited service for all of the plans listed in the above table was frozen as of July 1, 2009.

(2)	The amounts shown in column (d) are determined as of December 31, 2012. See the information under “Valuation of Accumulated Benefits under the Combined Plans” below. Following the freeze of the Combined Plans, no additional benefits will accrue other than investment credits as described in the narrative below.

(3)	Under the terms of the Combined Plans, Mr. Stumpf is entitled to receive the greater of his vested “Account Balances” and an “Alternative Benefit” under the retirement plans described below under “Alternative Retirement Benefit Calculation.” Since the formula used to compute the “Alternative Benefit” under these plans results in a greater benefit, this greater benefit is included in column (d).

(4)	Effective July 1, 2009, the Wachovia Corporation Pension Plan was frozen and merged into the Wells Fargo Cash Balance Plan. Accordingly, the benefits Mr. Carroll accrued under the Wachovia Pension Plan, as described below under “Wachovia Pension Plan,” will be paid from the Wells Fargo Cash Balance Plan.

(5)	Mr. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226. The amount shown in column (d) under “Annuity Contract” is the present value of Mr. Hoyt’s right to receive that annuity upon reaching age 65.

(6)	Mr. Hoyt’s years of credited service under the Combined Plans include his prior years of service with the former Wells Fargo. All eligible employees of the former Wells Fargo also received credit under the Combined Plans for their years of prior service.

Wells Fargo Cash Balance Plan and Supplemental Cash Balance Plan.    Under the Wells Fargo Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account (the Account). Prior to the freeze of the Cash Balance Plan on July 1, 2009, a team member’s Account was credited with compensation credits and investment credits each quarter. Compensation credits to the Account were based on a percentage of the team member’s certified compensation for the quarter, subject to the annual IRC maximum. The percentage was based on points assigned to each team member equal to the sum of the team member’s age and years of credited service as of the end of each quarter. Since the freeze of the Cash Balance Plan, Accounts are no longer credited with compensation credits.

Each Account continues to be credited, on the last day of each quarter, with investment credits. For 2012, the quarterly investment credit was determined by multiplying the amount of the Account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). Under the Cash Balance Plan, the investment credit for each calendar quarter beginning on or after January 1, 2009 shall not be less than 25% of 2.83%. The minimum rate does not apply to the Supplemental Cash Balance Plan.

The Account balance vested 100% after three years of service with the Company. The value of the vested Account balance in the Cash Balance Plan is payable to the team member at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as provided under the Cash Balance Plan and as elected by the team member.

As permitted by ERISA and the IRC, team members who participated in the Cash Balance Plan, including the named executives, whose benefits under the Cash Balance Plan were limited due to IRC imposed limits or whose benefits were limited because they chose to defer a portion of their compensation into the Wells Fargo Deferred Compensation Plan, also participated in the Wells Fargo Supplemental Cash Balance Plan. Under this non-qualified plan, participants also received compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age. The Supplemental Cash Balance Plan was also frozen as of July 1, 2009.

The value of the vested Account balance in the Supplemental Cash Balance Plan is payable to the team member in either a lump sum or an actuarially equivalent monthly annuity in the year following the team member’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A, all team members who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. That election will govern the form of distribution that will be paid following the team member’s separation from service. The named executives’ elections are set forth in footnote (2) to the table under “Potential Post-Employment Payments” below.

Under the Combined Plans, “normal retirement age” is defined as age 65.

Alternative Retirement Benefit Calculation.    When we converted the Combined Plans from traditional defined benefit plans to cash balance plans as of July 1, 1999, following the merger between the former Norwest and the former Wells Fargo, the Company retained the formula for calculating benefits for former Norwest team members who were at least 45 years of age and had at least five years of credited service as team members on June 30, 1999. Upon termination of employment, those team members will receive the greater of their Account balances under the current Combined Plans or the benefits he or she would have received under the Combined Plans using the plan formula as in effect prior to the July 1, 1999 amendments (the Alternative Benefit).

We calculate the Alternative Benefit based on a formula that uses age, years of credited service calculated as of July 1, 2009, and certified compensation through July 1, 2009. Using this formula, we compute a monthly benefit payable for the team member’s lifetime beginning at “regular retirement age” as defined in the Combined Plans. This monthly benefit equals a percentage of a team member’s final average monthly earnings multiplied by years of credited service. The Alternative Benefit calculation does not take into account more than 35 years of credited service. Benefits payable under the Combined Plans using the Alternative Benefit formula are reduced if a team member terminates employment and begins receiving benefit payments prior to reaching “regular retirement age.”

Mr. Stumpf was the only named executive who was eligible to receive the Alternative Benefit because he was the only named executive who was at least 45 years old with at least five years of service as a former Norwest team member on June 30, 1999. Regular retirement age for him is age 66. The “present value of accumulated benefits” under the Combined Plans using the Alternative Benefit calculation is greater than his respective Account balances; and, therefore, we show this greater amount in column (d) of the Pension Benefits table above.

Wachovia Pension Plan.     The Wachovia Pension Plan provides both a traditional defined benefit pension benefit commencing at age 65 determined as described below and a cash balance account which consists of annual pay credits and interest credits. The traditional benefit provides for an annual benefit commencing at age 65 based on a formula that uses final average monthly compensation as of December 31, 2007 and years of benefit service as of December 31, 2007. The traditional benefit payable under the Pension Plan was frozen effective December 31, 2007 and the cash balance account benefit became effective January 1, 2008. A participant’s cash balance account was credited with a 3% pay credit each year and an interest credit based on the yield on 10-year Treasury Constant Maturities.

Effective January 1, 2008, no new employees were eligible to participate in the Pension Plan. Prior to that date, employees who were full-time and part-time and who had reached age 21 and had completed one year of service were eligible to participate in the Pension Plan. Participants became vested in the Pension Plan after completing three years of vesting service based on 1,000 hours of service in a calendar year. The value of the vested Pension Plan benefit is payable to the participant at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as provided under the terms of the Pension Plan and as elected by the participant. “Normal retirement age” under the Pension Plan is defined as age 65. Effective July 1, 2009, the Pension Plan was frozen completely and merged into the Wells Fargo Cash Balance Plan.

Valuation of Accumulated Benefits under the Combined Plans.    The value of the accumulated benefits for each named executive under the Combined Plans is calculated as of December 31, 2012, the measurement date we use to measure plan assets and benefit obligations under such plans for purposes of our 2012 audited financial statements. For purposes of calculating the present value of the retirement benefits shown in the Pension Benefits table, we used the same accounting policies (ASC 715) we used to compute our benefit obligations under these plans and arrangements in our financial statements, except as follows:

•	We made no assumption for death or termination of employment of named executives prior to normal retirement age;

•

We assumed that all named executives would elect to receive their retirement benefits under these plans in a lump sum, in lieu of the assumption used for our financial statements that 90% of team members would elect to receive their retirement benefits in a lump sum, and 10% would elect an annuity. These modified assumptions reflect the fact that team members who retire after July 1, 1999, including the named executives, are eligible to elect to receive benefits under the Combined Plans either as a lump sum or an annuity and that in excess of 90% of all employees who retired since July 1, 1999 have elected a lump sum payment. Beginning January 1, 2009, benefit payments in the Combined Plans are no longer linked. Under IRC Section 409A, team members were allowed to make an irrevocable benefit election of a lump sum or annuity form of distribution prior to December 31, 2008 from the Supplemental Cash Balance Plan. The named executives’ elections are set forth in footnote (2) to the table under “Potential Post-Employment Payments” below. Their benefit in the applicable plan will be paid in the form elected in the year following separation of service;

•	We assumed no future increases in compensation after June 30, 2009;

•	We assumed no future service after June 30, 2009; and

•	We used as “normal retirement age” under the terms of each applicable plan:

➢	Age 65 for the Combined Plans;

➢	Age 66 for the “Alternative Benefit” under the Combined Plans; and

➢	Age 62 for Mr. Carroll under the Wachovia Pension Plan.

A complete description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under “Note 20 (Employee Benefits and Other Expenses)” to our 2012 financial statements.

2012 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1)(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
John G. Stumpf
Deferred Compensation Plan	—	—	15,731	—	108,500
Supplemental 401(k) Plan	—	—	526,959	—	2,451,858
Timothy J. Sloan
Deferred Compensation Plan	—	—	1,072,836	—	9,908,360
Supplemental 401(k) Plan	—	—	269,627	—	1,254,534
David M. Carroll
Wachovia Deferred Compensation Plans	—	—	29,698	46,389	595,373
Wachovia Savings Restoration Plan	—	—	45,433	—	421,687
David A. Hoyt
Deferred Compensation Plan	—	—	1,204,289	—	8,696,319
Supplemental 401(k) Plan	—	—	419,323	—	1,951,046
Avid Modjtabai
Deferred Compensation Plan	—	—	9,862	—	62,033
Supplemental 401(k) Plan	—	—	105,043	—	488,751
Carrie L. Tolstedt
Deferred Compensation Plan	—	—	—	—	—
Supplemental 401(k) Plan	—	—	219,296	—	1,020,353

(1)	None of the earnings shown in column (d) for Messrs. Stumpf, Sloan, or Hoyt or for Mses. Modjtabai or Tolstedt have been included in the Summary Compensation Table because none are “preferential” or “above-market.” As discussed in footnote (9) to the Summary Compensation Table, $13,350 of the earnings shown for Mr. Carroll in column (d) above represents earnings on deferred compensation under the Wachovia Deferred Compensation Plans at an interest rate (the prime rate averaged over four quarters plus 2%) that may be deemed “preferential” or “above-market.” As required by SEC rules, this amount has been included for Mr. Carroll in column (d) to the Summary Compensation Table. The Wachovia Deferred Compensation Plans have been frozen and no additional deferrals may be made by Mr. Carroll or any other participant under those plans.

(2)	Amounts credited to the Supplemental 401(k) Plan accounts are treated as if invested in our common stock and can be paid only in the form of shares of our common stock. Distributions of these shares will be made in either a lump sum or annual installments payable over ten years or less as elected by the named executive prior to December 31, 2008. If a named executive elects installment distribution, all shares remaining in his or her account will earn dividends (which will be reinvested in the form of additional shares) at the same rate as all other Company common stockholders.

(3)

Amounts in column (f) include (i) amounts received as salary or cash incentive and deferred by those named executives who participated in the Wells Fargo Deferred Compensation Plan, the Wachovia Deferred Compensation Plans or the Wachovia Savings Restoration Plan and (ii) our contributions credited to the Supplemental 401(k) Plan on behalf of named executives through 2009. The Supplemental 401(k) Plan, frozen effective July 1, 2009, allowed only employer contributions. All amounts included in column (f), except those presented for Mr. Carroll, have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive, except for earnings on these amounts, none of which were considered “preferential.” Amounts included for Mr. Carroll for years prior to 2008 were included in Wachovia Corporation proxy statements.

The aggregate amount of all salary and/or cash incentive deferred (if any) under the Deferred Compensation Plan and contributions credited under the Supplemental 401(k) Plan that we disclosed in Summary Compensation Tables in prior years’ proxy statements, and the years in which the named executive appeared in these prior proxy statements, is as follows: Mr. Stumpf— $1,287,357 in Supplemental 401(k) Plan contributions (2003-2012); Mr. Hoyt—$5,018,657 in salary and/or cash incentive deferrals, and $1,359,374 in Supplemental 401(k) Plan contributions (2000-2012); Ms. Tolstedt—$57,000 in base salary deferrals, and $422,604 in Supplemental 401(k) Plan contributions (2006-2008, 2010-2012).

The number of shares of our common stock credited to the Supplemental 401(k) Plan account for each named executive officer as of December 31, 2012 is:

Name	Common Stock Share Credits
Mr. Stumpf	71,734
Mr. Sloan	36,704
Mr. Hoyt	57,082
Ms. Modjtabai	14,299
Ms. Tolstedt	29,852

We calculated these common stock share credits for each named executive by dividing the Supplemental 401(k) Plan account balance on December 31, 2012 by $34.18, the closing price of our common stock on that date.

Wells Fargo Deferred Compensation Plan.    The Deferred Compensation Plan allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years as selected by the team member. For 2012, compensation eligible for deferral includes salaries, incentives, commissions and bonuses earned during 2012 and payable no later than March 15, 2013, subject to any limitations on the amount or type determined by the plan administrator. The Deferred Compensation Plan also provides for supplemental Company matching contributions and supplemental Company discretionary profit sharing contributions related to any compensation deferred by a plan a participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral for a matching contribution or discretionary profit sharing contribution under the Company’s 401(k) Plan.

The Deferred Compensation Plan currently offers three broad categories of earnings options:

•	The CD option, in which the deferred compensation earns the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank available in Minnesota:

•	The fund options, in which the deferred compensation earns the same return as if invested in one of the following investment options:

➢	U.S. Bond Index Fund

➢	Global Advantage Strategy Bond Fund

➢	Standard and Poor’s 500 Index Fund

➢	Standard and Poor’s MidCap Index Fund

➢	Russell Small Cap Index Fund

➢	International Equity Fund

➢	NASDAQ 100 Index Fund

➢	Emerging Markets Equity Fund

➢	Dow Jones Target Date Funds

•	The common stock option, in which the deferred compensation earns the same return as if invested in our common stock, including reinvestment of dividends.

A team member may allocate deferred compensation among the earnings options in increments of 1% and may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in the common stock option and may not be reallocated.

The average of the rates offered in the State of Minnesota on the first day of each month in 2012 by Wells Fargo Bank for a certificate of deposit of $10,000 with a maturity of one year was 0.05%. The highest rate was 0.05%, and the lowest rate was 0.05%.

The total return in 2012 for each of the fund options is listed below. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the period, and dividing by the starting net asset value. Total return does not reflect sales charges, but does account for management, administrative and 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

Fund-Type Earnings Options	2012
U.S. Bond Index Fund	4.15%
Standard and Poor’s 500 Index Fund	16.02%
Standard and Poor’s MidCap Index Fund	17.87%
Russell Small Cap Index Fund	16.25%
Euro Pacific Growth Fund	19.64%
NASDAQ 100 Index Fund	18.33%
Emerging Markets Equity Fund	22.03%
Dow Jones Target Today Fund	4.99%
Dow Jones Target 2010 Fund	6.06%
Dow Jones Target 2015 Fund	7.29%
Dow Jones Target 2020 Fund	8.94%
Dow Jones Target 2025 Fund	10.68%
Dow Jones Target 2030 Fund	12.26%
Dow Jones Target 2035 Fund	13.72%
Dow Jones Target 2040 Fund	14.7%
Dow Jones Target 2045 Fund	15.03%
Dow Jones Target 2050 Fund	15.12%

The reported high and low and closing sales prices per share of our common stock and the cash dividend paid per share for each quarter during 2012 is shown in the table below.

	High Price	Low Price	Closing Price	Dividend
First Quarter	$34.59	$27.94	$34.14	$0.22
Second Quarter	$34.59	$29.80	$33.44	$0.22
Third Quarter	$36.60	$32.62	$34.53	$0.22
Fourth Quarter	$36.34	$31.25	$34.18	$0.22

Upon withdrawal, account balances allocated to the common stock option are distributed in shares of our common stock, and account balances allocated to the other earnings options are paid in cash.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. The team member cannot change the selected method of the distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. Distributions will begin in March of the year selected by the team member. If the team member incurs a “separation from service” as defined in the Deferred Compensation Plan and under IRC Section 409A, before commencement of distribution, the distribution will begin as soon as practicable after the March 1 immediately following a separation from service. If the team member incurs a separation from service after commencement of distribution, the team member’s deferral account balances will continue to be distributed in accordance with the original election. If the team member dies before receiving all payments, the remaining balance will be paid to the team member’s designated beneficiary or, if none, according to the structure outlined in the Deferred Compensation Plan.

Except as noted below, a team member may not take an early withdrawal of any portion of his or her deferral account for amounts related to a deferral for 2004 or later. For amounts related to deferrals for 2003 or earlier, the requirements regarding early withdrawal are governed by the Deferred Compensation Plan as in effect at the time of the deferral. Beginning in 2013, a team member may withdraw all or a portion of his or her deferral account related to deferrals on or after January 1, 2013 due to an unforeseen emergency, as defined in the Deferred Compensation Plan.

Wachovia Deferred Compensation Plans.    The Wachovia Corporation Executive Deferred Compensation Plans I and II are unfunded, nonqualified deferred compensation plans that provided senior managers selected by Wachovia Corporation’s former Chief Executive Officer the ability to voluntarily defer base salary and/or incentive payments until a future date (generally retirement, death or separation from service). Participation in these plans was frozen and contributions ceased effective December 31, 2001. Participants’ account balances are credited with a rate of interest equal to the average of the Prime Rate over four quarters plus 2%. The interest is credited on December 31 each year.

The Executive Deferred Compensation Plan I provides that a participant’s account balance be paid in approximately 10 equal installments. In the event that a participant voluntarily terminates employment and/or becomes affiliated with a competitor, payment will be made in a lump sum. The Executive Deferred Compensation Plan II allows a participant to elect whether to receive payments in a lump sum or annual installments paid over ten years. In the event that a participant voluntarily terminates employment and/or becomes affiliated with a competitor, payment will be made in a lump sum. Loans are not permitted under these plans. In the event of an unforeseeable emergency resulting from unusual or extraordinary events which cause severe financial hardship, participants may petition for a hardship distribution subject to administrative committee approval. The Executive Deferred Compensation Plan I also allows a participant to irrevocably elect to withdraw an amount from the plan 90 days prior to December 31 every five years. There is a 6% penalty associated with this type of withdrawal.

Wells Fargo Supplemental 401(k) Plan.    The Supplemental 401(k) Plan is a non-qualified plan designed to restore certain benefits lost due to IRC-imposed limits on contributions and/or eligible compensation in the Company 401(k) Plan. Prior to the freeze of the Supplemental 401(k) Plan on July 1, 2009, all of the named executives except Mr. Carroll were eligible for, and were automatically enrolled in, the Supplemental 401(k) Plan.

Prior to the freeze on July 1, 2009, the Supplemental 401(k) Plan provided for Company contributions equal to the team member’s deferral election in the Wells Fargo 401(k) Plan as of January 1 for the relevant year up to 6% of certified compensation, as defined in the plan. No team member contributions were accepted in the Supplemental 401(k) Plan. The Company credited contributions in the Supplemental 401(k) Plan if a team member’s matching contributions in the Wells Fargo 401(k) Plan were limited due to IRC-imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan.

Contributions allocated to Supplemental 401(k) Plan accounts are treated as if invested in our common stock. Additional contributions are credited to reflect dividends paid, and the dividend allocations are treated as if reinvested in our common stock. The reported high and low sales and closing prices per share of our common stock and the cash dividend paid per share for each quarter during 2012 are shown in the table above under “Wells Fargo Deferred Compensation Plan.”

Loans and withdrawals are not allowed from the Supplemental 401(k) Plan. Distribution of a team member’s vested Supplemental 401(k) Plan account balance in a lump sum or in installments as previously elected by the team member will be made or begin as soon as administratively feasible in the calendar year following the year the team member incurs a separation from service. Distributions under this plan can be paid only in the form of shares of our common stock except for fractional shares, which are paid in cash. If the team member dies before receiving a complete distribution, the amount is paid to the team member’s beneficiary as determined under the Wells Fargo 401(k) Plan.

Wachovia Corporation Savings Restoration Plan.    The Wachovia Corporation Savings Restoration Plan is an unfunded, nonqualified deferred compensation plan that provided for pre-tax deferral contributions to restore 401(k) savings plan contributions beyond the IRS qualified savings plan contribution limitations. Employees with an annual base salary greater than IRC annual covered compensation limits were eligible to participate and could elect to contribute up to 30% of base salary. Wachovia matched participants’ contributions on a dollar for dollar basis up to 6% of base salary. The Savings Restoration Plan was frozen to additional contributions effective December 31, 2007.

Participants with account balances as of December 31, 2007, direct deferred balances among investment index benchmarks that generally mirror those offered in the Wells Fargo 401(k) Plan, with the exception of the Wells Fargo ESOP Fund or Wells Fargo Non-ESOP Fund. Participants may reallocate deferred balances among the various investment indexes on a daily basis.

At the time participants elected to participate in the plan, they chose whether to receive payments in a lump sum or annual installments paid over ten years. Participants also chose when payments will be made, either at separation or retirement (whichever occurs earlier) or after a specified number of years not to be less than five years.

Loans are not permitted under the plan. In the event an unforeseeable emergency resulting from unusual or extraordinary events which cause severe financial hardship, participants may petition for a hardship distribution subject to administrative committee approval in accordance with IRC Section 409A and other regulatory constraints. In the event a participant ceases to be employed the deferral account balance will be distributed in accordance with the elected method of distribution.

Potential Post-Employment Payments

The table below shows potential post-employment payments to the named executives (excluding Mr. Carroll) under our Supplemental Cash Balance Plan. For the continuing named executives (excluding Mr. Carroll), we assume each of these individuals terminated his or her employment on December 31, 2012 and benefits were paid beginning January 1, 2013.

The amounts shown in this table do not include retirement benefits under our qualified Cash Balance Plan generally provided to U.S. team members. The amounts shown in this table also do not include distributions of balances under our Deferred Compensation Plan and Supplemental 401(k) Plan. These balances are shown in the Non-Qualified Deferred Compensation table above.

		Payable As(2)
Name	Benefit Under (1)	Lump Sum($)	Monthly Life-Only Annuity($)

John G. Stumpf	Supplemental Cash Balance Plan	24,185,585	n/a

Timothy J. Sloan	Supplemental Cash Balance Plan	n/a	5,163

David M. Carroll	Supplemental Cash Balance Plan	n/a	n/a

David A. Hoyt	Supplemental Cash Balance Plan	1,980,055	n/a

Avid Modjtabai	Supplemental Cash Balance Plan	392,354	n/a

Carrie L. Tolstedt	Supplemental Cash Balance Plan	963,976	n/a

(1)	The benefits payable under the plans and retirement arrangements shown in this table are the same benefits included in the Pension Benefits table above, but calculated using a different valuation date and assumptions. Information about benefits payable to named executives under the Combined Plans appears in the narrative following the Pension Benefits table.

(2)	In accordance with IRC Section 409A, the named executives have made the following irrevocable elections regarding the form of payment of the benefits under the plans and retirement arrangement shown in this table: Messrs. Stumpf and Hoyt and Mses. Modjtabai and Tolstedt elected to receive their respective benefits under the Supplemental Cash Balance Plan as lump sums; Mr. Sloan elected to receive his benefits under the Supplemental Cash Balance Plan as an annuity.

The above table does not include payments and benefits provided on a non-discriminatory basis to team members upon termination of employment, including retirement. These include accrued salary; salary continuation payments; distributions of plan balances under our qualified 401(k) Plan; the value of option and stock award continuation upon retirement, permanent disability, or other termination of employment (other than for cause); and welfare benefits provided to all retirees, including retiree medical insurance.

Information about benefits payable to named executives under the Cash Balance and Supplemental Cash Balance Plans appears in the narrative following the Pension Benefits table. Additional information about potential post-employment payments for named executives appears below.

Chairman/CEO Post-Retirement Policy.    Mr. Stumpf is covered under our Chairman/CEO Post-Retirement Policy which, with the agreement of the Board and the HRC, will provide him with office space, an administrative assistant, and a part-time driver at our expense for two years following his retirement date if he continues to be available for consultation with management and to represent us with customers, the community, and team members during this period. Assuming Mr. Stumpf retired on December 31, 2012 and began providing services under this policy on January 1, 2013, he would be entitled to receive an estimated annual benefit under this policy of approximately $200,000.

Accelerated Vesting of Stock Awards. As shown in columns (g) and (i) of the Outstanding Equity Awards At Fiscal Year-End table, as of December 31, 2012, each of the named executives had outstanding and unvested stock awards in the form of RSRs and/or Performance Shares. All such RSRs and Performance Shares were granted under the terms of the LTICP. The terms of the LTICP and the award agreements specify the circumstances under which vesting of these awards will accelerate if a named executive terminates their employment with the Company.

We provide information below about (1) the circumstances under which the vesting of these stock awards would accelerate upon termination of employment or the consummation of an “acquisition transaction” (as defined below) and (2) the hypothetical value each such named executive would have received, if any, upon the vesting of any of these stock awards as of that date under those circumstances, assuming each named executive’s employment with the Company had terminated or the acquisition had been consummated as of December 31, 2012 and based on an NYSE closing price per share of our common stock of $34.18 on that date.

The table below provides a general summary of the treatment of unvested RSR and Performance Share awards shown for each of the named executives in the Outstanding Equity Awards at Fiscal Year-End table upon termination of employment for certain reasons:

Reason for Termination	Impact on Vesting
Death	Immediate vesting of RSRs and Performance Shares, subject to performance condition (1)

Disability

Immediate vesting of RSRs and 2009 and 2010 Performance Shares, subject to performance condition (1)

Continued vesting on schedule of 2011 and 2012 Performance Shares, subject to RORCE performance, other award conditions and compliance with covenants (5)

Involuntary not for cause (2)(3)	Immediate vesting of 2011 and 2012 RSRs Continued vesting on schedule of 2011 and 2012 Performance Shares, subject to RORCE performance, other award conditions and compliance with covenants (5)

Retirement (4)	Continued vesting on schedule of RSRs and Performance Shares, subject to RORCE performance, other award conditions and compliance with covenants (5)

Voluntary or any other involuntary not for cause	Forfeit, unless Retirement eligible

Involuntary for cause (3)	Forfeit

(1)	Vesting of Performance Shares is at target, however, if termination occurs after the end of the applicable performance period but prior to payment, the final number of Performance Shares earned based on RORCE performance will vest. The 2012 Performance Share awards are subject to an additional Net Operating Loss performance condition.

(2)	Applicable only for awards granted in 2011 and 2012. For RSR and Performance Share awards granted in 2011, includes any involuntary termination other than for cause. For RSR and Performance Share awards granted in 2012, includes involuntary termination due to displacement, divestiture or an affiliate change in control.

(3)	For purposes of these awards, cause is generally defined as a termination as a termination of employment by the Company arising from or on or after (1) the continued failure by the team member to substantially perform his or her duties; (2) the conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes the team member ineligible for coverage under Wells Fargo’s fidelity bond or otherwise makes the team member ineligible for continued employment; or (3) violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Ethics and Business Conduct, Information Security Policies and Compliance and Risk Management Accountability Policy.

(4)	Retirement as defined under the LTICP is met when the named executive has reached the earliest of: (1) age 55 with 10 completed years of service, or (2) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (3) age 65. As of December 31, 2012, each of our named executives other than Mr. Sloan and Mses. Modjtabai and Tolstedt met this definition of retirement.

(5)	Covenants for purposes of continued vesting may include non-competition, non-solicitation of team members and customers, non-disclosure of trade secrets and other confidential information, and non-disparagement. Awards are also subject to our applicable clawback and recoupment policies. The 2012 Performance Share awards are subject to an additional Net Operating Loss performance condition.

RSRs and 2009 Performance Shares.    Assuming that as of December 31, 2012, the employment of each of the named executives had terminated due to death or disability (and for 2011 and later awards certain other involuntary termination events), but not retirement, or an acquisition transaction had been completed and the HRC had not specified otherwise, the restrictions on each of the RSRs and, for Messrs. Stumpf and Hoyt, the 2009 Performance Shares shown in column (g) of the Outstanding Equity Awards at Fiscal Year-End table would have lapsed, and each named executive (or his or her beneficiaries in the case of death) would have been entitled to receive the number of shares (including dividend equivalents) shown opposite his or her name in column (g), and having the value shown in column (h) of the Outstanding Equity Awards at Fiscal Year-End table based on the NYSE closing price per share of our common stock of $34.18 on that date.

2010, 2011 and 2012 Performance Shares.    Assuming that as of December 31, 2012, the employment of each of the named executives had terminated due to death or disability (and for 2011 and later awards certain other involuntary termination events), but not retirement, each named executive (or his or her beneficiaries in the case of death) would have been entitled to receive the target number of Performance Shares (including dividend equivalents) shown opposite his or her name in column (i) and having the value shown in column (j) of the Outstanding Equity Awards at Fiscal Year-End table based on the NYSE closing price per share of our common stock of $34.18.

Assuming an acquisition transaction had been completed as of December 31, 2012, and the HRC had not specified otherwise, each named executive would have been entitled to receive the estimated number of Performance Shares and dividend equivalents having the value shown in the table below. Additional information regarding how this number of Performance Shares was calculated appears in the footnotes to the table:

Name	Award Date	Estimated Performance Shares (#)(1)(2)(3)(4)	Value ($)(4)(5)
John G. Stumpf	12/24/2009	546,254	18,670,962
	6/22/2010	469,947	16,062,788
	2/22/2011	347,047	11,862,066
	2/28/2012	151,933	5,193,070
Timothy J. Sloan	2/22/2011	159,062	5,436,739
	2/28/2012	66,850	2,284,933
David M. Carroll	6/22/2010	213,613	7,301,292
	2/22/2011	144,603	4,942,531
	2/28/2012	66,850	2,284,933
David A. Hoyt	12/24/2009	273,127	9,335,481
	6/22/2010	277,696	9,491,649
	2/22/2011	187,938	6,425,259
	2/28/2012	82,043	2,804,230
Avid Modjtabai	6/22/2010	149,529	5,110,901
	2/22/2011	144,603	4,942,531
	2/28/2012	66,850	2,284,933
Carrie L. Tolstedt	6/22/2010	234,974	8,031,411
	2/22/2011	159,062	5,436,739
	2/28/2012	66,850	2,284,933

(1)	For each award reflected in the table above, the estimated number of Performance Shares shown is a pro-rated number calculated as provided in the LTICP, based on the number of calendar quarters that had elapsed in that particular award’s three-year performance period as of September 30, 2012 (the calendar quarter immediately preceding the assumed acquisition transaction), and the number of calendar quarters in the full performance period for the applicable award.

(2)	For the June 22, 2010 awards, the estimated number of Performance Shares is calculated based on nine completed calendar quarters out of a total of 12 calendar quarters in the three-year performance period ending June 30, 2013. Based on the Company’s RORCE rank relative to the companies in the Financial Performance Peer Group as of December 31, 2012, the named executives would have been entitled to receive the pro-rated maximum number of Performance Shares (including dividend equivalents) under their respective 2010 awards.

(3)	For the February 22, 2011 awards, the estimated number of Performance Shares is calculated based on seven completed calendar quarters out of a total of 12 calendar quarters in the three-year performance period ending December 31, 2013. Based on the Company’s RORCE rank relative to the companies in the Financial Performance Peer Group as of December 31, 2012, the named executives would have been entitled to receive the indicated pro-rated maximum number of Performance Shares (including dividend equivalents) under their respective 2011 awards.

(4)	For the February 28, 2012 awards, the estimated number of Performance Shares is calculated based on three completed calendar quarters out of a total of 12 calendar quarters in the three-year performance period ending December 31, 2014. Based on the Company’s RORCE rank relative to the companies in the Financial Performance Peer Group as of December 31, 2012, the named executives would have been entitled to receive the indicated pro-rated maximum number of Performance Shares (including dividend equivalents) under their respective 2012 awards.

(5)	Based on the NYSE per share closing price for the Company’s common stock of $34.18 on December 31, 2012, multiplied by the number of Performance Shares.

Advisory Resolution to Approve Executive Compensation (Say-on-Pay)

As provided by the Dodd-Frank Act and SEC rulemaking, we are asking our stockholders to approve an advisory resolution regarding compensation paid to named executives as described in the CD&A, the compensation tables and related disclosures. This item, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our 2012 compensation decisions and policies for our named executives as discussed in this proxy statement.

We have described in our CD&A and the compensation tables our 2012 compensation principles, governance and decisions for the named executives. Highlights of these disclosures include:

•	summary of the Company’s successes in 2012, including

➢

the Company’s significant accomplishments in 2012, including record net income and EPS in 2012 despite an uneven economic recovery and challenging interest rate environment, continuing to remain focused on managing costs by serving our customers more efficiently, continuing to grow loans and deposits and increasing capital even as we returned more of it to our stockholders through higher dividends and additional share repurchases, and continuing to improve our credit risk profile; and

➢	the Company’s relative performance versus peers;

•	description of the four compensation principles that guide the HRC’s decision-making:

➢

Pay for Performance – Link compensation to Company, business line and individual performance so that superior performance results in higher compensation and inferior performance results in lower compensation

➢	Foster Risk Management Culture – Structure compensation to promote a culture of risk management consistent with the Company’s Vision and Values and that discourages imprudent risk-taking

➢	Attract and Retain Top Executive Talent – Offer competitive pay to attract, motivate and retain industry executives with the skills and experience to drive superior long-term Company performance

➢

Encourage Creation of Long-Term Stockholder Value – Use performance-based long-term stock awards with meaningful and lasting share retention requirements to encourage sustained stockholder value creation

•

description of the Company’s compensation program governance, including Company performance, peer group analysis, business line performance, individual performance, independent compensation consultant advice, risk management, and HRC discretion; and

•	disclosure of material factors affecting the HRC’s 2012 compensation decisions for the named executives.

Voting and Effect of Vote

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.

You will vote FOR, AGAINST or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on the Company, the Board or the HRC and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will consider the outcome of this vote when deliberating future executive compensation decisions for named executives.

Board Recommendation

As noted in the CD&A, the HRC believes its 2012 compensation decisions were consistent with our compensation principles, they will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the named executives for 2012 was reasonable and appropriate.

The Board recommends that you vote FOR the advisory resolution to approve the compensation paid to the Company’s named executives, as disclosed in this proxy statement in the CD&A, the compensation tables and any related material (Item 2 on the proxy card).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our equity compensation plans in effect on December 31, 2012, separately aggregated for plans approved by stockholders and for plans not approved by stockholders. A description of the material features of each equity compensation plan not approved by stockholders follows the table. All outstanding awards relate to shares of our common stock. Information is as of December 31, 2012, unless otherwise indicated.

Equity Compensation Plan Information (1)

Plan category	(a) # of shares to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) # of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	255,218,464	(3)	$28.89	173,943,149	(4)
Equity compensation plans not approved by security holders	26,052,072	(5)	148.37	3,381,810	(6)
Total	281,270,536		40.17	177,324,959

(1)	The table above does not include information about equity compensation plans assumed in mergers that we froze at the time of the merger. Under these assumed plans a total of 2,723,394 shares of common stock were issuable upon exercise of options and 6,030 shares upon distribution of vested but deferred share-based awards. The weighted average exercise price per share of our common stock of the outstanding options was $88.16. We assumed the amended and restated Wachovia Corporation 2003 Stock Incentive Plan (2003 SIP) in the Wachovia merger and in February 2009 used substantially all remaining available shares for stock option grants to legacy Wachovia team members. Information for the 2003 SIP is included in the table above under the plan category for equity compensation plans not approved by security holders. No awards have been granted since February 2009, and no future awards will be granted under the 2003 SIP.

(2)	Does not reflect restricted share rights (RSRs), restricted share units (RSUs), or restricted share awards (RSAs) or deferred compensation benefits because they have no exercise price.

(3)	For the Long-Term Incentive Compensation Plan (LTICP), consists of 181,238,611 shares subject to options, 54,691,984 shares subject to RSRs, and a maximum of 14,422,613 performance shares. For the Supplemental 401(k) Plan, consists of 3,652,827 shares issuable upon distribution of benefits. For the Directors Stock Compensation and Deferral Plan (Directors Plan), consists of 588,022 shares subject to options, 246,955 shares issuable upon distribution of vested but deferred stock awards, and 377,452 shares issuable upon distribution of deferred compensation benefits.

(4)	We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. Each share of common stock issued under the LTICP pursuant to awards other than options or SARs counts as two shares.

Plan	Number of shares	Award types
LTICP	173,061,933	Stock options, stock, SARs, restricted stock, RSRs, performance shares, performance units
Supplemental 401(k) Plan	253,757	Deferral distribution
Directors Plan	627,459	Stock options, deferral distribution

(5)	For the 2003 SIP, consists of 18,964,387 shares subject to options and 595,353 shares subject to RSAs. For the other plans, consists of 6,492,332 shares of common stock issuable upon distribution of deferred compensation benefits.

(6)	We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the 2003 SIP, the Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan because no future awards or deferrals will be made under these plans and because column (a) reflects all shares issuable under those plans upon exercise or distribution of outstanding awards or deferred compensation benefits.

Plan	Number of shares	Award types
Deferred Compensation Plan	3,067,734	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	314,076	Deferral distribution

Material Features of Equity Compensation Plans Not Approved by Stockholders

The 2003 SIP.    The amended and restated Wachovia Corporation 2003 Stock Incentive Plan (2003 SIP) was originally approved by Wachovia’s shareholders in 2003 and prior to the merger had been used for equity awards to Wachovia’s executive officers and other key employees. We assumed the 2003 SIP in the merger and in February 2009 used substantially all remaining available shares for stock option grants to legacy Wachovia team members. No awards have been granted since then, and no future awards will be granted under the 2003 SIP.

At December 31, 2012, only options and stock awards in the form of RSAs were outstanding under the 2003 SIP. The options generally expire on the tenth anniversary of the grant date and vest ratably over a three-year period from the grant date. The option price is payable to us in full by methods the Board’s Human Resources Committee (HRC) designates, including, but not limited to, in cash or its equivalent, by tendering or withholding shares of our common stock having a fair market value at the time of exercise equal to the total option price, or by a combination of the foregoing. Unless the HRC determines otherwise or except as prohibited by applicable law, options may also be exercised by a “cashless exercise” where the participant gives irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds from the shares covered by the option exercised, together with any withholding taxes due to the Company. The proceeds from any cash payments upon option exercise are added to our general funds and used for general corporate purposes. The outstanding RSAs vest upon the achievement of the specified performance criteria. Prior to vesting, the holders of RSAs may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Each participant’s award agreement will state the extent, if any, to which the participant may receive unvested stock awards following termination of employment.

Wells Fargo Deferred Compensation Plan.    Under the Deferred Compensation Plan eligible team members may defer receipt of salary, bonuses and certain other compensation subject to the terms of the plan. Deferral elections are irrevocable once made except for limited re-deferral opportunities. We treat amounts deferred by a participant as if invested in the earnings options selected by the participant, and determine the deferred compensation benefit payable to the participant based on the performance of those earnings options. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors.    Under the Non-Qualified Deferred Compensation Plan for Independent Contractors participants who perform qualifying investment or other financial services for participating affiliates as independent contractors may defer all or part of their eligible compensation payable to them by the affiliate subject to the terms of the plan. Deferral elections are irrevocable once made. Amounts deferred by a participant are treated as if invested in the earnings options selected by the participant, which determine the deferred compensation benefit payable to the participant. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. The plan is sponsored by a wholly-owned subsidiary, WF Deferred Compensation Holdings, Inc. We have guaranteed its obligations under the plan. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan.    Under the Norwest Corporation Directors’ Formula Stock Award Plan we awarded shares of common stock to non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards, with dividends reinvested, until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals may be made under this plan.

Norwest Corporation Directors’ Stock Deferral Plan.    Under the Norwest Corporation Directors’ Stock Deferral Plan a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. A participant can elect one time to defer commencement of distribution of his or her deferral account if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. No future deferrals may be made under this plan.

ITEM 3—APPROVE THE COMPANY’S AMENDED AND RESTATED

LONG-TERM INCENTIVE COMPENSATION PLAN

On February 26, 2013, the Board approved an amendment and restatement (Plan Amendment) to our Long-Term Incentive Compensation Plan (LTICP). The primary purposes of the Plan Amendment are to:

•	Increase the number of shares of our common stock available for awards under the LTICP by an additional 150 million shares;

•	Incorporate the Company’s Performance-Based Compensation Policy (Performance Policy) as part of the LTICP rather than maintain for future awards the Performance Policy as a separate document;

•

For purposes of IRC Section 162(m), add return on equity, return on assets, and capital ratios as performance criteria under the LTICP (including the Performance Policy) and total stockholder return to the criteria under the Performance Policy, and provide the Committee with the authority to adjust such performance criteria to the extent consistent with IRC Section 162(m), including to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances;

•	Reduce the cash performance award limitation based on the Company’s net income for both performance units and awards under the Performance Policy from 0.5% to 0.2% of the Company’s net income;

•

Eliminate the presumptive provisions that would operate to accelerate vesting and payment of all options, stock appreciation rights (SARs), restricted stock, restricted stock rights (RSRs), and performance awards upon an acquisition of substantially all of the assets of the Company, a reorganization in which the Company is acquired or certain major Board changes unless the Board or Committee takes contrary action prior to such event;

•

Specifically prohibit the cancellation of outstanding options or SARs with an exercise price less than the fair market value of the underlying shares in exchange for cash without stockholder approval and provide that the LTICP generally cannot without stockholder approval be modified to reduce the exercise price or reprice outstanding options or SARs or otherwise be amended in any manner requiring stockholder approval by law or the listing requirements of the NYSE;

•	Provide that subject to the share limitations within the LTICP, awards may be granted under the LTICP through the tenth anniversary of the 2013 annual meeting; and

•	Specifically provide that awards are subject to any Company recoupment policy.

In addition, the Plan Amendment makes certain additional clarifying and other changes to the terms of the LTICP. The Plan Amendment will not take effect unless stockholders approve it at the annual meeting. If stockholders approve the Plan Amendment, the maximum number of shares that may be issued under the LTICP on or after March 1, 2013, assuming no cancellation or forfeiture of outstanding awards, will be 546,035,566 shares. Assuming the maximum number of performance shares and including dividend equivalents through February 28, 2013 on RSRs and the maximum number of performance shares, this number represents 255,267,807 shares subject to outstanding awards as of March 1, 2013 and 140,767,759 shares available for but not yet subject to a grant or award as of March 1, 2013, plus the additional 150 million shares authorized by the Plan Amendment.

Based on 5,266,314,176 shares of our common stock outstanding as of December 31, 2012, if all 255,267,807 shares subject to outstanding awards and all 140,767,759 shares available for future awards are ultimately issued, the stockholder dilution would be 7.5%. If all of the additional 150 million shares authorized by the Plan Amendment are also ultimately issued, the stockholder dilution would be 10.4%. Both dilution percentages assume that shares subject to awards will be issued on a one-for-one basis even though since March 1, 2009 each share issued under awards other than options or SARs counts as two shares against the LTICP share reserve.

The Board believes that the LTICP is an important way to attract, retain and motivate key team members and directors to produce growth in stockholder value and provide incentive compensation. Participation in the LTICP rewards key team members and directors for superior performance by giving them an opportunity to participate in this growth. The purpose of the Performance Policy portion of the LTICP is to establish one or more performance goals for the payment of incentive compensation to our covered executive officers and fix the maximum cash incentive compensation award that may be paid to a covered executive officer, as described in “Performance Policy” below.

We are asking stockholders to approve the LTICP (including Performance Policy) in the form included at the end of this proxy statement as Exhibit A. The Board believes the additional 150 million shares for which we are requesting approval will provide a reasonable pool of equity awards that will allow us to continue using equity awards as a fundamental part of our compensation framework in alignment with our compensation principles. The approximate “run rate” for each of 2010, 2011 and 2012 was 0.5%, based on the number of shares subject to all equity awards granted under the LTICP in that year (assuming the maximum number of performance shares) divided by the average number of shares of common stock outstanding for that year. Based on our current grant practices and possible business growth, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately four to five years. The actual number of years could be influenced by a number of factors, including business growth, stock price, competitive pay practices, regulatory requirements, and our continued use of performance-based awards. In addition, one of the requirements under IRC Section 162(m) is that at least every five years our stockholders must approve the material terms of the performance goals or criteria pursuant to which incentive compensation intended to qualify as “performance-based compensation” is paid in order to be deductible by the Company for federal income tax purposes. Approval of Item 3 will constitute stockholder approval of the performance goals or criteria in the LTICP (including the Performance Policy portion). Stockholders last approved an amendment and restatement of the LTICP in 2008 and an amendment thereto in 2009 and last approved the Performance Policy in 2008.

Description of the LTICP

The following is a summary description of the LTICP reflecting the Plan Amendment. The full text of the LTICP reflecting the Plan Amendment is included at the end of this proxy statement as Exhibit A. Stockholders are urged to read the LTICP, as the summary of the material terms is qualified in its entirety by reference to the text of the LTICP set forth in Exhibit A.

LTICP Term.    The Plan Amendment will become effective upon approval by the Company’s stockholders if the stockholders approve the Plan Amendment at the 2013 annual meeting. Under the

Plan Amendment, no awards may be granted under the LTICP after the tenth anniversary of the date the Plan Amendment becomes effective, but any award granted prior to the tenth anniversary of the effective date may extend beyond that date.

Shares Authorized.    If stockholders approve the Plan Amendment, a total of 546,035,566 shares will be issuable on or after March 1, 2013. If stockholders do not approve the Plan Amendment, a total of 396,035,566 shares will be issuable on or after March 1, 2013. The number of shares available for issuance under the LTICP is not reduced by shares counted with respect to awards that have been canceled, expired, forfeited or settled in cash or substitute awards granted in connection with a transaction.

Share Formula.    Each share issued under awards other than options or SARs will count against the number of shares available under the LTICP as two (2) shares. Shares issued under options or SARs count against the shares available under the LTICP on a share-for-share basis.

Committee.    The LTICP is administered by the HRC with respect to awards to employees and by the GNC with respect to non-employee directors or is administered by such other committee of two or more directors established by the Board from time to time (Committee).

Eligibility.    Members of our Board, and employees and certain former employees (with respect to certain compensation earned while employed) selected by the Committee, are eligible to become participants in the LTICP. As of March 1, 2013, we had 16 non-employee directors and approximately 265,000 employees.

Director Awards.    The Committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the Committee will set the amount and the type of award that will be granted to non-employee directors on a periodic, nondiscriminatory basis. The Committee may also set additional awards to be granted to non-employee directors also on a periodic, nondiscriminatory basis based on one or more of the following criteria: (i) service as the chair of a Board committee; (ii) service as chairman of the Board or Lead Director; (iii) the number or type of Board committees on which a director serves; or (iv) the first selection or appointment of an individual to the Board.

Award Types.    The Committee may grant awards in the form of stock options, SARs, restricted stock, RSRs, performance shares, performance units, stock awards or performance-based cash awards.

Individual Award Limits.    Subject to certain anti-dilution and other adjustments, no participant may be granted in any calendar year (i) stock options or SARs covering more than 14,000,000 shares; or (ii) awards other than stock options or SARs covering more than 4,000,000 shares.

The maximum cash award under the Performance Policy portion of the LTICP payable in any calendar year to a participant may not exceed two-tenths of one percent (0.2%) of the Company’s “net income.” In addition, pursuant to an award of performance units granted under the LTICP that is intended to satisfy the requirements for “performance-based compensation” under IRC Section 162(m), the maximum cash amount payable in any calendar year to any participant may not exceed a dollar amount equal to two-tenths of one percent (0.2%) of the Company’s “net income” for that calendar year. For the purposes of the LTICP, the term “net income” means our net income for the applicable performance period as reported in our consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations; (ii) extraordinary gains or losses; (iii) the cumulative effect of changes in generally accepted accounting principles; and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified.

Administration.    Subject to the provisions of the LTICP, the Committee has the power to:

•	Prescribe, amend, and rescind rules and regulations relating to the LTICP and to define terms not otherwise defined therein;

•	Determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards;

•

Grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	Establish and certify the extent of satisfaction of any performance criteria or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

Prescribe and amend the terms of the agreements or other communications evidencing awards made under the LTICP (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the LTICP;

•

Determine the appropriate adjustment, if any, as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, stock dividend or similar transactions or changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged;

•

Determine whether, in connection with certain changes in shares or a change of control, to accelerate the exercisability of awards and provide for the cancellation of such accelerated awards not exercised within a period determined by the Committee or to terminate any awards for an equitable cash amount;

•

Subject to the LTICP’s prohibitions on re-pricing, make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws (including non-U.S. laws), regulations, or accounting principles in order to prevent dilution or enlargement of the benefits;

•

Interpret and construe the LTICP, any rules and regulations under the LTICP and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	Make all other determinations deemed necessary or advisable for the administration of the LTICP.

Stock Options.    Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. However, non-employee directors and former employees are not eligible for incentive stock options. Stock options may be exercised during a period of time fixed by the Committee, except that (i) stock options may not become fully vested until at least one year after the date of grant (except upon a change of control or termination of employment due to death, disability, or retirement); and (ii) no stock option may be exercised more than ten years after the day it is granted. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the LTICP’s stated limits), the vesting, expiration, and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the LTICP. The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or, to the extent allowed by the Committee, by delivering (either physically or by attestation) previously owned shares or by delivering to us the proceeds of shares of our common stock issuable under an option or by other methods approved by the Committee. The LTICP prohibits re-pricing stock options without stockholder approval.

Stock Appreciation Rights.    A stock appreciation right (SAR) entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of our common stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of our common stock on the day of grant. SARs may be exercised during a period of time of up to ten years after the grant date, as fixed by the Committee. SARs may be granted either in tandem with, or as a component of, other awards granted under the LTICP, or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. SARs cannot be re-priced without stockholder approval.

Restricted Stock, Restricted Share Rights and Stock Awards.    An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Prior to the termination of the restrictions, a participant may vote the restricted stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares. Unless the Committee determines otherwise, dividends or distributions paid with respect to unvested restricted stock are subject to the same restrictions and vesting schedule as the underlying restricted stock. The Committee may also make stock awards of common stock without restrictions except that such awards to team members can be made only if in lieu of salary, cash bonus, or other cash compensation.

An award of RSRs entitles a participant to receive a specified number of shares of our common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, to the extent provided by the Committee. Unless the Committee otherwise determines, dividend equivalents with respect to unvested RSRs are subject to the same restrictions and vesting schedule as the RSRs to which the dividend equivalents relate. Unless the Committee determines otherwise, after a RSR vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded RSRs may not vote the shares of common stock subject to the RSRs until the shares are issued. Until the vesting period applicable to a RSR award expires and the shares are issued, the participant also may not transfer or encumber any interest in the RSRs or in any related dividend equivalents.

The Committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award (subject to the LTICP’s stated limits), and the minimum period over which the award may vest; provided that, subject to acceleration due to the participant’s death, disability, or retirement or a change in control of the Company and subject to a limited pool of awards (up to 5% of the number of shares issuable under the LTICP) not subject to these restrictions, referred to as “shorter vesting awards,” (i) in no event may the grant, issuance, retention, vesting, and/or settlement of shares under an award of RSRs that is based on the level of achievement versus performance criteria be subject to a performance period of less than one year; and (ii) no condition that is based solely upon continued employment or the passage of time may provide for vesting or settlement in full of an award of RSRs over a term of less than three years from the date of grant. These limitations do not apply to either shorter vesting awards or awards of RSRs granted in lieu of salary, cash bonus, or other cash compensation.

Performance Shares and Performance Units.    A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be in the form of restricted stock or RSRs), or a combination of both, based on the degree of achievement of pre-established performance criteria over a performance period of one to five years, as determined by the Committee. The Committee has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the LTICP’s stated limits), the performance period, which must be a period of between one and five years, performance criteria (which may be based on Company, group, unit or individual performance), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the LTICP. The Committee may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC using “qualifying performance criteria” described below.

Qualifying Performance Criteria.    The Committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other criteria based on Company, group, unit or individual performance. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC, provided that the performance criteria for any portion of an award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC shall be a measure based on one or more qualifying performance criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Qualifying performance criteria may be any one or more of the following performance criteria, in each case as specified by the Committee in the award:

(i)	Earnings per share;

(ii)	Business unit net earnings;

(iii)	Return on realized common equity;

(iv)	Total stockholder return;

(v)	Return on assets;

(vi)	Return on equity; or

(vii)	Capital ratios (including, but not limited to, tier 1 and regulatory capital ratios).

The qualifying performance criteria may be applied either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group. In addition, the Committee may provide that qualifying performance criteria be adjusted as determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances.

For the purposes of the LTICP, the performance criteria have the meanings set forth below:

“Earnings per share” means our diluted earnings per share as reported in our consolidated financial statements for the applicable performance period adjusted in the same manner as described above for net income.

“Business unit net earnings” means the net earnings of the Company’s business unit managed by a participant, determined under generally accepted accounting principles, adjusted in accordance with our management accounting practices and conventions in effect at the beginning of the applicable performance period, and further adjusted in the same manner as described above for net income.

“Return on realized common equity” means our net income on an annualized basis less dividends accrued on outstanding preferred stock, divided by our average total common equity, excluding average accumulated comprehensive income as reported in our consolidated financial statements for the applicable performance period.

Performance Policy.    The Performance Policy provides for payment of incentive compensation (unless determined otherwise by the Committee, annual incentive compensation) to “covered executive officers”. A “covered executive officer” is defined for purposes of the Performance Policy under the LTICP as any person who on the last day of the taxable year is: (i) the principal executive officer of the Company or acting in such capacity; (ii) one of the Company’s three highest compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer); or (iii) an executive officer whose name and total compensation for the taxable year is included in the Summary Compensation Table included in the Company’s proxy statement.

Whether a person is the principal executive officer or among the three highest compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer) is determined pursuant to the executive compensation disclosure rules under the Exchange Act. Each executive officer listed in the Summary Compensation Table was a covered executive officer under the Performance Policy for purposes of tax year 2012. To the extent Section 162(m) is amended or interpreted to cover additional persons with respect to the Company, those persons will also be covered executive officers under the Performance Policy.

A covered executive officer will receive an incentive compensation award under the Performance Policy within the LTICP only if one or more performance goals for the relevant “performance period” are met. The Performance Policy provides that a “performance period” is a calendar year beginning January 1 and ending December 31 unless the Committee determines otherwise. The Committee must set performance goals (which can be in the form of alternative goals) in writing for each performance period no later than 90 days after it starts. The Committee may set performance goals for awards under the Performance Policy portion of the LTICP from the qualifying performance criteria described above in “Qualifying Performance Criteria”.

The maximum cash incentive compensation award under the Performance Policy portion of the LTICP payable in any calendar year to any covered executive officer may not exceed two-tenths of one percent (0.2%) of the Company’s “net income” as described above.

Under the Performance Policy, the Committee has the discretion to reduce the incentive compensation award payable to a covered executive officer even if the performance criteria have been met. The Performance Policy also provides that the incentive compensation award determined and approved by the Committee for the principal executive officer be submitted to the Board of Directors for ratification. Incentive compensation awards to covered executive officers who have met their performance criteria may be paid in cash, stock (including restricted stock) or RSRs.

Tax Withholding.    In connection with awards under the LTICP, the Company may withhold from any cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance share, or stock award, or the payment of a RSR, performance unit or performance-based cash award or by delivery to the Company of previously-owned shares of common stock.

Transferability.    Awards are not transferable or assignable unless provided otherwise by the Committee with respect to certain specified family-related transfers.

Amendment and Termination.    The Board or the HRC or the GNC may modify, suspend, or terminate the LTICP but may not, without the prior approval of our stockholders, make any change to the LTICP that reduces the exercise price of or reprices outstanding stock options or stock appreciation rights or otherwise amends the LTICP in any manner requiring stockholder approval by law or under the NYSE listing requirements.

Outstanding Grants.     Information about awards granted in 2012 under the LTICP to the named executives can be found in the Grants of Plan-Based Awards table. RSRs covering 96,128 shares and performance shares (subject to adjustment upward to a maximum of 125% or 150%, as applicable, of the target award and downward to 0%) covering 1,764,427 shares at target (2,629,905 shares at max) were granted in 2012 to current executive officers as a group under the LTICP. RSRs covering 18,247,404 shares and performance shares (subject to adjustment upward to a maximum of 125% of the target award and downward to 0%) covering 1,864,229 shares at target (2,330,286 shares at max) were granted under the LTICP in 2012 to all other team members (excluding current executive officers) as a group. In 2012, reload options (upon exercise of options granted during or prior to 2003) covering 763,191 and 1,065,567 shares were granted to current executive officers and all other team members (excluding current executive officers), respectively, under the LTICP. Information about the awards granted under the LTICP in 2012 to non-employee directors can be found in the Director Compensation Table. On January 2, 2013, following his election to the Board effective January 1, 2013, Mr. Richardson was awarded 1,427 shares of common stock under the LTICP, which he elected to defer as common stock units under the Director Deferral Plan.

Additional information about the LTICP and other plans pursuant to which awards in the form of shares of our common stock may be made to directors and employees in exchange for goods or services is provided under “Equity Compensation Plan Information.” As of March 1, 2013, under the LTICP, there were (i) 168,490,662 shares of common stock subject to outstanding options at exercise prices ranging from $13.05 to $36.55 and with expiration dates ranging from July 22, 2013 to April 27, 2020, (ii) 70,623,391 shares of common stock subject to outstanding unvested RSRs scheduled to vest on dates ranging from March 15, 2013 to July 24, 2017, (iii) performance shares (subject to adjustment upward to a maximum of 125% or 150%, as applicable, of the target award and downward to 0%) covering 11,679,793 shares at target (16,153,754 shares at max). No stock appreciation rights, restricted stock awards or awards other than stock options, RSRs and performance share awards were outstanding under the LTICP as of March 1, 2013. On March 1, 2013, the closing market price of our common stock was $35.39.

Future Grants.    No grants have been made that are contingent on the approval of the Plan Amendment by stockholders. Options or awards that may be granted in the future under the LTICP, as amended by the Plan Amendment, are within the discretion of the Committee. Under the directors equity compensation program currently in effect, unless otherwise determined by the Committee, each non-employee director elected at our 2013 annual meeting of stockholders will receive, under the LTICP, an award of our common stock having an award value of $150,000. A non-employee director who joins the Board will receive, under the LTICP, as of such other date, a stock award based on the full-year award value prorated to reflect the number of months (rounded up to the next whole month) remaining until the next annual meeting of stockholders. The number of shares of our common stock subject to a stock award will be determined by dividing the award value by the NYSE-only closing price of our common stock on the date of grant (rounded up to the nearest whole share).

The incentive awards that would be payable in the future under the Performance Policy as part of the LTICP to the covered executive officers cannot be determined because payments would be contingent upon each covered executive officer meeting the pre-established performance criteria. The maximum amount of the cash awards under the Performance Policy would depend on the Company’s net income for the applicable calendar year. The actual incentive award may also reflect the Committee’s exercise of its discretion to reduce the award. The maximum cash award payable to a participant under the Performance Policy under the LTICP in a future calendar year if the Company’s net income equaled the Company’s 2012 net income of approximately $18.9 billion would be approximately $37.8 million (0.2% of $18.9 billion). Information about the actual incentive compensation awards paid to the Covered Executive Officers for 2012 under the Performance Policy is shown in column (g) of the Summary Compensation Table.

Certain Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences of the LTICP is intended to be a general summary of applicable U.S. federal law as currently in effect. Foreign, state, and local tax consequences may differ and may be amended or interpreted differently during the term of the LTICP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Non-Qualified Stock Options.    A participant who is granted a non-qualified stock option will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (stock option gains) will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to Wells Fargo. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options.    A participant who is granted an incentive stock option also will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by us or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods, referred to as a “disqualifying disposition,” generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a disqualifying disposition occurs, we will generally be entitled to a federal tax deduction for a similar amount.

Stock Appreciation Rights.    The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.

Restricted Stock, Restricted Share Rights, Performance Shares and Stock Awards.    Grantees of restricted stock, RSRs, performance shares, or stock awards (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, when the award vests or is paid, as applicable, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time, and we will receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock, performance shares or stock awards (but not an award of RSRs), elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

Performance Units and Cash.    A participant will not have taxable income upon the grant of a contingent right to a performance unit or cash. Rather, taxation will be postponed until the performance unit or cash becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Tax Withholding.    In connection with awards under the LTICP, we may withhold from any cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance share, or stock award, or the payment of a RSR or performance unit or by delivery to us of previously owned shares of common stock.

Company Deduction and Section 162(m).    IRC Section 162(m) limits the otherwise allowable deduction for compensation during a calendar year paid to a publicly traded company’s chief executive officer and its next three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes (a covered executive). Section 162(m) generally limits the otherwise allowable deduction to $1,000,000 for each covered executive except to the extent the compensation was “performance-based.” Compensation may generally be “performance-based” for purposes of IRC Section 162(m) purposes if:

•	The compensation is paid only if the executive officer meets one or more objective performance goals;

•

The performance goals are established in writing by a compensation committee of the board of directors consisting of at least two members—all outside directors—before it is known whether the executive will meet the performance goals;

•

The material terms of the plan or policy under which the compensation will be paid, including the executive officers who are eligible to receive compensation under the plan or policy, a description of the business criteria on which the specific performance goals will be based, and either the maximum amount of compensation that may be paid or a formula for calculating the maximum amount, are disclosed to and approved by stockholders before the compensation is paid, and if the compensation committee may change the performance goals, re-approved by stockholders at least every five years; and

•	The compensation committee certifies in writing that the executive officer has met the performance goals.

Section 280G and Parachute Payment Treatment.    Acceleration of vesting or payment of awards under the LTICP in the event of a change in control of the Company may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the IRC. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by the Company.

Section 409A and Deferred Compensation Treatment.    Under Section 409A of the IRC, certain awards granted under the LTICP could be determined to be nonqualified deferred compensation. Section 409A of the IRC imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the IRC (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the Company intends that awards granted under the LTICP be exempt from or comply with Section 409A of the IRC.

The Board recommends that you vote FOR the approval of the Amended and Restated LTICP (Item 3 on the proxy card).

ITEM 4—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The AEC selects, evaluates, and, where appropriate, replaces the independent registered public accounting firm (independent auditors) retained to audit the Company’s financial statements. The AEC has appointed KPMG as our independent auditors for the year ending December 31, 2013, and stockholders will vote at the annual meeting to ratify this appointment. KPMG or its predecessors have examined our financial statements each year since 1931. The AEC exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG. In addition to assuring the regular rotation of the lead audit partner as required by law, the AEC is involved in the selection of, and reviews and evaluates the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm. The AEC and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

Although we are not required to seek stockholder ratification of KPMG’s appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the AEC will consider the stockholders’ action in determining whether to appoint KPMG as our independent auditors for 2014.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2013 (Item 4 on the proxy card).

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2012 and 2011:

	2012	2011
Audit Fees(1)	$33,539,000	$32,704,000
Audit-Related Fees(2)	4,526,000	5,743,000
Tax Fees(3)	6,323,000	7,082,000
All Other Fees(4)	317,000	1,204,000
Total	$44,705,000	$46,733,000

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (i.e., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (Service Organization Control Reports, formerly “SAS 70” audits), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees our independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed the amount pre-approved for these services in the preceding calendar year, and changes to these fee levels as a result of changes in the scope of services will be submitted to the AEC for pre-approval on an annual basis. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC prior to such additional services being provided by KPMG. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

Audit and Examination Committee Report

The AEC’s charter, a copy of which is available on our website at https://www.wellsfargo.com/pdf/about/corporate/AE_committee_charter.pdf, sets forth the AEC’s purposes and responsibilities. The seven members of the AEC are named below. Each member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each member of the AEC is financially literate as required by NYSE rules and qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2012. The AEC’s responsibility is to monitor and oversee these processes.

The AEC has reviewed and discussed our 2012 audited financial statements with management. The AEC has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (American Institute of Certified Public Accountants, Professional Standards Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, including matters relating to the conduct of the audit of our financial statements. KPMG has provided to the AEC the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the AEC concerning independence, and the AEC has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Members of the Audit and Examination Committee:

Nicholas G. Moore, Chair John D. Baker II Enrique Hernandez, Jr. Federico F. Peña	Philip J. Quigley Howard V. Richardson Susan G. Swenson

STOCKHOLDER PROPOSALS

We expect the following stockholder proposals (Items 5 through 7 on the proxy card) to be presented by certain stockholders at the annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. All statements contained in the proposals and supporting statements are the sole responsibility of the proponents. The names and addresses of the proponents, and the numbers of shares held by the proponents, appear before their respective proposals.

The Board has carefully considered each of the following stockholder proposals and has concluded the adoption of these proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each of these proposals.

ITEM 5—STOCKHOLDER PROPOSAL TO ADOPT POLICY REQUIRING INDEPENDENT CHAIRMAN

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO 80202-2917, who held 38,758 shares of common stock on November 8, 2012, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

That the shareholders of WELLS FARGO & COMPANY request its Board of Directors to establish a policy requiring that the Board’s chairman be an “independent director,” as defined by the rules of the New York Stock Exchange, and who has not previously served as an executive officer of WELLS FARGO & COMPANY.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between the annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

Supporting Statement

This proposal’s proponent is a longterm shareholder of WELLS FARGO & COMPANY and is responsible for its elimination of its “poison pill” and whose “Say-on Pay” proposals were approved by shareholders on two occasions despite strong opposition of the Board of Directors.

His proposal on this topic was presented in last year’s meeting of KeyCorp where it received a majority vote of shareholders and had been recommended by governance consultants.

He is familiar with Wells Fargo’s problems which were originated under an administration where one person served as Chairman and President and was accountable only to himself. The current dividend remains significantly reduced and past dividend reductions have not been made up to shareholders.

Two directors of Wells Fargo serve on other corporate boards where they consistently oppose proposals of good governance matters present at Wells Fargo & Company. The proponent believes that an “independent chairman” would have better qualified directors to serve on the Board of Directors.

Norges Bank Investment Management, has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board. Approximately, 43% of S&P 1500 companies have separate CEO and Chairman positions.

“The Board should be led by an Independent Chairman. Such a structure will put the Board in a better position to make independent evaluations and decisions, hire management, decide a remuneration policy that encourages performance, provide strategic direction and support management in taking a long-term view in development of business strategies. An independently led board is better able to oversee and give guidance to corporation executives, help prevent conflict or the perception of conflict, and effectively strengthen the system of checks-and-balances with corporate structure and thus protect shareholder value.”

If you agree, please vote “FOR” this proposal.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•

The Company’s corporate governance structure, including the composition of the Board, its committees, and its Lead Director who is available to meet with major stockholders to discuss governance and other matters, already provides effective independent oversight of management and Board accountability and responsiveness to stockholders;

•

If adopted, the proposal would unnecessarily restrict the Board’s ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and its stockholders; and

•

The Company’s governance structure is working effectively as evidenced by the Company’s strong financial performance, and our stockholders rejected a similar independent chairman proposal for the eighth consecutive year in 2012.

For the reasons described in “Board Leadership Structure and Lead Director,” at this time the Board believes that combining its CEO with the Chairman of the Board position is the most appropriate structure for the Company and best serves the interests of stockholders. The Company’s corporate governance structure, with its strong emphasis on Board independence, makes an absolute independent chairman requirement unnecessary. Thirteen of the 14 director nominees are independent under NYSE rules and the Company’s Director Independence Standards, and each of the standing Board committees is comprised entirely of independent directors. The Board and its committees each meet in executive session on a regular basis without the presence of management, and all Board members have complete access to management and outside advisors. The Company has a Lead

Director, appointed by the Company’s other independent directors, who provides independent Board leadership. The Lead Director has clearly defined responsibilities, including:

•	approving Board meeting agendas and approving meeting schedules to assure there is sufficient time for discussion of all agenda items,

•	calling and chairing executive sessions and meetings of non-management or independent directors, and calling special meetings of the Board,

•	working with committee chairs to ensure coordinated coverage of Board responsibilities,

•	serving as a liaison between the independent directors and the Chairman,

•	facilitating communication between the Board and senior management,

•	advising the Chairman and CEO on the informational needs of the Board and approving the types and forms of information provided to the Board, and

•	being available for consultation and direct communication with major stockholders of the Company to help ensure that the Board is accountable and responsive to stockholders.

As a result, the Board does not believe that a policy mandating an independent Chairman is necessary to achieve effective independent leadership and management oversight. Evidence that the Board’s current governance structure is working effectively includes the Company’s strong financial performance despite the challenging economic and regulatory environment for financial institutions during the past few years. For example, the Company’s net income in 2012 and 2011 was $18.9 billion and $15.9 billion, respectively, and the Company’s total 1-year stockholder return for the year ended December 31, 2012 was 27%.

The Board also values its flexibility to select, on a case-by-case basis, the leadership arrangement best able to meet the Company’s needs based on the qualifications of the individuals available and circumstances existing at the time. The flexibility to select the right leadership structure for the Board and the Company is especially important during the current difficult economic environment and to respond to financial institution regulatory reform. Imposing an inflexible rule regarding the Chairman position which may be contrary to the Board’s determination of the appropriate governance model could disrupt or impede governance of the Company as well as the Board’s internal working relationships and decision-making process. The Board continues to believe the proposed policy would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of the Company and its stockholders. Our stockholders have historically agreed with the Board and rejected similar independent chairman proposals every year since 2005.

Accordingly, the Board recommends that you vote AGAINST this proposal.

ITEM 6—STOCKHOLDER PROPOSAL TO PROVIDE A REPORT ON LOBBYING POLICIES AND PRACTICES

First Affirmative Financial Network, LLC, 5475 Mark Dabling Boulevard, Suite 108, Colorado Springs, CO 80918, which held 265 shares of common stock on behalf of Christina R. Stableford on November 9, 2012, and The Christopher Reynolds Foundation, 135 East 83rd Street, New York, NY 10028, which held 250 shares of common stock on November 15, 2012, as co-filer, intend to submit a resolution to stockholders for approval at the annual meeting. The proponents’ resolution and supporting statement are printed below.

Resolution

Whereas, corporate lobbying exposes our company to risks that could affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Wells Fargo & Company (“Wells Fargo”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Wells Fargo used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Wells Fargo’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Wells Fargo is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders’ best interests. Wells Fargo is listed as a member of the Financial Services Roundtable (“FSR”). In 2010 and 2011, FSR spent more than $15 million on lobbying. Wells Fargo does not disclose its trade association memberships, nor payments and the portions used for lobbying on its website. Absent a system of accountability, company assets could be used for objectives contrary to Wells Fargo’s long-term interests.

Wells Fargo spent approximately $13.2 million in 2010 and 2011 on direct federal lobbying activities (Senate reports) and is one of 30 companies that paid lobbyists more than it paid in taxes for 2008-2010 (http://www.forbes.com/sites/chrisbarth/2011/12/14/29-companies-that-paid-millions-for-lobbying-and-didnt-pay-taxes/). These figures do not include lobbying expenditures to influence legislation in states. Wells Fargo lobbies extensively at the state level with more than 150 lobbyists in 31 states for 2012 (“Wells Fargo boosts lobbying presence,” Charlotte Observer, October 6, 2012).

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

Position of the Board

The Board recommends a vote “AGAINST” this proposal, which is identified as Item 7 on the proxy card, for the following reasons:

•	The Company is already subject to extensive federal, state and local lobbying registration and public disclosure requirements;

•	The Company already provides information on its website regarding its policies and practices on advocacy and lobbying, including Board oversight of the Company’s advocacy and lobbying activities; and

•	The proposal is unnecessary because information regarding payments to certain trade associations already appears on the Company’s website.

The Board believes that active engagement in the legislative process is an important part of responsible corporate citizenship. The Company participates in public policy advocacy on issues that impact its business, and regularly communicates with government policymakers, public officials and regulators at the local, state, and federal levels in order to protect and advance the long-term goals and interests of the Company and its customers and stockholders.

The Company’s advocacy activities are overseen by the Board through its Corporate Responsibility Committee, which has the authority to review the Company’s government relations activities and public advocacy policies and programs. The Board believes that this proposal is unnecessary because the Company is already subject to, and complies with extensive federal, state and local lobbying registration and reporting requirements available to stockholders and the public generally. Pursuant to these requirements, the Company reports its advocacy and lobbying activities, including expenditures and the legislative issues in which the Company is engaged, as well as those persons who participate in our public advocacy programs, including employees and third parties. The Company also provides information to stockholders and the general public about its advocacy guidelines and political contribution and engagement policies at https://www.wellsfargo.com/about/csr/governmentrelations.

The Company is active in many regional and national trade associations. We believe these organizations offer excellent opportunities for our team members’ professional development and networking, as well as provide a forum for discussing important consumer issues and advocating for common business interests. Trade associations are not primarily lobbying entities, although a portion of their membership dues may be part of the funds used by a trade association in its discretion to engage in lobbying activities. The Company already provides on its website information about its memberships in trade associations, including a listing, which will be updated periodically, of those national and state trade groups that received more than $100,000 in dues from the Company last year. The Company’s membership in these groups comes with an understanding that we may not always agree with every position a trade association takes, including on legislation and public policy issues. Furthermore, the Company does not direct how these funds are used and does not necessarily endorse every position taken by such organizations. Consequently, although the Company has disclosed these dues, mere payment of these fees does not accurately reflect either the Company’s relationship with these organizations or its position on important public policy or legislative issues.

The Board believes that the Company participates in the legislative process in a manner that is consistent with sound corporate governance practices, and that the requested report is unnecessary. The Company already provides extensive publically available information regarding its public advocacy and lobbying policies and activities as required by law, as well as on its website. In addition, the proposal is unnecessary because the Company is already providing disclosure on its website about membership dues paid to certain trade associations.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

ITEM 7—STOCKHOLDER PROPOSAL TO REVIEW AND REPORT ON INTERNAL CONTROLS OVER MORTGAGE SERVICING AND FORECLOSURE PRACTICES

The Neighborhood Economic Development Advocacy and Reinvestment Partners, 176 Grand Street, Suite 300, New York, NY 10013, who held respectively 117 shares and 104 shares of common stock on November 15, 2012, as co-filers, intend to submit a resolution to stockholders for approval at the annual meeting. The proponents’ resolution and supporting statement are printed below

Resolution

Resolved, shareholders request that the Board of Directors of Wells Fargo & Company (the “Company”), whether directly or through a committee, conduct an independent review of the Company’s internal controls to ensure that its mortgage servicing and foreclosure practices do not violate fair housing and fair lending laws, and report its findings and recommendations, at reasonable cost and omitting proprietary information, to shareholders by September 30, 2013.

Supporting Statement

The foreclosure crisis has disproportionately affected black and Latino mortgage borrowers, who, as of 2011, were nearly twice as likely to have lost their homes to foreclosure as white borrowers.

Federal, state, and local governments have all alleged that the Company, one of the nation’s largest mortgage lenders and the nation’s largest mortgage servicer, has contributed to the foreclosure crisis through illegal, discriminatory, or improper mortgage lending and servicing practices. These allegations have resulted in extraordinary legal scrutiny of, and legal actions against, the Company.

The Company recently entered into a $175 million settlement with the U.S. Department of Justice, and settled with the municipalities of Baltimore and Memphis, to compensate borrowers who were steered into subprime home loans, or paid higher rates or fees, on the basis of their race or national origin.

In 2011, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System brought an enforcement action against the Company and other large banks regarding widespread problems with mortgage servicing and foreclosure practices, which resulted in a consent decree.

In 2012, the Company, along with other large banks, was the subject of a nationwide investigation into improper mortgage servicing and foreclosure practices, which resulted in a $25 billion national mortgage settlement with 49 state Attorneys General and the Department of Justice. The national mortgage settlement requires the Company to provide mortgage relief, including loan modifications with principal reduction, to homeowners across the country.

These investigations, alleging both lending discrimination by the Company and widespread improprieties in the Company’s recent mortgage servicing and foreclosure practices, raise serious concerns about the Company’s ability to conduct on-going loss mitigation that complies with fair housing and fair lending laws, including in the provision of loan modifications generally, and in the provision of the principal reduction modifications under the national mortgage settlement.

Despite the evidence that the Company’s mortgage servicing and foreclosure practices expose it to extraordinary risks, including the potential of losses from claims that the Company’s practices continue to harm black and Latino mortgage borrowers disproportionately, there is no available data to indicate whether the Company’s current mortgage servicing and foreclosure practices comply with applicable fair housing and fair lending laws.

We believe an independent review is necessary to reassure shareholders that the Company’s internal controls are sufficient to guard against the extraordinary legal, regulatory and reputational risks associated with potential fair housing or fair lending violations in the Company’s mortgage servicing and foreclosure practices.

Position of the Board

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 7 on the enclosed proxy card, for the following reasons:

•

The Company’s mortgage servicing activities are an integral component of its mortgage lending business and are already subject to extensive examination by our federal banking regulators, as well as internal review, for compliance with fair lending laws and regulations;

•	An additional independent review could distract from our efforts to promptly implement any compliance actions required by federal regulators following regulatory examinations; and

•

Given the breadth of these internal and regulatory reviews, and the scope of activities included in mortgage servicing, the Board believes that the volume and complexity of information produced by, and the time and expense needed to conduct an additional review of compliance with fair lending laws would not result in additional meaningful information for our stockholders and thus would not constitute an effective use of the Company’s resources.

The proposal requests a report on internal controls on mortgage servicing practices, including foreclosure practices, with respect to violations of fair housing and fair lending laws. The Company’s mortgage servicing activities are an integral part of its mortgage lending business and are already subject to extensive and regular examination by our federal banking regulators for compliance with a broad range of banking laws, including federal and state fair lending laws and regulations. Conducting another independent review could distract from our efforts to promptly implement servicing enhancements and take other actions in response to these regulatory examinations and reviews.

Mortgage servicing encompasses a broad range of activities over the life of an individual loan, including interest rate adjustments, calculation and remittance of escrow payments, receipt and application of monthly mortgage payments, and responding to customer inquiries, as well as initiating collection and foreclosure proceedings. The Board believes that the time and expense needed to conduct an additional review with respect to compliance with fair lending laws would not result in any additional meaningful information to our stockholders. Furthermore, the amount of data such a review would produce, and the internal resources required to assemble and analyze such data, would not only be duplicative of, but also potentially interfere with the Company’s obligation to respond to requests from its federal banking regulators for information as part of a banking examination.

We understand our stockholders’ desire for assurances regarding the Company’s on-going compliance with law throughout our servicing processes. As a matter of sound corporate practice, and in addition to bank regulatory examinations of our mortgage lending and servicing practices, our internal audit team and compliance and enterprise risk management group engage in comprehensive examinations and testing relating to the internal controls and processes for our mortgage servicing operations for compliance with banking laws and regulations, including fair lending laws.

Our Board believes that the combination of the independent regulatory examinations and on-going independent reviews by our internal audit and operational risk groups will address the concerns raised in the proposal. Therefore, an additional independent review of the Company’s mortgage servicing operations would not be an effective use of the Company’s resources.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

STOCKHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of stockholders in 2014 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our President and CEO, John G. Stumpf, at 420 Montgomery Street, San Francisco, California 94104 or by our Corporate Secretary, Anthony R. Augliera, MAC# D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202 no later than November 14, 2013.

Advance Notice Procedures

Under our By-Laws, a stockholder who wishes to nominate an individual for election to the Board directly, or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2014 annual meeting is currently scheduled to be held on April 29, 2014, and to be timely, the notice must be delivered not earlier than December 24, 2013 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 23, 2014 (the 90th day prior to the first anniversary of this year’s annual meeting) to our CEO and Corporate Secretary as follows: John G. Stumpf, President and CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Anthony R. Augliera, Corporate Secretary, MAC# D1053-300, 301 South College Street, 30th Floor, Charlotte, North Carolina 28202. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the GNC for recommendation to the Board for election as a director as described under “Director Nomination Process and Board Diversity” and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

EXHIBIT A

LONG-TERM INCENTIVE COMPENSATION PLAN

(as amended and restated April 23, 2013)

1.	Purpose. The purpose of Wells Fargo & Company’s Long-Term Incentive Compensation Plan (the “Plan”) is to motivate key employees and directors to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan also contains within it a Performance-Based Compensation Policy (previously a separate document) with the purpose of establishing one or more performance goals for payment of incentive compensation to certain executive officers. The Plan is also intended to facilitate recruiting and retaining both talented executives for key positions and directors with outstanding abilities and skills by providing an attractive capital accumulation opportunity. The Plan was originally adopted on September 25, 1984, last amended and restated effective April 29, 2008 and subsequently amended effective April 28, 2009 and effective February 28, 2012. This amendment and restatement of the Plan has been approved by the Board (as defined below) subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 23, 2013.

2.	Definitions.

2.1	The following terms, whenever used in this Plan, shall have the meanings set forth below:

(a)	“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, Options, Performance Units, Stock Appreciation Rights, Stock Awards or Performance-Based Compensation Policy Cash Awards.

(c)	“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 13.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit Net Earnings” means the net earnings of the business unit of the Company managed by a Participant, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the relevant Performance Period, and as further adjusted in the same manner provided below for Net Income.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee,” unless otherwise specified or another committee consisting of two or more members is selected by the Board, means with respect to the Awards to Employees, the Human Resources Committee of the Board and with respect to the Awards to Directors, the Governance and Nominating Committee of the Board.

(i)	“Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(j)	“Company” means Wells Fargo & Company, a Delaware corporation.

(k)	“Earnings Per Share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable Performance Period, adjusted in the same manner as provided below for Net Income.

(l)	“Employee” means (i) an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate, and (ii) an individual (a) who is no longer employed by the Company or an Affiliate due to Retirement or otherwise, (b) who is eligible to receive a cash bonus or other cash compensation earned while in the employment of the Company or an Affiliate, and (c) whose cash bonus or other cash compensation the Committee, in its discretion, determines that all or a portion thereof be paid in the form of an Award under the Plan.

(m)	“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, that day’s closing sales price of a Share on the New York Stock Exchange.

(n)	“Incentive Stock Option” means any Option designated as such and which is intended to meet the requirements of Section 422 of the Code.

(o)	“Net Income” shall mean the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations, (ii) extraordinary gains or losses, (iii) the cumulative effect of changes in generally accepted accounting principles, and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(p)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(q)	“Option” means a right to purchase Shares, and includes an Incentive Stock Option or a Non-Qualified Stock Option.

(r)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(s)	“Performance-Based Compensation Policy” means the policy contained in Section 16.

(t)	“Performance-Based Compensation Policy Award” means an Award pursuant to Section 16.

(u)	“Performance-Based Compensation Policy Cash Award” means a Performance-Based Compensation Policy Award granted to a Participant pursuant to Section 16 which is denominated and payable in cash.

(v)	“Performance Period” means the performance period specified by the Committee for the relevant Award. Unless otherwise designated by the Committee, the Performance Period for any Performance-Based Compensation Policy Award shall be the calendar year, commencing January 1 and ending December 31.

(w)	“Performance Shares” means an Award granted under Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.

(x)	“Performance Units” means an Award granted under Section 6 which entitles a Participant to receive cash, Shares, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.

(y)	“Plan” means this Long-Term Incentive Compensation Plan, as amended from time to time.

(z)	“Qualifying Performance Criteria” has the meaning set forth in Section 15.2.

(aa)	“Restricted Share Right” means an Award granted under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such right to receive a Share if and as so determined by the Committee.

(bb)	“Restricted Stock” means a Share granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

(cc)	“Retirement” means termination of employment after reaching the earliest of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

(dd)	“Return on Realized Common Equity” means the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant Performance Period.

(ee)	“Share” means a share of the common stock, $1-2/3 par value per share, of the Company.

(ff)	“Shorter Vesting Awards” has the meaning set forth in Section 7.2.

(gg)	“Specified Employee” means a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), as determined in a uniform manner by the Company or its duly authorized representative for purposes of this Plan and all other nonqualified deferred compensation plans maintained by the Company and its Affiliates.

(hh)	“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Shares or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the Award is granted.

(ii)	“Stock Award” means an Award of Shares granted to a Participant pursuant to Section 8.

(jj)	“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

(kk)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2.2	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

3.1	Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause an Award intended to qualify for treatment as “performance-based compensation” under Section 162(m) of the Code not to qualify for treatment as “performance-based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2

Powers of the Committee.    Subject to the express provisions of this Plan, including, without limitation, Section 27, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance criteria or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 25; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3	Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	Shares Available Under the Plan; Limitation on Awards.

4.1	Aggregate Limits. Subject to adjustment as provided in Section 25, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after March 1, 2013 shall not exceed 546,035,566 Shares; provided that each Share issued pursuant to Awards of Performance Shares, Restricted Stock, Restricted Share Rights, Performance Units or Stock Awards shall be counted against this limit as two (2) Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Shares or treasury Shares not reserved for any other purpose. For purposes of this Section 4.1, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares (the number determined consistent with the applicable Share counting provisions of this Section 4.1) attributable to Awards that have been canceled, expired, forfeited or settled in cash. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.

4.2

Tax Code Limits.    No Participant may be awarded in any calendar year (i) Options or Stock Appreciation Rights covering an aggregate of more than 14,000,000 Shares or (ii) Awards other than Options or Stock Appreciation Rights covering an aggregate of more than 4,000,000 Shares, which limits shall be calculated and adjusted pursuant to Section 25 only to the extent that such calculation or adjustment will not affect the status of any Award theretofore issued or that may thereafter be issued as “performance-based compensation” under Section 162(m) of the Code. Pursuant to a Performance Unit granted under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the maximum cash amount payable in any calendar year to any Participant shall be a dollar amount not to exceed two-tenths of one percent (0.2%) of the Company’s Net Income for that calendar year.

5.	Participation. Participation in the Plan shall be limited to Employees of the Company or an Affiliate selected by the Committee and to Directors. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.	Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for one or more Performance Periods. The Performance Period over which Performance Shares or Performance Units are earned shall not be less than one year nor more than five years as specified by the Committee.

6.1	Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

6.2	Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the Performance Period over which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned based on performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3	Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit or individual performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance criteria may be used and the components of multiple performance criteria may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4	Discretionary Adjustments. Notwithstanding satisfaction of any performance criteria, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or individual performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

6.5	Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made on such date(s) after the end of the applicable Performance Period as the Committee establishes at the time the Award is granted in a single lump sum unless the Committee provides otherwise, subject to such terms and conditions and in such form as may be prescribed by the Committee. Unless the Committee provides otherwise, the payment date so established by the Committee shall not be later than March 1 of the year after the year in which the Performance Period ends. Payment in Stock may be in Restricted Stock as determined by the Committee at the time the Award is granted.

6.6	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee before the end of a Performance Period by reason of the Participant’s death or permanent disability, the Performance Period for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Period, and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Period during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Period.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment of a Participant during a Performance Period, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.	Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Awards of Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.

7.1

Award Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) any restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth below, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Stock over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything herein to the contrary, the Committee may grant Awards of Restricted Stock and Restricted Share Rights which fully vest prior to three years (including without limitation, prior to one year in the case of Awards of Restricted Stock or Restricted Share Rights whether or not subject to performance criteria) from the date of grant (“Shorter Vesting Awards”) as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted under the Plan shall not exceed 5% of the number of Shares issuable under Section 4.1, as adjusted pursuant to Section 25.

7.3	Rights as a Stockholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Shares provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provide otherwise, any dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

7.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee prior to the lapse of restrictions on Shares of Restricted Stock by reason of the Participant’s death or permanent disability, all restrictions on Shares of Restricted Stock held for the Participant’s benefit shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, prior to the lapse of restrictions, all Shares of Restricted Stock held for the benefit of a Participant, all rights to receive dividends thereon and other stockholder rights therewith shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

7.5	Other Restrictions. The Company may retain any Shares of Restricted Stock in the Company’s possession or held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions and/or conditions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Any certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear a legend considered appropriate by the Committee.

8.	Stock Awards.

8.1	Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award to an Employee is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

9.	Restricted Share Rights. Restricted Share Rights are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Restricted Share Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Share Rights must contain and be subject to the terms and conditions set forth below.

9.1	Award Agreement. Each Award of Restricted Share Rights shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Restricted Share Rights subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Share Rights as may be determined from time to time by the Committee, (iv) any restrictions on the transferability of the Award and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Share Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Share Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Share Rights that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year, and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Rights over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to an Award of Restricted Share Rights that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything to the contrary herein, the Committee may grant Shorter Vesting Awards as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted under the Plan shall not exceed 5% of the number of Shares issuable under Section 4.1, as adjusted pursuant to Section 25. Notwithstanding anything in this Section 9.2 to the contrary, settlement of Restricted Share Rights shall be completed not later than March 1 of the year after the year in which the vesting restrictions lapse on such Restricted Share Rights unless the Committee provides otherwise.

9.3	Rights as a Stockholder. Participants shall have no voting rights with respect to Shares underlying Restricted Share Rights unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger. Shares underlying Restricted Share Rights shall be entitled to dividend equivalents only to the extent provided by the Committee. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement provides otherwise, any dividend equivalents with respect to unvested Restricted Share Rights shall be subject to the same restrictions and vesting schedule as Restricted Share Rights to which such dividend equivalents relate.

9.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee by reason of the Participant’s death or permanent disability, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

10.	Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance criteria (which may include Qualifying Performance Criteria). Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

10.1	Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

10.2	Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any Substitute Award are intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

10.3	Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Option awarded to a Participant provide for full vesting in a period of less than one year, other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company.

10.4	Exercise Term. Each Option shall have a Term established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant.

10.5	Payment for Shares. The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously-owned Shares, or a combination thereof or any other method approved by the Committee.

10.6

No Repricing.    Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 25), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price, canceling outstanding Options with an exercise price less than Fair Market Value in exchange for cash or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

10.7	Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 10, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the common stock of the Company on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries and (c) the number of Shares that may be issued upon exercise of Incentive Stock Options shall not exceed the aggregate Share number stated in Section 4.1 (including adjustment as provided in Section 25). Notwithstanding anything in this Section 10 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

10.8	Termination of Employment.

(a)	Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than the Participant’s death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind except for any post-employment exercise period set forth in the Award Agreement with respect to the vested portion of an Option.

11.	Stock Appreciation Rights.

11.1

General.    An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with, or as a component of, an Option granted under Section 10, other Awards granted under the Plan or Options granted under any other Company equity compensation plan (“tandem SARs”) or without reference to other Awards or Options (“freestanding SARs”). Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may provide that the exercise of a tandem SAR will be in lieu of the exercise of the Option or Award in connection with which the tandem SAR was granted. A Stock Appreciation Right may not be exercised at any time when the per Share Fair Market Value of the Shares to which it relates does not exceed the exercise price of the Option associated with those Shares. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 10, and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Award or Option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.2	Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a Substitute Award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted. The terms and conditions of any Substitute Award are intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

11.3	No Repricing. Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 25), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price, canceling outstanding Stock Appreciation Rights with an exercise price less than Fair Market Value in exchange for cash or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

11.4	Termination of Employment.

(a)	Due to Death, Disability, or Retirement

(i)	If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding freestanding SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

(ii)	If a Participant ceases to be an Employee by reason of the Participant’s death, permanent disability or Retirement, each outstanding tandem SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all tandem SARs, the outstanding tandem SARs shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than the Employee’s death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11.5	Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash, Shares or a combination thereof as determined by the Committee at the time the Award is granted. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Shares) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares subject to the Stock Appreciation Right at the time of grant.

12.	Director Awards. The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 12 and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chairman of the Board or Lead Director, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Committee shall pursuant to the Plan grant such Awards to Directors, as it shall from time to time determine.

If a Director subsequently becomes an Employee, the service requirement of the Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.

13.

Nontransferability of Rights. Unless the Committee provides otherwise with respect to transfers to a Participant’s family members or to trusts or partnerships for the benefit of a Participant or the Participant’s family members, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death to the extent such designations are permitted and enforceable under applicable law as determined by the Company. If at the time of the Participant’s death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards:

(a)	Participant’s surviving spouse.

(b)	Participant’s surviving same-sex spouse.

(c)	Participant’s surviving domestic partner.

(d)	Equally to the Participant’s children, except that if any of the Participant’s children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(e)	Participant’s surviving parents equally.

(f)	Participant’s surviving brothers and sisters equally.

(g)	Participant’s estate.

If a person in the class surviving dies before receiving any payment and/or exercising any rights with respect to outstanding Awards (or the person’s share of any payment and/or rights in case of more than one person in the class), that person’s right to receive any payment and/or exercise any rights with respect to outstanding Awards will lapse and the determination of who will be entitled to receive any payment and/or exercise any rights with respect to outstanding Awards will be determined as if that person predeceased the Participant.

For all purposes under this Plan, the following terms have the meanings assigned to them below:

(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code Section 7 for being treated as a spouse for purposes of federal law or the laws of the country in which the Participant resides.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)

The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county, state or country which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:

(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(1)	Joint ownership of real property or a common leasehold interest in real property.

(2)	Common ownership of an automobile.

(3)	Joint bank or credit accounts.

(4)	A will which designates the other as primary beneficiary.

(5)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(6)	Designation of one partner as holding power of attorney for health care needs of the other.

14.	Termination of Employment.

14.1	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

14.2	The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.3	Notwithstanding anything in this Section 14 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment (including but not limited to a termination of employment that qualifies as a Retirement), the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

15.	Qualifying Performance-Based Compensation.

15.1	General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria, and for Performance-Based Compenation Policy Awards shall be a measure based on one or more performance goals specified under Section 16.4 below, selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria or performance goal specified under Section 16.4 below has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance criteria, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

15.2	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances: (a) Earnings Per Share, (b) Business Unit Net Earnings, (c) Return on Realized Common Equity, (d) total stockholder return, (e) return on assets, (f) return on equity or (g) capital ratios (including, but not limited to, tier 1 and Basel capital ratios).

16.	Performance-Based Compensation Policy.

16.1	General. It is the intention of the Committee that Performance-Based Compensation Policy Awards pursuant to this Section 16 to each Covered Executive Officer (as defined below) be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Code.

16.2	Covered Executive Officers. This Policy applies to any individual (a “Covered Executive Officer”) who on the last day of the taxable year is (a) the principal executive officer of the

Company or is acting in such capacity, (b) an executive officer and whose name and total compensation for the taxable year is required to be disclosed in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) by reason of the individual being among the Company’s three highest compensated executive officers for the taxable year (other than by reason of being the principal executive officer or principal financial officer), (c) an executive officer and whose name and total compensation for the taxable year is included in the Summary Compensation Table for the taxable year included in the Company’s proxy statement delivered to stockholders pursuant to Section 14(a) of the Exchange Act or (d) any other individual determined on or before the latest date permitted under Section 162(m) of the Code by the Committee to be eligible for a Performance-Based Compensation Policy Award under this Section 16. Whether an individual is the principal executive officer or among the three highest compensated executive officers other than the principal executive officer or principal financial officer shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act. To the extent “covered employee” under Section 162(m) of the Code (including, without limitation, by subsequent interpretation or amendment) includes additional individuals with respect to the Company, such additional individuals shall also be Covered Executive Officers for purposes of this Policy.

16.3	Performance-Based Compensation Policy Award/Establishment of Performance Goals. A Performance-Based Compensation Policy Award to a Covered Executive Officer may be paid in the form of cash, Shares, Restricted Share Rights, or Restricted Stock, or any combination thereof. Payment of a Performance-Based Compensation Policy Award to a Covered Executive Officer will be contingent upon the attainment of one or more performance goals for the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall retain the discretion to reduce the Performance-Based Compensation Policy Award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal. The Performance-Based Compensation Policy Award determined and approved by the Committee to be payable to the principal executive officer of the Company shall be submitted to the Board of Directors for ratification.

16.4	Performance Goals. The Committee shall establish in writing one or more performance goals to be attained for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code. Performance goals shall mean any one or more of the following performance goals, either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, with such adjustments determined appropriate by the Committee to the extent consistent with Section 162(m) of the Code including, without limitation, to reflect extraordinary, unusual or infrequently occurring events, transactions or other items; acquired, discontinued or disposed operations; effects of changes in accounting principles, tax or other laws or requirements; regulatory capital requirements; or similar events or circumstances:

•	Earnings Per Share

•	Business Unit Net Earnings

•	Return on Realized Common Equity

•	Total stockholder return

•	Return on assets

•	Return on equity

•	Capital ratios (including, but not limited to, tier 1 and Basel capital ratios).

The maximum amount of a Performance-Based Compensation Policy Cash Award payable in any calendar year to any Covered Executive Officer shall be a dollar amount not to exceed two-tenths of one percent (0.2%) of the Company’s Net Income.

17.	Effective Date of the Plan.

17.1	Effective Date. The Plan was originally effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company. This amendment and restatement of the Plan has been approved by the Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on April 23, 2013 or any adjournment thereof (the “2013 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2013 Annual Meeting in accordance with the laws of the State of Delaware and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern. This amendment and restatement of the Plan which has been approved by the Board subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 23, 2013 shall not apply (and instead the terms of the Plan existing immediately prior to the amendment and restatement that would be deemed a “material modification” of such Award within the meaning of Section 409A of the Code shall apply) to Awards under the Plan that were both outstanding and vested as of December 31, 2004 if and to the extent that the application of the April 26, 2005 amendment and restatement or any subsequent amendment or amendment and restatement would be deemed a “material modification” of such Awards within the meaning of Section 409A of the Code.

17.2	Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

18.	Right to Terminate Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

19.	Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Shares or other securities or cash under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If the exercise of an Option would be prohibited solely because the issuance of Shares would violate the registration requirements of the Securities Act of 1933, as amended, the Option shall remain exercisable until the earlier of (i) the expiration of its Term (without regard to any shortening of the Term because of termination of employment or service) and (ii) the expiration of a period of three months after the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of the Securities Act of 1933, as amended.

Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

20.	Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

21.	Recoupment of Awards. All Awards (including Awards that have vested in accordance with the Award Agreement) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

22.	Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Shares received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Shares to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Shares. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

23.	No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

24.	Amendment, Modification and Termination of the Plan. The Board, the Human Resources Committee of the Board or the Governance and Nominating Committee of the Board may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 25) which will reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 10.6 or Section 11.3 or otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No termination, suspension, or modification of the Plan will adversely affect in any material manner any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 25 does not adversely affect any right.

25.	Adjustments.

(a)	In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or stock dividend, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 4, shall be adjusted by the Committee to reflect such increase or decrease, as it determines appropriate, in its sole discretion. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events or similar transactions as the Committee determines appropriate, in its sole discretion.

(b)	In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment. In addition, in the event of such change described in the preceding sentence or such other change determined by the Committee, in its sole discretion, to be a change of control for purposes of the Plan, the Committee existing prior to such change may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Subject to Section 27, in the event of any change described in this paragraph, the Committee existing prior to such change, in its sole discretion, may provide that any Award shall terminate and an equitable cash amount as determined by the Committee in its sole discretion be paid. Without limitation on the foregoing, an amount equal to the excess (if there is an excess and zero if there is no excess) by which the Fair Market Value of the Shares subject to the Option exceeds the aggregate exercise price with respect to such Option shall constitute an equitable cash amount.

(c)	No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 25. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(d)	Any adjustment to Options or Stock Appreciation Rights made pursuant to this Section 25 is intended to satisfy all requirements necessary to prevent the adjusted Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

(e)

Subject to Section 27 and with respect to Awards intended to be “performance-based compensation” under Section 162(m) of the Code, to the extent such adjustments are not intended to affect the status of any Award, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

26.	Severability. If any provision of this Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Plan Administrator cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.

27.	Interpretation. This Plan, as amended, is intended to satisfy the requirements of Code §409A and applicable guidance thereunder with respect to compensation payable pursuant to this Plan that was not outstanding and vested prior to January 1, 2005. It is not intended to materially modify the terms and conditions applicable to any other amounts payable pursuant to this Plan. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition, to the extent an Award is subject to Code §409A and payment or distribution is provided for upon termination or cessation of employment or a comparable event, such event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

Notwithstanding anything in this Plan to the contrary, to the extent required by Code §409A, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to Section 25 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Share Rights is accelerated pursuant to Section 25 because of a qualifying event or a qualifying event and termination of employment, such payment shall be made 30 days after the qualifying event or termination of employment, respectively.

To the extent required by Code §409A, the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A and becomes payable to an Employee pursuant to a termination of employment shall be paid six months after the date of such termination of employment if the Employee is a Specified Employee.

28.	No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.

29.	Governing Law. This Plan, all Awards granted hereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

GLOSSARY OF COMMONLY USED TERMS

The following provides the definitions of the abbreviations and other terms that are frequently used in this proxy statement:

Term/Abbreviation	Definition

2012 financial statements	The audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC

AEC	The Audit and Examination Committee of the Board of Directors

Annual meeting	The 2013 annual meeting of stockholders of Wells Fargo & Company to be held on April 23, 2013

Board or Board of Directors	The Board of Directors of Wells Fargo & Company

By-Laws	The By-Laws of Wells Fargo & Company, as amended through January 25, 2011

Cash Balance Plan or Wells Fargo Cash Balance Plan	The Wells Fargo & Company Cash Balance Plan

CD&A	The Compensation Discussion and Analysis section of the proxy statement

CEO	The Chief Executive Officer of Wells Fargo & Company

CFO	The Chief Financial Officer of Wells Fargo & Company

Certificate of Incorporation	Wells Fargo & Company Restated Certificate of Incorporation, as amended, as filed with the Secretary of State for the State of Delaware

Code of Ethics	Wells Fargo Team Member Code of Ethics and Business Conduct

Combined Plans	The Wells Fargo & Company Cash Balance Plan and Supplemental Cash Balance Plan

Company	Wells Fargo & Company and its subsidiaries

Company 401(k) Plan	Wells Fargo & Company 401(k) Plan

Company common stock or our common stock	Wells Fargo & Company Common Stock, $1-2/3 par value per share

Company Plans	Company 401(k) Plan and Company SPP

Company SPP	Wells Fargo & Company Stock Purchase Plan

Cook & Co.	Frederic W. Cook & Co., Inc., a compensation consulting firm retained by the HRC and GNC, and George B. Paulin, Frederic W. Cook & Co., Inc.’s designated representative to the HRC and GNC

Term/Abbreviation	Definition

Corporate Governance Guidelines	The guidelines the Board adopted to provide the framework for the governance of the Company

CRC	The Corporate Responsibility Committee of the Board of Directors

Credit Committee	The Credit Committee of the Board of Directors

Deferred Compensation Plan	Wells Fargo & Company Deferred Compensation Plan

Direct Purchase Plan	The Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan

Director Independence Standards	See description under “Corporate Governance—Director Independence”

Directors Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan

Dodd-Frank Act	The Dodd-Frank Wall Street Reform and Consumer Protection Act

EPS	Diluted earnings per common share of the Company’s common stock

ERISA	The Employee Retirement Income Security Act of 1974, as amended

Exchange Act	The Securities Exchange Act of 1934, as amended

Federal Reserve	The Board of Governors of the Federal Reserve System

Finance Committee	The Finance Committee of the Board of Directors

Financial Performance Peer Group	See CD&A, page 57

Former Norwest	Norwest Corporation and its subsidiaries as such entities existed before the merger of the former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Former Wells Fargo	Wells Fargo & Company and its subsidiaries as such entities existed before Wells Fargo & Company was merged into a subsidiary of Norwest Corporation in November 1998

GAAP	Generally accepted accounting principles as applied in the United States

GNC	The Governance and Nominating Committee of the Board of Directors

HRC	The Human Resources Committee of the Board of Directors

Independent directors	The directors whom the Board has determined are independent under the Company’s Director Independence Standards

Term/Abbreviation	Definition

IRC	The U.S. Internal Revenue Code of 1986, as amended

IRS	Internal Revenue Service

KPMG	KPMG LLP, the Company’s outside independent auditors

Labor Market Peer Group	See CD&A, page 57

Lead Director	The lead independent director of the Board of Directors

LTICP	Wells Fargo & Company Long-Term Incentive Compensation Plan

Named executives	The executive officers of Wells Fargo & Company named in the Summary Compensation Table

Net income	For purposes of calculating RORCE under the LTICP, means net income for the applicable performance period as reported in the consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations, (2) extraordinary gains or losses, (3) the cumulative effect of changes in generally accepted accounting principles, and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified

Net Operating Loss	See CD&A, page 67

Non-employee directors	Those members of the Board who do not hold another position with Wells Fargo

Norwest merger	The merger of the Former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Notice of internet availability of proxy materials	A notice sent to most of our stockholders on or about March 14, 2013, which contains instructions on how to access the proxy materials over the internet and vote online

NYSE	The New York Stock Exchange

Performance Policy	Wells Fargo & Company Performance-Based Compensation Policy

Proxy materials	Wells Fargo & Company 2013 proxy statement (including Wells Fargo’s notice of the annual meeting), 2012 annual report, and proxy card/voting instruction form

RSRs	Restricted share rights

Record date	The close of business on February 26, 2013

Risk Committee	The Risk Committee of the Board of Directors

Term/Abbreviation	Definition

RORCE	Return on Realized Common Equity (RORCE) means net income (as defined above) on an annualized basis less dividends accrued on outstanding preferred stock, divided by the average total common equity excluding average accumulated comprehensive income as reported in the consolidated financial statements for the applicable period

SEC	The U.S. Securities and Exchange Commission

Section 162(m)	Section 162(m) of the IRC

Securities Act	The Securities Act of 1933, as amended

Supplemental 401(k) Plan	Wells Fargo & Company Supplemental 401(k) Plan

Supplemental Cash Balance Plan or Wells Fargo Supplemental Cash Balance Plan	The Wells Fargo & Company Supplemental Cash Balance Plan

Team member	A person who is an employee of Wells Fargo

Wachovia or Wachovia Corporation	Wachovia Corporation as such entity existed before the merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

Wachovia merger	The merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

We, our, or us	Wells Fargo

Wells Fargo	Wells Fargo & Company and/or one or more of its subsidiaries

Wells Fargo & Company	A corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended

Wells Fargo Bank	Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Company

CCM4521

Shareowner Services

P.O. Box 64945

St. Paul, MN 55164-0945

COMPANY #

WELLS FARGO & COMPANY

2013 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on April 23, 2013

The Wells Fargo & Company 2013 Annual Meeting of Stockholders will be held on Tuesday, April 23, 2013 at 8:30 a.m., Mountain time, in The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah. Under Securities and Exchange Commission rules, we are notifying you that our proxy materials for the Annual Meeting and access to a proxy voting website are available to you over the internet. Please follow the instructions on the reverse side of this Notice to view these proxy materials and vote online or request printed copies of the materials. This Notice also serves as notice of the 2013 Annual Meeting of Stockholders of Wells Fargo & Company.

The purpose of the Annual Meeting is to:

1.	Elect as directors the 14 nominees named in the Company’s 2013 proxy statement.
2.	Vote on an advisory resolution to approve executive compensation.
3.	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan.
4.	Ratify the appointment of KMPG LLP as the Company’s independent registered public accounting firm for 2013.
5.	Vote on a stockholder proposal to adopt a policy requiring an independent chairman.
6.	Vote on a stockholder proposal to provide a report on the Company’s lobbying policies and practices.

7.      Vote on a stockholder proposal to review and report on internal controls over the Company’s mortgage servicing and foreclosure practices.

8.	Consider any other business properly brought before the meeting.

The Board of Directors recommends you vote:

•	FOR each of the nominees for director as named in the proxy statement (Item 1);
•	FOR Items 2, 3 and 4; and
•	AGAINST each of the stockholder proposals (Items 5, 6 and 7).

This communication presents only an overview of the more complete proxy materials that are available to you over the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2013 Proxy Statement (which includes the Notice of the 2013 Annual Meeting of Stockholders) and Annual Report to Stockholders for the year ended December 31, 2012 are available at:

www.ematerials.com/wfc

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 11, 2013 to facilitate timely delivery.

To request paper or e-mail copies of the proxy materials, please contact us via:

Internet – Visit www.ematerials.com/wfc and follow the instructions for requesting meeting materials.

Telephone – Call us at 1-866-697-9377 and follow the recorded instructions.

E-mail – Send us an email at ep@ematerials.com. Please write “WFC Materials Request” in the subject line and include the following in the e-mail:

(1)	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this Notice.

(2)	Your preference to receive printed materials by mail or to receive an e-mail with links to the electronic materials (please include the e-mail address if you choose e-mail delivery); and

(3)	If you would like this election to apply to delivery of materials for all future stockholders meetings, write the word “Permanent” and include the last 4 digits of your social security number or tax identification number.

Only stockholders who owned stock at the close of business on the record date, February 26, 2013, may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. You may choose to attend the Annual Meeting and vote in person at the meeting. For directions to attend the Annual Meeting and to vote in person, please call Investor Relations at 1-415-396-3668.

To vote now by internet, go to www.eproxy.com/wfc

Use the internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on April 22, 2013. Please have this Notice and the last four digits of your social security number or tax identification number available and follow the instructions.

PLEASE MAKE SURE YOU HAVE THIS NOTICE AVAILABLE WHEN YOU:

•	Request a paper copy of the proxy materials; or

•	Want to vote electronically.

WELLS FARGO & COMPANY THE GRAND AMERICA HOTEL 555 SOUTH MAIN STREET SALT LAKE CITY, UTAH 84111 2013 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 23, 2013 8:30 a.m., Mountain time

ACCESS PROXY MATERIALS BY INTERNET

You can access our proxy materials over the internet. Please have this proxy card available and go to the following internet address: www.ematerials.com/wfc to access the materials.

Please help the environment by signing up at the following internet address: www.ematerials.com/wfc to receive all your future annual meeting materials electronically.

VOTE BY INTERNET, TELEPHONE, OR MAIL

TO VOTE BY INTERNET: GO TO THE INTERNET ADDRESS: www.eproxy.com/wfc

•	Use the internet to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 22, 2013.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE: CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-800-560-1965

•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 22, 2013.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY MAIL: PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD. DO NOT SEPARATE IT.

WELLS FARGO & COMPANY

WELLS FARGO & COMPANY Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 23, 2013, at 8:30 a.m., Mountain time, in The Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Hope A. Hardison, Michael J. Loughlin and James M. Strother, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 26, 2013, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5, 6 and 7, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. The Board recommends a vote FOR Items 1, 2, 3 and 4, and a vote AGAINST Items 5, 6 and 7.

1.	Election of directors:	For	Against	Abstain

1(a)	John D. Baker II	☐	☐	☐

1(b)	Elaine L. Chao	☐	☐	☐

1(c)	John S. Chen	☐	☐	☐

1(d)	Lloyd H. Dean	☐	☐	☐

1(e)	Susan E. Engel	☐	☐	☐

		For	Against	Abstain

1(f)	Enrique Hernandez, Jr.	☐	☐	☐

1(g)	Donald M. James	☐	☐	☐

1(h)	Cynthia H. Milligan	☐	☐	☐

1(i)	Federico F. Peña	☐	☐	☐

1(j)	Howard V. Richardson	☐	☐	☐

		For	Against	Abstain

1(k)	Judith M. Runstad	☐	☐	☐

1(l)	Stephen W. Sanger	☐	☐	☐

1(m)	John G. Stumpf	☐	☐	☐

1(n)	Susan G. Swenson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory resolution to approve executive compensation.	☐	☐	☐	6.	Stockholder proposal to provide a report on the Company’s lobbying policies and practices.	☐	☐	☐

3.	Proposal to approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐	7.	Stockholder proposal to review and report on internal controls over the Company’s mortgage servicing and foreclosure practices.	☐	☐	☐

4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐	This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

5.	Stockholder proposal to adopt a policy requiring an independent chairman.	☐	☐	☐	If you plan on attending the Annual Meeting, please check the box:		☐

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY 2013 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 23, 2013 8:30 A.M., Mountain time

VOTE BY INTERNET, TELEPHONE, OR MAIL

If you vote by internet, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Hope A. Hardison, Michael J. Loughlin and James M. Strother, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting. Voting by internet or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials: The 2013 Notice and Proxy Statement and 2012 Annual Report are available at https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

M53536-P33132-Z59523

WELLS FARGO & COMPANY

420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual

Meeting of Stockholders on Tuesday, April 23, 2013 at 8:30 a.m., Mountain time, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 26, 2013 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs WFB, the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 26, 2013 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5, 6 and 7, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received before 11:59 p.m., Eastern time, on April 20, 2013, and by internet and telephone before 11:59 p.m., Eastern time, on April 21, 2013. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB which will then determine the ratio of votes received for and against each item. WFB will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to WFB which will then vote such shares as directed by the participants at the Annual Meeting.

TO VOTE BY INTERNET, TELEPHONE, OR MAIL-SEE REVERSE SIDE

WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on April 21, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on April 21, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it by April 20, 2013 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53535-P33132-Z59523 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain

1a)   John D. Baker II

1b)   Elaine L. Chao

1c)   John S. Chen

1d)   Lloyd H. Dean

1e)   Susan E. Engel

1f)    Enrique Hernandez, Jr.

1g)   Donald M. James

1h)   Cynthia H. Milligan

1i)    Federico F. Peña

1j)    Howard V. Richardson

1k)   Judith M. Runstad

1l)    Stephen W. Sanger

		0 0 0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0 0 0

							For	Against	Abstain
						1m) John G. Stumpf	0	0	0
						1n) Susan G. Swenson	0	0	0
					2.	Advisory resolution to approve executive compensation.	0	0	0
					3.	Proposal to approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan.	0	0	0
					4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.	0	0	0
					The Board of Directors recommends you vote AGAINST the following proposals:
					5.	Stockholder proposal to adopt a policy requiring an independent chairman.	0	0	0

					6.	Stockholder proposal to provide a report on the Company’s lobbying policies and practices.	0	0	0
					7.	Stockholder proposal to review and report on internal controls over the Company’s mortgage servicing and foreclosure practices.	0	0	0
					NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date